AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON OCTOBER 17, 2000

                                                       Registration No. 333-

                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549


                          FORM F-4* AND FORM S-4*

                           REGISTRATION STATEMENT
                                   UNDER
                         THE SECURITIES ACT OF 1933

                            --------------------

                      JONES LANG LASALLE FINANCE B.V.
           (Exact Name of Registrant as Specified in its Charter)

                               NOT APPLICABLE
              (Translation of Registrant's Name into English)


       THE NETHERLANDS                    6531                   NOT APPLICABLE
(State or Other Jurisdiction (Primary Standard Industrial      (I.R.S. Employer
    of Incorporation or       Classification Code Number)       Identification
       Organization)                                                Number)

                          200 EAST RANDOLPH DRIVE
                          CHICAGO, ILLINOIS 60601
                               (312) 782-5800
 (Address, Including Zip Code, and Telephone Number, Including Area Code,
              of Co-Registrants' Principal Executive Offices)

                            --------------------

                    SEE TABLE OF ADDITIONAL REGISTRANTS

                            --------------------

                            WILLIAM E. SULLIVAN
                          EXECUTIVE VICE PRESIDENT
                      JONES LANG LASALLE INCORPORATED
                          200 EAST RANDOLPH DRIVE
                          CHICAGO, ILLINOIS 60601
                               (312) 782-5800
         (Name, Address, Including Zip Code, and Telephone Number,
                Including Area Code, of Agent For Service)

                              WITH COPIES TO:
          ROBERT K. HAGAN                            RODD M. SCHREIBER, ESQ.
        FRITZ E. FREIDINGER              SKADDEN, ARPS, SLATE, MEAGHER & FLOM (ILLINOIS)
        HAGAN & ASSOCIATES                      333 WEST WACKER DRIVE, SUITE 2100
200 EAST RANDOLPH DRIVE, SUITE 4322                  CHICAGO, ILLINOIS 60606
      CHICAGO, ILLINOIS 60601                            (312) 407-0700
          (312) 228-2050


        APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this registration statement becomes effective.

        If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: |_|

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: |_|


                                      CALCULATION OF REGISTRATION FEE

---------------------------------------------------------------------------------------------------------
                                                   Proposed maximum  Proposed maximum
     TITLE OF EACH CLASS OF        Amount to be    offering price   aggregate offering     Amount of
   SECURITIES TO BE REGISTERED      registered        per unit           price          registration fee
---------------------------------------------------------------------------------------------------------
9% Senior Notes due 2007......... $141,372,000(1)     100%(2)      $141,372,000(2)(3)     $37,322(3)
Guarantees of the 9%
  Senior Notes due 2007..........  Not Applicable        --                --               None(4)
---------------------------------------------------------------------------------------------------------

(1) Calculated based on [EURO]165,000,000 principal amount of notes outstanding for which the notes registered hereby are to be offered in exchange, translated into U.S. dollars at the noon buying rate in New York City for cable transfers in euros as certified for customs purposes by the Federal Reserve Bank of New York on October 13, 2000, which was $0.8568 per euro.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(f) promulgated under the Securities Act.

(3) Exclusive of accrued interest, if any.

(4) Under Rule 457(n) promulgated under the Securities Act, no separate registration fee is required for the guarantees.

                             ----------------

* This registration statement comprises a filing on Form F-4 with respect to the securities of Jones Lang LaSalle Finance B.V. and Jones Lang LaSalle Limited and a filing on Form S-4 with respect to the securities of Jones Lang LaSalle Incorporated, Jones Lang LaSalle Americas, Inc., LaSalle Investment Management, Inc., Jones Lang LaSalle International, Inc., Jones Lang LaSalle Co-Investment, Inc. and LaSalle Hotel Advisors, Inc.

                             ----------------

The co-registrants hereby amend this registration statement on such date or dates as may be necessary to delay its effective date until the co-registrants shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.




                                       TABLE OF ADDITIONAL REGISTRANTS


                                                                             Primary standard
             Exact name of               State or other jurisdiction     industrial classification  I.R.S. Employer
 registrant as specified in its charter  of incorporation or formation         code number          Identification No.
--------------------------------------   -----------------------------         -----------          ------------------
Jones Lang LaSalle Incorporated                    Maryland                       6531                 36-4150422
Jones Lang LaSalle Americas, Inc.                  Maryland                       6531                 36-4160760
LaSalle Investment Management, Inc.                Maryland                       6531                 36-4160747
Jones Lang LaSalle International, Inc.             Delaware                       6531                 36-3722108
Jones Lang LaSalle Co-Investment, Inc.             Maryland                       6531                 36-4160750
LaSalle Hotel Advisors, Inc.                       Maryland                       6531                 36-4208322
Jones Lang LaSalle Limited                    England and Wales                   6531                Not Applicable

In the case of each of the registrants listed in the table above, the address and telephone number of the principal executive offices and the name, address and telephone number of the agent for service are the same as those of Jones Lang LaSalle Finance B.V.



------------------------------------------------------------------------------
The information in this prospectus is not complete and may be changed. We may not sell these securities or accept an offer to buy these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
------------------------------------------------------------------------------




               SUBJECT TO COMPLETION, DATED OCTOBER 17, 2000
PROSPECTUS

                                   [LOGO]

                      JONES LANG LASALLE FINANCE B.V.

                             Exchange Offer for

                             [EURO]165,000,000
                          9% Senior Notes due 2007

                    guaranteed on an unsecured basis by
                      JONES LANG LASALLE INCORPORATED
        and certain subsidiaries of Jones Lang LaSalle Incorporated
                              ----------------

We are offering to exchange an aggregate principal amount of up to [EURO]165,000,000 of Jones Lang LaSalle Finance B.V.'s new 9% senior notes due 2007 for a like amount of Jones Lang LaSalle Finance B.V.'s old 9% senior notes due 2007. The terms of the new notes will be identical in all material respects to the terms of the old notes, except that the new notes:

   o  will have been registered under the Securities Act;

   o will not bear restrictive legends restricting their transfer under the Securities Act;

   o will not be entitled to the registration rights that apply to the old notes; and

   o will not contain provisions relating to an increase in the interest rate borne by the old notes under circumstances related to the timing of the exchange offer.

The exchange offer expires at 5:00 p.m., London time, on [ . ], 2000, unless we extend it.

The new notes are not listed on the Nasdaq Stock Market or any national securities exchange. Application will be made to list the new notes on the Luxembourg Stock Exchange.

SEE "RISK FACTORS" BEGINNING ON PAGE 11 FOR A DISCUSSION OF RISK FACTORS THAT YOU SHOULD CONSIDER BEFORE EXCHANGING YOUR OLD NOTES.

                              ----------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                              ----------------

                The date of this prospectus is [ . ], 2000.




    THIS PROSPECTUS INCORPORATES IMPORTANT BUSINESS AND FINANCIAL
INFORMATION ABOUT US THAT IS NOT INCLUDED IN OR DELIVERED WITH THIS PROSPECTUS. THIS INFORMATION IS AVAILABLE WITHOUT CHARGE TO HOLDERS OF THE NOTES UPON WRITTEN OR ORAL REQUEST TO JONES LANG LASALLE INCORPORATED, 200 EAST RANDOLPH DRIVE, CHICAGO, ILLINOIS 60601, ATTENTION: INVESTOR
RELATIONS, TELEPHONE NUMBER (312) 782-5800. TO OBTAIN TIMELY DELIVERY, NOTE HOLDERS MUST REQUEST THE INFORMATION NO LATER THAN [ . ].

                                -----------

                                       TABLE OF CONTENTS

                                     PAGE                                           PAGE
                                     ----                                           ----

Summary.................................1     Corporate Structure--Issuer and
Risk Factors...........................11        Guarantors..........................54
Information Regarding                         Description of the Notes...............55
   Forward-Looking Statements..........20     Certain United States Federal Income
The Issuer.............................21        Tax Consequences....................95
Use of Proceeds........................22     Dutch Taxation.........................99
Capitalization.........................23     Plan of Distribution and Selling
The Exchange Offer.....................24        Restrictions.......................101
Selected Financial and Other Data......34     Legal Matters.........................102
Business...............................37     Experts...............................102
Description of Other Indebtedness......50     Where You Can Find More Information...103
                                              Information Incorporated by Reference.103




        In this prospectus, unless the context requires otherwise, (1) "issuer" refers to Jones Lang LaSalle Finance B.V., the issuer of the old notes and the new notes; (2) "Jones Lang LaSalle Incorporated" refers only to Jones Lang LaSalle Incorporated; (3) "subsidiary guarantors" refers to Jones Lang LaSalle Americas, Inc., a Maryland corporation, LaSalle Investment Management, Inc., a Maryland corporation, Jones Lang LaSalle International, Inc., a Delaware corporation, Jones Lang LaSalle Co-Investment, Inc., a Maryland corporation, LaSalle Hotel Advisors, Inc., a Maryland corporation, and Jones Lang LaSalle Limited, a company organized under the laws of England and Wales; (4) "guarantors" refers to Jones Lang LaSalle Incorporated and the subsidiary guarantors; and (5) "Jones Lang LaSalle," "we," "us," "our" and similar terms refer to Jones Lang LaSalle Incorporated, its consolidated subsidiaries, including the issuer and the subsidiary guarantors, and the businesses conducted by its predecessor companies.
                                -----------

        We report our financial statements in U.S. dollars and prepare our financial statements in accordance with generally accepted accounting principles in the United States. In this prospectus, except where otherwise indicated, references to "$," "dollars" or "U.S. dollars" are to the lawful currency of the United States, and all references to "euro" or "[EURO]" are to the common currency of certain participating member countries of the European Union. We have a fiscal year end of December 31.

                                -----------

        Our logo and certain titles and logos of our services are our trademarks. Each trademark, trade name or service mark of any other company appearing in this prospectus belongs to its holder. The terms Jones Lang LaSalle, LaSalle Investment Management and Jones Lang LaSalle Hotels are our service marks or trademarks that are registered or otherwise protected under the laws of various jurisdictions.




                            SELLING RESTRICTIONS

        There are restrictions on the offer and sale of securities in the United Kingdom. No action has been taken to permit the new notes to be offered to the public in the United Kingdom. This document may only be issued or passed on in or into the United Kingdom to any person to whom the document may lawfully be issued or passed on by reason of, or of any regulation made under, section 58 of the Financial Services Act 1986. It is the responsibility of all persons under whose control or into whose possession this document comes to inform themselves about and to ensure observance of all applicable provisions of the Public Offers of Securities Regulations 1995 (as amended) and the Financial Services Act 1986 in respect of anything done in relation to the new notes in, from or otherwise involving the United Kingdom. See "Plan of Distribution and Selling Restrictions."

        The offer of the old notes was made in reliance upon Section 6 of the Dutch Exemption Regulation under the Supervision of Securities Trade Act of 1995 (the "Euro Securities Exemption"). Accordingly, neither the issuer nor any holder of new notes may engage in a general advertising or sales campaign (algemene reclamecampagne of colportagecampagne), within the meaning of the Dutch Exemption Regulation under the Supervision of Securities Trade Act of 1995 (as amended), worldwide with respect to the new notes. See "Plan of Distribution and Selling Restrictions."

        THE DISTRIBUTION OF THIS PROSPECTUS AND THE OFFER AND SALE OF THE NEW NOTES MAY BE RESTRICTED BY LAW IN CERTAIN JURISDICTIONS. PERSONS WHO COME INTO POSSESSION OF THIS PROSPECTUS OR ANY OF THE NEW NOTES MUST INFORM THEMSELVES ABOUT AND OBSERVE ANY SUCH RESTRICTIONS. YOU MUST COMPLY WITH ALL APPLICABLE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION IN WHICH YOU PURCHASE, OFFER OR SELL THE NEW NOTES OR POSSESS OR DISTRIBUTE THIS PROSPECTUS AND, IN CONNECTION WITH ANY PURCHASE, OFFER OR SALE BY YOU OF THE NEW NOTES, MUST OBTAIN ANY CONSENT, APPROVAL OR PERMISSION REQUIRED UNDER THE LAWS AND REGULATIONS IN FORCE IN ANY JURISDICTION TO WHICH YOU ARE SUBJECT OR IN WHICH YOU MAKE SUCH PURCHASE, OFFER OR SALE.




                                  SUMMARY

        You should read the following summary together with the more detailed information appearing elsewhere in this prospectus.

THE EXCHANGE OFFER

        On July 26, 2000, the issuer issued [EURO]165,000,000 principal amount of 9% senior notes due 2007, the old notes to which the exchange offer applies, to a group of placement agents in reliance on exemptions from, or in transactions not subject to, the registration requirements of the U.S. Securities Act of 1933 and applicable state securities laws. As a condition to the placement agents' purchase of the old notes, the issuer, Jones Lang LaSalle Incorporated and the subsidiary guarantors agreed to commence the exchange offer following the initial offering of the old notes. The new notes being offered in the exchange offer and the old notes are sometimes referred to collectively in this prospectus as the "notes."


The Exchange Offer....................... We are offering new 9% senior notes due 2007, issued by the
                                          issuer and guaranteed by Jones
                                          Lang LaSalle Incorporated and the
                                          subsidiary guarantors, all of
                                          which new notes and guarantees
                                          have been registered under the
                                          Securities Act, in exchange for
                                          your old notes.

                                          To exchange your old notes, you
                                          must properly tender them, and we
                                          must accept them. We will
                                          exchange all old notes that you
                                          validly tender and do not validly
                                          withdraw.

Resale of New Notes...................... We believe that, if you are not a broker-dealer, you may offer for
                                          resale, resell or otherwise
                                          transfer the new notes without
                                          complying with the registration
                                          and prospectus delivery
                                          requirements of the Securities
                                          Act if you:

                                          o  acquire the new notes in the
                                             ordinary course of your
                                             business;

                                          o  are not engaged in, do not
                                             intend to engage in and have
                                             no arrangement or
                                             understanding with any person
                                             to participate in a
                                             distribution of the new notes;
                                             and

                                          o  are not an "affiliate" of the
                                             issuer, Jones Lang LaSalle
                                             Incorporated or any subsidiary
                                             guarantor (within the meaning
                                             of Rule 405 of the Securities
                                             Act).

                                          If any of these conditions is not
                                          satisfied and you transfer any
                                          new notes issued to you in the
                                          exchange offer without delivering
                                          a proper prospectus or without
                                          qualifying for a registration
                                          exemption, you may incur
                                          liability under the Securities
                                          Act. Moreover, our belief that
                                          transfers of new notes would be
                                          permitted without registration or
                                          prospectus delivery under the
                                          conditions described above is
                                          based on SEC interpretations
                                          given to other, unrelated issuers
                                          in similar exchange offers. We
                                          cannot assure you that the SEC
                                          would make a similar
                                          interpretation with respect to
                                          our exchange offer. We will not
                                          be responsible for or indemnify
                                          you against any liability you may
                                          incur under the Securities Act.

                                          Any broker-dealer that acquires
                                          new notes for its own account in
                                          exchange for old notes which it
                                          acquired through market-making or
                                          other trading activities must
                                          acknowledge that it will deliver
                                          a proper prospectus when it
                                          transfers any new notes. During
                                          the period ending 180 days after
                                          the expiration date of the
                                          exchange offer (subject to
                                          extension in limited
                                          circumstances), a broker-dealer
                                          may use this prospectus for an
                                          offer to sell or a sale or other
                                          transfer of the new notes.

Expiration Date.......................... The exchange offer will expire at
                                          5:00 p.m., London time, on
                                          [ . ], 2000, unless we extend it.

Withdrawal............................... You may withdraw your tender of old notes under the exchange offer at
                                          any time before the exchange offer
                                          expires.

Procedures for Tendering Old Notes....... Each holder of old notes that wishes to accept the exchange offer must
                                          either

                                          o  complete, sign and date the
                                             accompanying letter of
                                             transmittal or a facsimile
                                             copy of the letter of
                                             transmittal, have the
                                             signatures on the letter of
                                             transmittal guaranteed if
                                             required and deliver the
                                             letter of transmittal,
                                             together with the old notes
                                             and any other required
                                             documents, to the exchange
                                             agent; or

                                          o  arrange for DTC, Euroclear or
                                             Clearstream, as applicable, to
                                             transmit the required
                                             information to the exchange
                                             agent in connection with a
                                             book-entry transfer.

                                          Do not send letters of
                                          transmittal or certificates
                                          representing old notes to the
                                          issuer, Jones Lang LaSalle
                                          Incorporated, any of the
                                          subsidiary guarantors, DTC,
                                          Euroclear or Clearstream. Send
                                          these documents only to the
                                          exchange agent at the appropriate
                                          address given in this prospectus
                                          and in the letter of transmittal.

Special Procedures for Tenders
by Beneficial Owners of Old Notes........ If

                                          o  you beneficially own old notes;

                                          o  those notes are registered in
                                             the name of a broker, dealer,
                                             commercial bank, trust company
                                             or other nominee; and

                                          o  you wish to tender your old
                                             notes in the exchange offer,

                                          please contact the registered
                                          holder as soon as possible and
                                          instruct it to tender on your
                                          behalf and comply with the
                                          instructions set forth in this
                                          prospectus and the letter of
                                          transmittal.

Guaranteed Delivery Procedures........... If you hold old notes in certificated form or if you own
                                          old notes in the form of a
                                          book-entry interest in a global
                                          note deposited with the trustee,
                                          as custodian for DTC, and you
                                          wish to tender those old notes
                                          but

                                          o  your old notes are not
                                             immediately available;

                                          o  time will not permit you to
                                             deliver the required documents
                                             to the exchange agent by the
                                             expiration date; or

                                          o  you cannot complete the
                                             procedure for book-entry
                                             transfer on time,

                                          you may tender your old notes
                                          pursuant to the procedures
                                          described in "The Exchange
                                          Offer-Procedures for Tendering
                                          Old Notes--Guaranteed Delivery
                                          Procedures."

Consequences of
Not Exchanging Old Notes................. If you were not to tender your old notes or we were to reject
                                          your tender, your old notes would
                                          remain outstanding and would be
                                          entitled to the benefits of the
                                          indenture. You would not be
                                          entitled to any further
                                          registration rights under the
                                          registration rights agreement,
                                          except under limited
                                          circumstances. Existing transfer
                                          restrictions would continue to
                                          apply to the old notes.

                                          You do not have any appraisal or
                                          dissenters' rights in connection
                                          with the exchange offer.

United States
Federal Income Tax Consequences.......... Your exchange of old notes for new notes is not a taxable
                                          exchange for U.S. federal income
                                          tax purposes. You will not
                                          recognize any taxable gain or
                                          loss or any interest income,
                                          under U.S. federal income tax
                                          law, as a result of the exchange.

Dutch Income Tax Consequences............ A holder of old notes will not be subject to any Dutch taxes on
                                          income or capital gains in
                                          respect of any payment under the
                                          old notes or in respect of any
                                          gain realized on the disposal of
                                          the old notes, including any gain
                                          realized on the disposal of old
                                          notes for new notes pursuant to
                                          the exchange offer, provided
                                          that:

                                          o  such holder is neither
                                             resident nor deemed to be
                                             resident in the Netherlands;

                                          o  such holder does not have an
                                             enterprise or an interest in
                                             an enterprise that is, in
                                             whole or in part, carried on
                                             through a permanent
                                             establishment or a permanent
                                             representative in the
                                             Netherlands and to which
                                             enterprise or part of an
                                             enterprise, as the case may
                                             be, the notes are
                                             attributable; and

                                          o  such holder does not have a
                                             substantial interest or a
                                             deemed substantial interest in
                                             the issuer or, if such holder
                                             does have such an interest, it
                                             forms part of the assets of an
                                             enterprise.

Conditions............................... The exchange offer is not subject to any conditions other than that
                                          it not violate applicable law or
                                          any applicable interpretation of
                                          the staff of the SEC.

Use of Proceeds.......................... We will not receive any proceeds from the exchange offer.

Acceptance of Old Notes
and Delivery of New Notes................ We will accept for exchange any and all old notes properly
                                          tendered prior to the expiration
                                          of the exchange offer. We will
                                          complete the exchange offer and
                                          issue the new notes as soon as
                                          practicable after the expiration
                                          date.

Exchange Agent........................... The Bank of New York is serving as exchange agent for the
                                          exchange offer. The addresses and
                                          telephone numbers of the exchange
                                          agent are provided in this
                                          prospectus under "The Exchange
                                          Offer-Exchange Agent" and in the
                                          letter of transmittal.


THE NEW NOTES

        The form and terms of the new notes will be identical in all material respects to the form and terms of the old notes, except that the new notes:

    o  will have been registered under the Securities Act;

    o will not bear restrictive legends restricting their transfer under the Securities Act;

    o will not be entitled to the registration rights that apply to the old notes; and

    o will not contain provisions relating to an increase in the interest rate borne by the old notes under circumstances related to the timing of the exchange offer.

The new notes represent the same debt as the old notes and are governed by the same indenture, which is governed by New York law.


Securities Offered....................... [EURO]165.0 million aggregate principal amount of 9% senior
                                          notes due 2007.

Issuer................................... Jones Lang LaSalle Finance B.V.,
                                          an indirect wholly owned
                                          subsidiary of Jones Lang LaSalle
                                          Incorporated.

Maturity................................. June 15, 2007.

Interest Payment Dates................... Interest will be payable in cash on June 15 and December 15 of
                                          each year.

Parent Guarantee......................... The new notes will be unconditionally guaranteed by
                                          Jones Lang LaSalle Incorporated.

Subsidiary Guarantees.................... The new notes also will be unconditionally guaranteed by the
                                          following subsidiaries of Jones
                                          Lang LaSalle Incorporated: Jones
                                          Lang LaSalle Americas, Inc., a
                                          Maryland corporation, LaSalle
                                          Investment Management, Inc., a
                                          Maryland corporation, Jones Lang
                                          LaSalle International, Inc., a
                                          Delaware corporation, Jones Lang
                                          LaSalle Co-Investment, Inc., a
                                          Maryland corporation, LaSalle
                                          Hotel Advisors, Inc., a Maryland
                                          corporation, and Jones Lang
                                          LaSalle Limited, a company
                                          organized under the laws of
                                          England and Wales.

Optional Redemption...................... The issuer may redeem any or all of the new notes beginning June
                                          15, 2004 at the redemption prices
                                          set forth herein. In addition, at
                                          any time before June 15, 2003,
                                          the issuer may redeem up to 35%
                                          of the aggregate principal amount
                                          of the new notes with the
                                          proceeds of certain sales of
                                          capital stock of Jones Lang
                                          LaSalle Incorporated at 109% of
                                          their principal amount on the
                                          redemption date plus accrued
                                          interest. The issuer may make
                                          such redemption only if after
                                          such redemption at least 65% of
                                          the aggregate principal amount of
                                          the notes originally issued
                                          remains outstanding. The new
                                          notes are also redeemable at any
                                          time by the issuer at their
                                          principal amount plus the
                                          applicable premium and accrued
                                          interest. See "Description of the
                                          Notes-Optional Redemption."

Change of Control........................ Upon a change of control (as defined under "Description of the
                                          Notes"), the issuer will be
                                          required to make an offer to
                                          purchase the new notes. The
                                          purchase price will equal 101% of
                                          the principal amount on their
                                          date of purchase plus accrued
                                          interest. The issuer and the
                                          guarantors may not have
                                          sufficient funds available at the
                                          time of any change of control to
                                          make any required debt payment
                                          (including repurchases of the new
                                          notes).


Ranking.................................. The new notes will rank equally with all other senior
                                          indebtedness of the issuer,
                                          including the multicurrency
                                          credit facility and any old notes
                                          that remain outstanding. See
                                          "Description of Other
                                          Indebtedness-Multicurrency Credit
                                          Facility." The indebtedness
                                          evidenced by each new note
                                          guarantee will rank equally with
                                          all other senior indebtedness of
                                          the applicable guarantor. Each
                                          guarantor has also guaranteed the
                                          outstanding indebtedness of the
                                          issuer under the multicurrency
                                          credit facility. The new notes
                                          and each new note guarantee will
                                          be effectively junior to any
                                          indebtedness or other liabilities
                                          of subsidiaries of the issuer and
                                          the applicable guarantor,
                                          respectively, that do not
                                          guarantee the new notes. In
                                          addition, the new notes will be
                                          effectively junior to our secured
                                          indebtedness. At June 30, 2000,
                                          after giving effect to the
                                          issuance of the old notes,
                                          application of the net proceeds
                                          therefrom to repay indebtedness
                                          under the term portion of the
                                          multicurrency credit facility,
                                          the issuer's assumption of the
                                          outstanding indebtedness under
                                          the multicurrency credit facility
                                          and the repayment of the
                                          remaining indebtedness under the
                                          term portion of the multicurrency
                                          credit facility with the proceeds
                                          from borrowings under the
                                          revolving portion of the
                                          multicurrency credit facility,
                                          (i) the issuer would have had
                                          $333.4 million of outstanding
                                          indebtedness, (ii) Jones Lang
                                          LaSalle Incorporated and the
                                          subsidiary guarantors would have
                                          had $4.1 million of outstanding
                                          indebtedness (excluding the
                                          guarantees of indebtedness under
                                          the multicurrency credit facility
                                          and the old notes) and (iii) the
                                          non-guarantor subsidiaries would
                                          have had $11.5 million of
                                          outstanding indebtedness and
                                          $119.2 million of other
                                          liabilities. Other than
                                          capitalized lease obligations of
                                          $3.4 million, we had no secured
                                          indebtedness at June 30, 2000
                                          after giving pro forma effect to
                                          the transactions described above.
                                          Although the indenture and the
                                          multicurrency credit facility
                                          limit the amount of additional
                                          indebtedness which Jones Lang
                                          LaSalle Incorporated and its
                                          subsidiaries can incur, under
                                          certain circumstances the amount
                                          of such additional indebtedness
                                          could be substantial. The
                                          indenture and the multicurrency
                                          credit facility allow additional
                                          indebtedness to be incurred by
                                          non-guarantor subsidiaries. See
                                          "Description of the
                                          Notes-Covenants-Limitation on
                                          Indebtedness."

Certain Covenants........................ The terms of the new notes restrict the ability of Jones
                                          Lang LaSalle Incorporated and its
                                          restricted subsidiaries,
                                          including the issuer, to:

                                          o  incur additional indebtedness;

                                          o  engage in sale-leaseback
                                             transactions;

                                          o  grant liens on their assets;

                                          o  pay dividends or make
                                             distributions in respect of
                                             capital stock;

                                          o  redeem capital stock;

                                          o  make investments or certain
                                             other restricted payments;

                                          o  sell assets;

                                          o  issue or sell stock of
                                             restricted subsidiaries;

                                          o  enter into transactions with
                                             affiliates; and

                                          o  effect a consolidation or
                                             merger.

                                          See "Description of the
                                          Notes-Covenants."

Additional Amounts....................... All payments on the new notes will be made without withholding
                                          or deduction for taxes of the
                                          Netherlands (and certain other
                                          jurisdictions) unless required by
                                          law. If required by law, we will
                                          pay, subject to specified
                                          exceptions, the additional
                                          amounts necessary so that the net
                                          amount received by holders will
                                          not be less than the amount that
                                          they would have received in the
                                          absence of any withholding or
                                          deduction. See "Description of
                                          the Notes-Payment of Additional
                                          Amounts."

Tax Redemption........................... In the event that the issuer is obligated to pay any additional
                                          amounts as a result of specified
                                          changes affecting withholding tax
                                          laws and cannot reasonably
                                          arrange (without other material
                                          adverse consequences to Jones
                                          Lang LaSalle Incorporated or the
                                          issuer) for another obligor to
                                          make such payment to avoid paying
                                          those additional amounts, then
                                          the issuer may redeem all the
                                          notes at 100% of their principal
                                          amount plus accrued interest. See
                                          "Description of the
                                          Notes-Optional Redemption."

Listing.................................. Application will be made to list the new notes on the Luxembourg
                                          Stock Exchange.

Trustee, Paying and Transfer Agent and
Registrar................................ The Bank of New York.

Luxembourg Paying and Transfer Agent..... Kredietbank S.A. Luxembourgeoise,
                                          for so long as the new notes are
                                          listed on the Luxembourg Stock
                                          Exchange.

JONES LANG LASALLE

        We are a leading global real estate services and investment management firm. We provide a wide variety of commercial real estate transactional, advisory and investment management services on a local, national and international basis across approximately 100 markets on five continents.

        We manage approximately 700 million square feet of property, provide investment management services for approximately $22 billion of assets and have approximately 7,000 employees. We serve a wide variety of clients, including owners and tenants of office, industrial, retail and hotel properties, as well as real estate investors. We have grown by expanding both our client base and our range of services and products in anticipation of client needs, as well as through a series of strategic acquisitions, including the acquisition of Compass Management and Leasing, Inc. and related companies in October 1998, and a merger with the Jones Lang Wootton companies, or JLW, in March 1999. By offering a broad range of real estate products and services, and through our extensive knowledge of domestic and international real estate markets, we are able to serve as a single source provider of solutions for our clients' real estate needs.

RELATIONSHIP BETWEEN JONES LANG LASALLE INCORPORATED AND THE ISSUER

        Jones Lang LaSalle Incorporated formed the issuer as an indirect wholly owned subsidiary under Netherlands law as a private company with limited liability on July 7, 2000. The primary purpose of the issuer is to finance the business operations of Jones Lang LaSalle. The issuer has its corporate seat in Amsterdam and is registered with the Trade Register at the Amsterdam Chamber of Commerce and Industry under No. 34137364.

RISK FACTORS

        You should read the section entitled "Risk Factors," beginning on page 11, which discusses risks that you should consider before deciding whether to participate in the exchange offer.

                                -----------

        Our principal executive offices are located at 200 East Randolph Drive, Chicago, Illinois 60601, and our telephone number is (312) 782-5800. The registered office of the issuer is located at Strawinskylaan 3103, 1077 ZX Amsterdam, the Netherlands.


                      SUMMARY FINANCIAL AND OTHER DATA

        The financial data set forth below should be read in conjunction with, and are qualified by reference to, "Selected Financial and Other Data," included elsewhere in this prospectus, and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto contained in Jones Lang LaSalle Incorporated's Annual Report on Form 10-K for the fiscal year ended December 31, 1999; the financial statements and notes thereto contained in Jones Lang LaSalle Incorporated's Current Report on Form 8-K, dated August 11, 2000; and the financial statements and notes thereto contained in Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000, each of which is incorporated herein by reference. See "Information Incorporated by Reference" and "Where You Can Find More Information."

        Pro forma results for 1999 give effect to the operations of JLW for the two months ended February 28, 1999, the period of 1999 prior to the JLW merger, amortization of the goodwill resulting from the JLW merger as if it occurred on January 1, 1999 and a benefit for income taxes as if the JLW merger had taken effect on January 1, 1999, using an estimated effective tax rate of 40%. Pro forma results for 1998 give effect to the operations of Compass Management and Leasing, Inc. and related companies and JLW for the twelve months ended December 31, 1998 as if the Compass acquisition and the JLW merger occurred on January 1, 1998, amortization of intangible assets and goodwill resulting from the transactions, incremental interest expense resulting from borrowings used to fund the Compass acquisition and a benefit for income taxes as if the Compass acquisition and the JLW merger had taken effect on January 1, 1998, using an estimated effective tax rate of 38%.



                                                   YEAR ENDED DECEMBER 31,                       SIX MONTHS ENDED JUNE 30,
                                            -----------------------------------------            -------------------------
                                              1999            1999            1998                 2000              1999
                                             ACTUAL        PRO FORMA        PRO FORMA             ACTUAL            ACTUAL
                                             ------        ---------        ---------             ------            ------
                                                          (UNAUDITED)      (UNAUDITED)                 (UNAUDITED)

STATEMENT OF OPERATIONS DATA:                        (IN THOUSANDS, EXCEPT SHARE DATA)
Total revenue....................       $   755,439       $   813,899       $    848,325       $  412,663       $  280,565
Operating income (loss)..........           (71,303)          (88,087)           (76,121)         (23,759)        (104,795)
Adjusted operating income (loss)(1)                            72,441             87,383           13,432          (15,165)
Interest expense.................            18,211            18,118             14,736           13,339            7,345
Net earnings (loss)..............           (94,842)         (108,253)          (108,365)         (36,465)         (93,119)
Adjusted net earnings (loss)(2)..                              32,271             44,262               58
Basic earnings (loss) per
  common share...................             (4.20)                                                (1.49)           (4.52)
Diluted earnings (loss) per
  common share...................             (4.20)                                                (1.49)           (4.52)
OTHER DATA:
Adjusted EBITDA(3)...............       $   116,774       $   112,164       $    123,800       $   34,923       $    1,896
Adjusted EBITDA/interest expense.             6.41x             6.19x              8.40x
Adjusted EBITDA/adjusted interest
  expense(4).....................                               4.87x
Ratio of earnings to fixed
  charges(5).....................                 -             1.39x              2.75x                -
Cash flows provided by
  (used in):
  Operating activities...........       $   (32,766)$          29,114 $           83,658       $  (29,836)      $  (54,082)
  Investing activities...........           (67,143)         (108,463)          (318,467)          (6,523)         (49,200)
  Financing activities...........           106,717           110,051            209,011            26,218          125,005
Investments under management(6)..       $21,500,000       $21,500,000       $ 20,300,000       $22,300,000      $20,700,000
Square feet under
  management-corporate property
  services(7)....................           250,000           250,000            220,000          225,000          230,000
Total square feet under
  management(8)..................           700,000           700,000            650,000          700,000          700,000

     -----------
     (footnotes on following page)


                                                                JUNE 30, 2000
                                                                -------------
                                                                (IN THOUSANDS)
BALANCE SHEET DATA:
Cash and cash equivalents.....................................$    13,167
Total assets..................................................    875,621
Total debt....................................................    345,095
Total liabilities.............................................    558,486
Stockholders' equity..........................................    316,545
-----------

(1) Adjusted operating income (loss) represents operating income (loss) excluding (i) pre-tax non-recurring transition and integration costs associated with the JLW merger and the acquisition of Compass and (ii) pre-tax compensation expense associated with the issuance of shares of Jones Lang LaSalle Incorporated's common stock to former employees of JLW in connection with the JLW merger. Adjusted operating income (loss) is not determined in accordance with GAAP and may not be comparable to other companies' reported operating income (loss).

(2) Adjusted net earnings (loss) represents net earnings (loss) excluding
    (i) after-tax non-recurring transition and integration costs associated with the JLW merger and the acquisition of Compass and (ii) after-tax compensation expense associated with the issuance of shares of Jones Lang LaSalle Incorporated's common stock to former employees of JLW in connection with the JLW merger. Adjusted net earnings (loss) is not determined in accordance with GAAP and may not be comparable to other companies' reported net earnings (loss).

(3) Adjusted EBITDA represents earnings (loss) before interest expense, income taxes, depreciation and amortization, non-recurring transition and integration costs associated with the JLW merger and the acquisition of Compass and compensation expense associated with the issuance of shares of Jones Lang LaSalle Incorporated's common stock to former employees of JLW in connection with the JLW merger. We believe that Adjusted EBITDA is useful to investors as a measure of operating performance, cash generation and ability to service debt. However, Adjusted EBITDA should not be considered as an alternative either to
    (i) net earnings determined in accordance with GAAP, (ii) operating cash flow determined in accordance with GAAP or (iii) liquidity and may not be comparable to EBITDA of other companies.

(4) Adjusted interest expense represents interest expense excluding the interest on that part of the term portion of the multicurrency credit facility repaid with the net proceeds of the old notes and including interest on the notes at a rate of 9% per annum and gives effect to the repayment of the remaining indebtedness under the term portion of the multicurrency credit facility with the proceeds from borrowings under the revolving portion of the multicurrency credit facility using an assumed rate of 8.2% per annum, the effective rate at June 30, 2000. See "Description of Other Indebtedness-Multicurrency Credit Facility." Adjusted interest expense does not give effect to amortization of the costs of the exchange offer and the offering of the old notes.

(5) For purposes of computing the ratio of earnings to fixed charges, earnings represents (a) for 1999 (actual) and the six months ended June
    30, 2000 (actual), net earnings (loss) before income taxes plus fixed charges, less capitalized interest and (b) for 1999 (pro forma) and 1998 (pro forma), adjusted net earnings (loss) before income taxes plus fixed charges, less capitalized interest. Fixed charges consist of interest expense, including amortization of debt discount and financing costs, capitalized interest and one-third of rental expense which we believe is representative of the interest component of rental expense. Earnings were insufficient to cover fixed charges by $89.5 million for the year ended December 31, 1999 (actual) and $37.1 million for the six months ended June 30, 2000 (actual).

(6) Investments under management represent the aggregate fair market value or cost basis of assets managed by our Investment Management segment as of the end of the periods reflected.

(7) Represents the square footage of properties for which we provided corporate property services as of the end of the periods reflected.

(8) Represents the total square footage of properties for which we provided property management and leasing or corporate property services as of the end of the periods reflected.




                                RISK FACTORS

        You should carefully consider the risks described below, as well as the other information contained or incorporated by reference in this prospectus, before deciding whether to participate in the exchange offer.

RISKS RELATED TO OUR BUSINESS

        OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION ARE SUBJECT TO RISKS ARISING FROM THE INTERNATIONAL SCOPE OF OUR OPERATIONS

        While we are based in Chicago, Illinois, we conduct a significant portion of our business outside of the United States. The international scope of our operations may lead to volatile financial results and difficulties in managing our businesses. After giving pro forma effect to the JLW merger and the Compass acquisition, we would have generated 43.3% of our revenue in the United States, 40.0% in Europe and 16.7% in Asia Pacific for the year ended December 31, 1999 and 46.3% in the United States, 37.3% in Europe and 16.4% in Asia Pacific for the year ended December 31, 1998. We have operations in 32 countries, and employ approximately 2,500 employees in the United States and approximately 4,700 employees in other countries (excluding, in both cases, on-site personnel responsible for the maintenance of properties on behalf of clients). Factors that could negatively affect our business and operating results include, but are not limited to, the following:

        o difficulties and costs of staffing and managing international operations;

        o currency restrictions and exchange rate fluctuations;

        o unexpected changes in regulatory requirements;

        o potentially adverse tax and tariff consequences;

        o the burden of complying with multiple and potentially conflicting laws;

        o the impact of business cycles and economic instability in any particular region;

        o the geographic, time zone, language and cultural differences between personnel in different areas of the world;

        o greater difficulty in collecting accounts receivable in certain geographic regions;

        o political instability in any particular region; and

        o foreign ownership restrictions with respect to operations in certain countries.

        We have committed additional resources to expand our worldwide sales and marketing activities, to globalize our service offerings and products in selected markets and to develop local sales and support channels. If we are unable to successfully implement these plans, to maintain adequate long-term strategies which successfully manage the risks associated with our global business or to adequately manage operational fluctuations, our business, financial condition or results of operations could be materially and adversely affected.

        ECONOMIC CONDITIONS AND THE REAL ESTATE ECONOMIC CLIMATE POSE RISKS FOR OUR BUSINESS

        Our business is negatively impacted by periods of economic slowdown or recession in a given region, rising interest rates or declining demand for real estate. These economic conditions could have a number of effects which could have a material adverse impact on certain segments of our business, including the following:

        o a decline in acquisition, disposition and leasing activity;

        o a decline in the supply of capital invested in commercial real estate;

        o a decline in the value of real estate and in rental rates which would cause us to realize lower revenue from

          -- investment management fees, which are typically based upon the value of the managed investments;

          -- property management fees, which in certain cases are calculated as a percentage of the revenue of the property under management; and

           -- commissions or fees derived from property valuation, sales and leasing, which are typically based on the value, sale price or lease revenue commitment, respectively.

        The real estate market tends to be cyclical and related to the condition of the economy as a whole or, at least, to the perceptions of investors and users as to the economic outlook. For example, if property owners believe that an economic downturn is likely to occur in the near future, some may sell their properties in anticipation. An increase in the rate of turnover of properties under our management could, if the new property owners were not to retain us, result in a loss of clients or assignments and could lead to a decrease in the profitability of the clients or assignments we retain.

        We operate in markets throughout the world. An economic downturn in one or more of those markets could have a material adverse effect on our business, financial condition or results of operations.

        During 1998 and 1997, for example, Southeast and East Asia were impacted by financial turmoil which was initially reflected in rapidly falling exchange rates relative to the U.S. dollar. This led to falling stock market indices and asset values and reduced economic growth prospects. Additionally, some property markets were affected by speculative developments resulting in an oversupply of completed or partially completed space. Property prices fell along with prices of other investments and asset values. Although we believe there is evidence of recovery in economic conditions in many Asian markets, the pace of recovery has been generally slow and uneven between various countries. There can be no assurance that conditions in Asia will improve or that economic conditions in other markets will not deteriorate. Any worsening of conditions in Asia or in other markets in which we operate could have a material adverse effect on our business, financial condition or results of operations.

        WE ARE EXPOSED TO CURRENCY EXCHANGE RATE FLUCTUATIONS

        Our reporting currency is the U.S. dollar. Our business outside the United States is transacted in various other currencies. The financial statements of subsidiaries outside the United States, except those located in highly inflationary economies, are generally measured using the local currency as the functional currency. As a result, fluctuations in the U.S. dollar relative to currencies in which earnings are generated could materially adversely affect our business, financial condition or results of operations as reported in U.S. dollars. Fluctuations in currencies relative to the U.S. dollar may make it more difficult to perform period-to-period comparisons of our reported results of operations. We also cannot predict the effect of exchange rate fluctuations upon future operating results. For the year ended December 31, 1999, on an adjusted pro forma basis, 36% of our net income was attributable to operations with U.S. dollars as their functional currency and 64% was attributable to operations having other functional currencies. For the six months ended June 30, 2000 (excluding the effect of stock compensation expense recognized with respect to shares issued to former employees of JLW in connection with the JLW merger), we reported net income of $0.1 million, reflecting $12.5 million of net income attributable to operations having functional currencies other than the U.S. dollar and $12.4 million of net losses attributable to operations having the U.S. dollar as the functional currency. While revenues and expenses are generally incurred in the currency of the location where the operations generating the revenues and expenses have occurred, thereby limiting exchange rate fluctuations to some extent, we are still subject to exchange rate risk and may in the future become more so as a result of any changes in our practices.

        On a limited basis, we enter into forward foreign currency exchange contracts to manage currency risks and reduce exposure resulting from fluctuations in the designated foreign currency associated with existing commitments, assets or liabilities. Economic risks associated with these hedging instruments include: (1) unexpected fluctuations in interest rates impacting our future buying power for purchasing foreign currencies; and
(2) unexpected changes in the timing and collection of funds related to the hedging instruments, both of which can cause hedging instruments to be ineffective. An ineffective hedging instrument may expose us to currency losses, which could have an adverse effect on our business, financial condition or results of operations. There can be no assurance that such hedging will be effective. Moreover, because we typically retain non-U.S. dollar funds to cover costs payable in currencies other than the U.S. dollar, we do not undertake to hedge all of our non-U.S. dollar currency exposure leaving our operating results exposed to some currency translation risk.

        WE DEPEND ON PROPERTY PERFORMANCE FOR REVENUE GENERATION

        Our revenue from property management services is generally based upon percentages of the revenue generated by the properties that we manage, and our leasing commissions typically are based on the value of the lease revenue commitments. Property performance typically depends upon:

        o our ability to attract and retain creditworthy tenants;

        o operating expenses which in some cases we cannot control;

        o financial and economic conditions generally and in the specific areas where properties are located; and

        o the real estate market generally.

        Our revenue would be adversely affected by decreases in the performance of the properties we manage.

        THE CONCENTRATION OF OUR INCOME IN THE FOURTH QUARTER MAY CAUSE A LOSS IN OTHER QUARTERS

        Our operating income and earnings have historically been substantially lower during the first three calendar quarters than in the fourth quarter. The reasons for the concentration of income and earnings in the fourth quarter include a general, industry-wide focus on completing transactions by calendar year end, as well as the constant nature of our non-variable expenses throughout the year versus the seasonality of our revenues. This has historically resulted in a small loss in the first quarter, a small profit or loss in the second and third quarters and a larger profit in the fourth quarter, excluding the recognition of investment generated performance fees. As a result, quarter-to-quarter comparisons may be difficult to interpret.

        REAL ESTATE SERVICES MARKETS ARE HIGHLY COMPETITIVE

        We compete across a variety of business disciplines within the commercial real estate industry, including investment management, tenant representation, corporate property services, construction and development management, property management, agency leasing, valuation and capital markets. In general, with respect to each of our business disciplines, we cannot assure that we will be able to continue to compete effectively, will be able to maintain current fee arrangements or margin levels or will not encounter increased competition. Each of the business disciplines in which we compete is highly competitive on an international, regional or local level. Depending on the industry segment, we face competition from other real estate service providers, institutional lenders, insurance companies, investment banking firms, investment managers and accounting firms. Many of our competitors are local or regional firms, which are substantially smaller than us. However, they may be substantially larger on a local or regional basis. We are also subject to competition from other large global firms.

        The advent of the Internet has introduced new ways of providing real estate services, as well as new competitors to the industry. We cannot currently predict who these competitors will be nor can we predict what our response to them will be. This response could require significant capital resources, changes in our organization or technological changes. If we are not successful in developing a strategy to address the risks and to capture the related opportunities presented by technological changes and the emergence of e-business, our business, financial condition or results of operations could be materially adversely affected.

        WE MAY LOSE SERVICE AGREEMENTS OR CLIENT RELATIONSHIPS

        As a result of our strong, long-term client relationships, many of our clients use our services consistently for new assignments and many also use a variety of different services. If we fail to maintain existing relationships or fail to develop and maintain new client relationships, we could experience a material adverse effect on our business, financial condition or results of operations. We are substantially dependent on long-term client relationships and on revenue received for services under various service agreements. Many of these agreements are cancellable by the client for any reason on as little as 30 to 60 days' notice. These contracts may be cancelled prior to their expiration or not renewed when their respective terms expire.

        We provide related services such as property management and leasing services to our investment management clients and earn substantial fees for providing these services. If our investment management clients terminate or do not renew our services or if a property which is part of an investment management portfolio is sold, other related services provided to the investment management clients may also be terminated or not renewed. The loss of a substantial number of service agreements or client relationships could have a material adverse effect on our business, financial condition or results of operations.

        WE MAY INCUR LIABILITIES RELATED TO OUR SUBSIDIARIES BEING GENERAL PARTNERS OF NUMEROUS GENERAL AND LIMITED PARTNERSHIPS

        We have subsidiaries which are general partners in numerous general and limited partnerships which invest in or manage real estate assets. Any subsidiary which is a general partner is potentially liable to its partners and for obligations of its partnership. If our exposure as a general partner is not limited, or if our exposure as a general partner is expanded in the future, any resulting losses may have a material adverse effect on our business, financial condition or results of operations. We own our general partnership interests through special purpose subsidiaries. We believe this structure will limit our exposure to the total amount we have invested in and the amount of notes from, or advances and commitments to, such special purpose subsidiaries. However, this limited exposure may be expanded in the future based upon, among other things, changes in our operating practices, changes in applicable laws or the application of additional laws to our business.

        OUR CO-INVESTMENT ACTIVITIES AND RELIANCE ON INCENTIVE
        PARTICIPATION FEES SUBJECT US TO REAL ESTATE INVESTMENT RISKS WHICH COULD CAUSE FLUCTUATIONS IN OUR EARNINGS AND CASH FLOW

        An important part of the strategy for our investment management business involves investing our capital in real estate investments with our clients. Our participation in real estate transactions through co-investment activity could increase fluctuations in our earnings and cash flow. Other risks associated with such activities include:

        o loss of our investments;

        o difficulties associated with international co-investment described in "-Our business, operating results and financial condition are subject to risks arising from the international scope of our operations" and "-We are exposed to currency exchange rate fluctuations"; and

        o our potential lack of control over the disposition of any co-investments and the timing of the recognition of gains, losses or potential incentive participation fees.

        WE MAY INCUR ENVIRONMENTAL LIABILITY IN OUR ROLE AS ON-SITE PROPERTY MANAGER

        Various national, state and local laws and regulations impose liability on current or previous real property owners or operators for the cost of investigating, cleaning up or removing contamination caused by hazardous or toxic substances at the property. We may be held liable as an operator for such costs in our role as an on-site property manager. In addition, we could be held liable for liability incurred at the properties managed by JLW prior to the merger. The liability may be imposed even if the original actions were legal and we did not know of, or were not responsible for, the presence of such hazardous or toxic substances. We may also be solely responsible for the entire payment of the liability if we are subject to joint and several liability with other responsible parties who are unable to pay. We may be subject to additional liability if we fail to disclose environmental issues to a buyer or lessee of property or if a third party is damaged or injured as a result of environmental contamination emanating from the site, including the presence of asbestos containing materials. Additionally, some environmental laws create a lien on the site in favor of the government for damages and costs it incurs in connection with the contamination. We can not be sure that any of such liabilities to which we or any of our affiliates may become subject will not have a material adverse effect upon our business, financial condition or results of operations.

        IF WE ARE UNABLE TO RECRUIT AND RETAIN QUALIFIED PERSONNEL, OUR BUSINESS MAY SUFFER

        The growth of our business depends to a significant degree on our ability to attract and retain qualified personnel in all areas of our business, particularly management. We believe that there is currently a shortage of qualified property management personnel. If these labor market conditions continue, our compensation costs may increase substantially and, if we are unable to attract and retain qualified personnel, we could be forced to limit our growth, to the detriment of our business, financial condition or results of operations.

RISKS RELATED TO THE NOTES

        WE HAVE A SUBSTANTIAL AMOUNT OF DEBT, WHICH WE MAY NOT BE ABLE TO SATISFY AND WHICH COULD IMPEDE OUR OPERATIONS AND FLEXIBILITY

        We have a significant amount of debt and debt service obligations. At June 30, 2000, giving effect to the offering of the old notes, the application of the estimated net proceeds therefrom and the repayment of remaining indebtedness under the term portion of the multicurrency credit facility with the proceeds from borrowings under the revolving portion of the multicurrency credit facility, we would have had $349.0 million of indebtedness on a consolidated basis. If we are unable to generate sufficient cash flow or otherwise obtain funds necessary to make required payments on the notes, including from cash and cash equivalents on hand, we will be in default under the terms of the indenture, which could, in turn, cause defaults under our other existing and future debt obligations.

        Even if we are able to meet our debt service obligations, the amount of debt we have could adversely affect us in a number of ways, including the following:

        o we may be unable to obtain additional financing for working capital, capital expenditures, acquisitions and general corporate purposes;

        o a significant portion of our cash flow from operations must be dedicated to debt service, which reduces the amount of cash we have available for other purposes;

        o all of the indebtedness incurred under the multicurrency credit facility is scheduled to become due prior to the time any principal payments are required on the notes;

        o we may be disadvantaged as compared to our competitors as a result of the significant amount of debt we owe; and

        o our ability to adjust to changing market conditions may be hampered by the amount of debt we owe.

        In addition, since a portion of our borrowings is subject to variable rates of interest, we could be vulnerable to increases in interest rates, which could have an adverse effect on our operations, liquidity and financial condition.

        THE TERMS OF OUR DEBT CONTAIN A NUMBER OF RESTRICTIVE COVENANTS, WHICH RESTRICT OUR FLEXIBILITY AND WHICH, IF BREACHED, COULD RESULT IN ACCELERATION OF THE NOTES

        The indenture governing the notes and/or the multicurrency credit facility agreement contain covenants that, among other things, limit our ability to:

        o engage in new lines of business;

        o encumber our assets;

        o enter into sale and leaseback transactions;

        o merge, consolidate or dispose of a substantial part of our assets;

        o dispose of stock in our subsidiaries or have our subsidiaries issue stock;

        o engage in acquisitions, make loans, extend guarantees or enter into other investments;

        o incur indebtedness;

        o pay dividends and make other distributions to our shareholders;
          and

        o enter into transactions with our affiliates.

        The multicurrency credit facility agreement also contains covenants concerning the maintenance of maximum debt to EBITDA ratios and a minimum liquidity ratio.

        These covenants could materially and adversely affect our ability to finance our future operations or capital needs or to engage in other business activities that may be in our best interests.

        Our ability to comply with these covenants may be affected by events beyond our control, and we cannot be sure that we will be able to comply. A breach of any of these covenants could result in a default under the indenture and/or the multicurrency credit facility agreement and, potentially, an acceleration of the obligation to repay the notes and/or the indebtedness under the multicurrency credit agreement. An event of default under the indenture and/or the multicurrency credit facility agreement could also cause other debt of ours to become immediately due and payable under cross-default and cross-acceleration provisions.

        WE MAY BE UNABLE TO REPURCHASE THE NOTES UPON THE OCCURRENCE OF A CHANGE OF CONTROL

        Upon the occurrence of a change of control of Jones Lang LaSalle Incorporated or the issuer, the issuer will be required to offer to repurchase all outstanding notes. If a change of control were to occur, our ability to repurchase the notes with cash would depend on the availability of sufficient funds and compliance with the terms of any debt ranking senior or equal to outstanding indebtedness under the notes, including the multicurrency credit facility. Our failure to repurchase tendered notes upon a change of control would constitute an event of default under the indenture, which could result in the acceleration of the maturity of the notes and our other outstanding indebtedness.

        BECAUSE OF OUR ORGANIZATIONAL STRUCTURE, THE AVAILABILITY OF CASH TO SATISFY THE NOTES OR THE GUARANTEES MAY BE LIMITED

        The notes are obligations solely of the issuer, a finance vehicle with limited assets, and the guarantees are obligations solely of the issuer's parent, Jones Lang LaSalle Incorporated, and some of Jones Lang LaSalle Incorporated's operating subsidiaries. Jones Lang LaSalle Incorporated is a holding company for its subsidiaries. It conducts all of its operations through subsidiaries. As a result, the issuer, Jones Lang LaSalle Incorporated and, at least in part, the subsidiary guarantors are dependent upon dividends or other intercompany transfers of funds from their respective subsidiaries or their ability to otherwise realize economic benefits from their equity interests in their respective subsidiaries to meet debt service and other obligations, including obligations under the notes or the guarantees, as applicable. Generally, creditors of a subsidiary will have a claim to the assets and earnings of that subsidiary that is superior to the claims of creditors of its parent or sister companies, except to the extent the claims of the parent and sister companies' creditors are guaranteed by the subsidiary. Although the subsidiary guarantees provide the holders of the notes with a direct claim against the assets of the subsidiary guarantors, enforcement of the subsidiary guarantees may be subject to legal challenge in a bankruptcy or a reorganization case or a lawsuit by or on behalf of creditors of the subsidiary guarantor, and would be subject to certain defenses available to guarantors generally. If the subsidiary guarantees are not enforceable, the notes would be effectively junior in ranking to all liabilities of the subsidiary guarantors, including trade payables of the subsidiary guarantors. Our existing debt instruments, including the indenture for the notes and the multicurrency credit facility, permit subsidiaries of Jones Lang LaSalle Incorporated and the subsidiary guarantors to incur additional indebtedness that may limit the ability of these subsidiaries to make funds available for repayment of th notes or other obligations.

        Some of the subsidiaries of the guarantors will not guarantee the issuer's payment obligations under the notes and the guarantors' obligations under the guarantees. As a result, the notes and the guarantees of the notes will be effectively subordinated to the claims of creditors of such non-guarantor subsidiaries. As of June 30, 2000, non-guarantor subsidiaries had $11.5 million of outstanding indebtedness and $119.2 million of other liabilities. Although the indenture and the multicurrency credit facility limit the ability of non-guarantors to incur additional indebtedness, under certain circumstances the amount of such indebtedness could be substantial.

        YOU MAY FACE FOREIGN EXCHANGE RISKS BY INVESTING IN THE NOTES

        The notes are denominated and payable in euros. If you are a U.S. investor, an investment in the notes entails foreign exchange-related risks due to, among other factors, possible significant changes in the value of the euro relative to the U.S. dollar because of economic, political and other factors over which we have no control. Depreciation of the euro against the U.S. dollar could cause a decrease in the effective yield of the notes below their stated coupon rates and could result in a loss to you on a U.S. dollar basis.

        U.S. BANKRUPTCY OR FRAUDULENT CONVEYANCE LAWS MAY INTERFERE WITH THE PAYMENT OF THE NOTES AND THE GUARANTEES

        Under U.S. federal bankruptcy law and comparable provisions of state fraudulent transfer laws, the notes or the guarantee issued by the issuer or any guarantor, as the case may be, could be voided or subordinated to all of such person's other debt if, among other things, the issuer or such guarantor, as the case may be:

         o incurred the debt or guarantee with the intent of hindering, delaying or defrauding current or future creditors; or

         o received less than reasonably equivalent value or fair consideration for incurring the debt or guarantee; and

            -- was insolvent or was rendered insolvent by reason of the incurrence;

            -- was engaged, or about to engage, in a business or transaction for which the assets remaining with it constituted unreasonably small capital to carry on its business;

            -- intended to incur, or believed that it would incur, debts beyond its ability to pay as these debts matured; or

            -- was a defendant in an action for money damages, or had a judgment for money damages docketed against it if, in either case, after final judgment the judgment was unsatisfied.

        The measure of insolvency for these purposes will vary depending upon the law of the jurisdiction that is being applied in any proceeding. Generally, however, a debtor would be considered insolvent if, at the time the debtor incurred the indebtedness, either:

         o the sum of the debtor's debts, including contingent liabilities, is greater than the debtor's assets, at fair valuation; or

         o the present fair saleable value of the debtor's assets is less than the amount required to pay the probable liability on the debtor's total existing debts and liabilities, including contingent liabilities, as they become absolute and matured.

        On the basis of our analysis, internal cash flow projections, estimated values of our assets and liabilities and other factors, we believe that at the time the issuer and each guarantor initially incurred the indebtedness represented by the notes or its guarantee, as applicable, each:

         o was not insolvent nor rendered insolvent as a result of the issuance thereof;

         o  possessed sufficient capital to run its business effectively;

         o was incurring debts within its ability to pay as they matured or became due; and

         o had sufficient assets to satisfy any probable money judgment against it in any pending action.

        We cannot assure you, however, as to what standard a court would apply in making these determinations or that a court passing on these questions would reach the same conclusions.

        INSOLVENCY AND ADMINISTRATIVE LAWS OF THE NETHERLANDS COULD NEGATIVELY AFFECT YOUR RIGHT TO ENFORCE THE NOTES

        The issuer is incorporated under the laws of the Netherlands. Accordingly, insolvency proceedings with respect to the issuer would likely proceed under, and be governed by, insolvency laws of the Netherlands.

        Fraudulent conveyance legislation is in force in the Netherlands. Fraudulent conveyance legislation in the Netherlands provides generally that certain transactions with a creditor entered into voluntarily by the debtor are subject to avoidance if both parties to the transaction knew or should have known that the transaction would prejudice other creditors or that the debtor has previously made an application for bankruptcy. Knowledge that the transaction would prejudice other creditors is presumed by law for all transactions performed within one year of the adjudication before bankruptcy or within one year before the date the claim of fraudulent conveyance is made, if it is also established that one of the conditions mentioned in Article 43 of the Dutch Bankruptcy Act or, respectively, Article 46 of Book 3 of the Dutch Civil Code is fulfilled. These conditions include, but are not limited to, situations in which:

         o the value of the obligation of the debtor materially exceeds the value of the obligation of the creditor;

         o the debtor pays or grants security for debts which are not yet due;

         o an agreement is made between legal entities or an obligation arises from one legal entity towards another if a director of one of those legal entities is also a director of the other; or

         o an agreement is made or an obligation arises with a group company.

        INSOLVENCY LAWS OF ENGLAND COULD NEGATIVELY AFFECT YOUR RIGHT TO ENFORCE CERTAIN SUBSIDIARY GUARANTEES

        Jones Lang LaSalle Limited, a subsidiary guarantor, is organized under the laws of England and Wales. Under English law, if Jones Lang LaSalle Limited (or any future guarantor organized under the laws of England and Wales) is placed into liquidation under the U.K. Insolvency Act 1986, its liabilities in respect of its guarantee are unsecured debts that, on a liquidation, will be payable after certain categories of debts which are entitled to priority under English law (for example, the costs of the liquidation). If the guarantor goes into liquidation after the issuance of its guarantee, the maximum amount that you may recover under the guarantee would be the principal amount of the notes and any interest on the notes accruing up to the date of liquidation. It is possible that you may recover less than this, or nothing at all. You will not be able to recover any interest payable on the notes in the period after the guarantor goes into liquidation, unless there is a surplus remaining after payment of all its other debts.

        Under English insolvency law, the liquidator or administrator of a company has certain powers to challenge a transaction entered into by a company that was insolvent (as defined in the U.K. Insolvency Act 1986) at the time of, or as a result of, the transaction where the transaction takes place up to two years prior to the administration or liquidation. A transaction might be challenged in this way if it involved a gift by the company or the company received payment of significantly less value than it gave in return. A court generally will not intervene, however, if the company entered into the transaction in good faith for the purposes of carrying on its business and if, at the time it did so, there were reasonable grounds for believing the transaction would benefit the company. We cannot be sure that the giving of the guarantee by Jones Lang LaSalle Limited would not be challenged by a liquidator or administrator or that a court would uphold the transaction as valid.

RISKS ASSOCIATED WITH THE EXCHANGE OFFER

        TRANSFERABILITY OF OLD NOTES WILL BE LIMITED FOLLOWING THE EXCHANGE
        OFFER

        We did not register the old notes under the Securities Act or any state securities law and do not intend to do so after the exchange offer. As a result, old notes may be transferred only in limited circumstances under U.S. securities laws. If you do not exchange your old notes in the exchange offer by following the procedures described in this prospectus and the letter of transmittal, you will lose your right to have the old notes registered under the Securities Act, with some exceptions. If you continue to hold old notes after the exchange offer, you may be unable to sell them. Old notes that are not tendered or are tendered but not accepted will, following the exchange offer, continue to be subject to existing transfer restrictions.

        WE CANNOT ASSURE YOU THAT AN ACTIVE MARKET WILL DEVELOP FOR THE NEW NOTES OR THAT OTHER DEVELOPMENTS WILL NOT ADVERSELY AFFECT THE LIQUIDITY AND MARKET PRICE OF THE NEW NOTES

        While the old notes are presently eligible for trading in the PORTAL market of the National Association of Securities Dealers, Inc. by qualified institutional buyers and are listed on the Luxembourg Stock Exchange, there is no existing market for the new notes. If an active trading market for the new notes is not developed or maintained, the market price and liquidity of the new notes may be adversely affected. In addition, the liquidity and the market price of the new notes may be adversely affected by changes in the overall market for securities similar to the new notes, by changes in our financial performance or prospects and by changes in conditions in our industry.


              INFORMATION REGARDING FORWARD-LOOKING STATEMENTS

        Statements in this prospectus other than statements of historical fact, including statements regarding future financial results and performance, achievements, plans and objectives, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance, achievements, plans and objectives to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under "Risk Factors" in this prospectus; under "Business," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures about Market Risk" and elsewhere in Jones Lang LaSalle Incorporated's Annual Report on Form 10-K for the year ended December 31, 1999; under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosures about Market Risk" and elsewhere in Jones Lang LaSalle's Incorporated's Quarterly Reports on Form 10-Q for the quarters ended June 30 and March 31, 2000; in Jones Lang LaSalle Incorporated's Proxy Statement dated April 7, 2000; and in other reports filed with the SEC. Statements in this prospectus speak only as of the date of this prospectus. The issuer and the guarantors expressly disclaim any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Jones Lang LaSalle's expectations or results or any events or circumstances occurring after the date of this prospectus.


                                 THE ISSUER

BACKGROUND

        The old notes are, and the new notes will be, obligations of our financing subsidiary, Jones Lang LaSalle Finance B.V., which was incorporated on July 7, 2000 as a private company with limited liability under the laws of the Netherlands. The issuer is an indirect wholly owned subsidiary of Jones Lang LaSalle Incorporated and has no subsidiaries of its own. See "Corporate Structure -Issuer and Guarantors" for a more detailed illustration of our structure. The issuer has an authorized share capital composed of 500,000 ordinary shares each with a par value of [EURO]1.00, of which 100,000 have been issued.

        In connection with the listing of the new notes on the Luxembourg Stock Exchange, the constituting documents of the issuer and a legal notice (Notice legale) relating to the issue of the new notes will be deposited prior to listing with the Chief Registrar of the District Court of Luxembourg (Greffier en Chef du Tribunal d'Arrondissement de et a Luxembourg) where such documents may be examined and copies obtained free of charge. Copies may also be obtained from Kredietbank S.A. Luxembourgeoise, our paying and transfer agent in Luxembourg.

BUSINESS

        The issuer was formed solely for the purpose of issuing the notes, becoming the borrower under the multicurrency credit facility and further financing our business operations. The multicurrency credit facility ranks equally with the notes and is guaranteed by Jones Lang LaSalle Incorporated and the subsidiary guarantors. The issuer may, from time to time, obtain additional financing by, among other things, entering into loan agreements and issuing additional securities. Debt owed by the issuer as a result of any such additional financing may rank equally with the notes. The registered office of the issuer is Strawinskylaan 3103, 1077 ZX Amsterdam, the Netherlands.

CAPITALIZATION

        The following table sets forth the capitalization of the issuer as of the date of its formation, based on the amount of indebtedness outstanding under the multicurrency credit facility on June 30, 2000 and after giving pro forma effect to the issuance of the old notes, the issuer's becoming the borrower under the multicurrency credit facility and repayment of the term portion of the multicurrency credit facility using the net proceeds from the sale of the old notes and additional borrowings under the revolving portion of the multicurrency credit facility (dollars in thousands):


      Debt:
       Senior notes.............................................  $ 152,310(1)
       Multicurrency credit facility............................    181,073
       Share capital, issued and paid in full: 100,000 shares,
        [EURO]1 par value.......................................         95(2)
                                                                  ---------
            Total capitalization................................  $ 333,478
                                                                  =========
----------

(1) Based on conversion of the gross proceeds from the issuance of the old notes at an exchange rate of $0.9231 per [EURO]1.00.

(2) Based on the exchange rate on July 7, 2000, the date of the issuer's incorporation.

BOARD OF DIRECTORS

        The members of the issuer's board of directors are Henricus Theodorus Maria Teeuwisse, Finance Director of Jones Lang LaSalle B.V., our principal operating subsidiary in the Netherlands, and Brian Patrick Hake, Senior Vice President and Treasurer of Jones Lang LaSalle Incorporated. The issuer is managed by its board of directors, whose members we elect and may suspend or remove from office at any time.

FINANCIAL STATEMENTS

        The issuer has not prepared financial statements since the date of its formation, and this prospectus does not include any financial statements of the issuer. The issuer will not publish financial statements, except for such statements which the issuer is required by Netherlands law to publish, because the issuer will not have any operations independent from its parent company, and the issuer's obligations under the notes will be fully and unconditionally guaranteed by Jones Lang LaSalle Incorporated. So long as the notes are listed on the Luxembourg Stock Exchange and the rules of the Luxembourg Stock Exchange so require, copies of all annual financial statements of the issuer will be available during normal business hours on any weekday at the offices of our paying and transfer agent for the notes in Luxembourg.

                              USE OF PROCEEDS

        We will not receive any proceeds from the exchange offer. The exchange offer is intended to satisfy our obligations under the registration rights agreement.

                               CAPITALIZATION

        The following is a summary of the consolidated short-term borrowings and total capitalization of Jones Lang LaSalle Incorporated and its subsidiaries as of June 30, 2000 (i) on a historical basis and (ii) as adjusted to give effect to the completion of the offering of the old notes, the application of the net proceeds therefrom to repay indebtedness under the term portion of the multicurrency credit facility and the repayment of the remaining indebtedness under the term portion of the multicurrency credit facility with the proceeds from borrowings under the revolving portion of the multicurrency credit facility. This summary should be read in conjunction with "Selected Financial and Other Data" and "Description of Other Indebtedness," included elsewhere in this prospectus and "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto contained in Jones Lang LaSalle Incorporated's Annual Report on Form 10-K for the fiscal year ended December 31, 1999; the financial statements and notes thereto contained in Jones Lang LaSalle Incorporated's Current Report on Form 8-K, dated August 11, 2000; and the financial statements and notes thereto contained in Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000, each of which is incorporated herein by reference.


                                                                    AS OF JUNE 30, 2000
                                                                   ACTUAL      AS ADJUSTED
                                                                   ------      -----------
                                                                        (UNAUDITED)
                                                                       (IN THOUSANDS)

Short-term borrowings(1)........................................    $190,612    $ 15,612
Long-term debt (excluding current portion):
        Credit facilities(2)....................................     154,483     181,073
        Senior notes(3).........................................           -     152,310
                                                                 -----------    --------
         Total debt.............................................     345,095     348,995
Minority interest in consolidated subsidiaries..................         590         590
Stockholders' equity:
        Common stock, $.01 par value per share; 100,000,000
          shares authorized; 30,859,772 shares issued and
          outstanding...........................................         309         309
        Additional paid-in capital..............................     453,209     453,209
        Unallocated ESOT shares(4)..............................          (7)         (7)
        Deferred stock compensation.............................     (40,395)    (40,395)
        Retained deficit........................................     (86,515)    (86,515)
        Accumulated other comprehensive income (loss)...........     (10,056)    (10,056)
                                                                 -----------    --------
         Total stockholders' equity.............................     316,545     316,545
                                                                 -----------    --------

                      Total capitalization......................    $662,230    $666,130
                                                                 ===========    ========

(1) Includes $11.5 million of outstanding indebtedness of non-guarantor subsidiaries. Actual includes $175.0 million of outstanding indebtedness under the term portion of the multicurrency credit facility, which was to have been due on October 15, 2000 and was, accordingly, classified as current indebtedness.

(2) Represents the outstanding indebtedness under the revolving portion of the multicurrency credit facility. See "Description of Other Indebtedness-Multicurrency Credit Facility."

(3) Based on conversion of the gross proceeds from the issuance of the old notes at an exchange rate of $0.9231 per [EURO]1.00.

(4) See "Acquisitions and Merger-Jones Lang Wootton Merger" under Note 3 in the Notes to Consolidated Financial Statements included in Jones Lang LaSalle Incorporated's Current Report on Form 8-K, dated August 11, 2000, and incorporated herein by reference.


                             THE EXCHANGE OFFER

PURPOSE OF THE EXCHANGE OFFER

        In connection with the issuance of the old notes, the issuer, Jones Lang LaSalle Incorporated and the subsidiary guarantors entered into a registration rights agreement with the placement agents for the old notes. Under the registration rights agreement, the issuer, Jones Lang LaSalle Incorporated and the subsidiary guarantors agreed to use their best efforts to cause to become effective the registration statement of which this prospectus forms a part regarding the exchange of the old notes for new notes that are registered under the Securities Act and to have such registration statement remain effective until the closing of the exchange offer. The registration rights agreement provides that in the event the issuer, Jones Lang LaSalle Incorporated and the subsidiary guarantors have not, by the date that is six months after the issuance of the old notes, consummated a registered exchange offer for the old notes or caused a shelf registration statement with respect to resales of the old notes to be declared effective, the interest rate on the old notes will increase by .5% per annum until the exchange offer has been completed or a shelf registration statement with respect to resales of the old notes has become effective, whereupon the interest rate will decrease permanently to the original interest rate on the old notes. A copy of the registration rights agreement is filed as an exhibit to the registration statement of which this prospectus forms a part and is incorporated by reference herein.

        None of the issuer, Jones Lang LaSalle Incorporated, the subsidiary guarantors or their respective boards of directors or managers, as the case may be, recommends that you tender or not tender old notes in the exchange offer or has authorized anyone to make any recommendation. You must decide whether to tender in the exchange offer and, if you decide to tender, the aggregate amount of notes to tender.

TERMS OF THE EXCHANGE OFFER

        Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, the issuer will accept for exchange old notes which are properly tendered on or before the expiration date and are not withdrawn as permitted below. The exchange offer expires at 5:00 p.m., London time, on [ . ], 2000, or such later date and time to which we extend the exchange offer.

        The form and terms of the new notes will be identical in all material respects to the form and terms of the old notes, except that the new notes:

        o  will have been registered under the Securities Act;

        o will not bear restrictive legends restricting their transfer under the Securities Act;

        o will not be entitled to the registration rights that apply to the old notes; and

        o will not contain provisions relating to an increase in the interest rate borne by the old notes under circumstances related to the timing of the exchange offer.

        Old notes tendered in the exchange offer must be in denominations of the principal amount of [EURO]1,000 and any integral multiple of [EURO]1,000 in excess thereof.

        The issuer, Jones Lang LaSalle Incorporated and the subsidiary guarantors expressly reserve the right, in their reasonable discretion and in accordance with applicable law:

        o   to extend the expiration date;

        o   to delay accepting any old notes;

        o if any of the conditions set forth below under "--Conditions to the Exchange Offer" have not been satisfied, to terminate the exchange offer and not accept any old notes for exchange; and

        o   to amend the exchange offer in any manner.

        In the event of any extension, delay, non-acceptance, termination or amendment, the issuer, Jones Lang LaSalle Incorporated and the subsidiary guarantors will as promptly as practicable give oral or written notice to the exchange agent and make a public announcement of the extension, delay, non-acceptance, termination or amendment. In the case of an extension of the exchange offer, an announcement, including disclosure of the approximate number of old notes tendered to date, will be made no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

        If the issuer, Jones Lang LaSalle Incorporated and the subsidiary guarantors amend the exchange offer in a manner that they consider material, they will:

        o   disclose the amendment by means of a prospectus supplement; and

        o extend the exchange offer for a period of five to ten business days, depending upon the significance of the amendment and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.

        During an extension, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by the issuer. Any old notes not accepted for exchange for any reason will be returned without cost to the holder that tendered them as promptly as practicable after the expiration or termination of the exchange offer.

PROCEDURES FOR TENDERING OLD NOTES

    VALID TENDER; SIGNATURE GUARANTEES

        When the holder of old notes tenders, and the issuer accepts, old notes for exchange, a binding agreement between the issuer, Jones Lang LaSalle Incorporated and the subsidiary guarantors, on the one hand, and the tendering holder, on the other hand, is created, subject to the terms and conditions set forth in this prospectus and the accompanying letter of transmittal. Except as set forth below, a holder of old notes who wishes to tender old notes for exchange must, on or prior to the expiration date:

        o transmit a properly completed and duly executed letter of transmittal, including all other documents required by such letter of transmittal, to The Bank of New York (the "exchange agent") at the applicable address set forth below under the heading "--Exchange Agent"; or

        o if old notes are tendered pursuant to the book-entry procedures set forth below, the tendering holder must cause an agent's message to be transmitted to the exchange agent at the address set forth below under the heading "--Exchange Agent."

        In addition, on or prior to the expiration date, either:

        o the exchange agent must receive the certificates for the old notes and the letter of transmittal;

        o the exchange agent must receive a timely confirmation of the book-entry transfer of the old notes being tendered into the exchange agent's account at The Depository Trust Company ("DTC") or a timely confirmation of the tender of such old notes in accordance with the procedures of Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("Euroclear") or Clearstream Banking, societe anonyme ("Clearstream"), along with the letter of transmittal or an agent's message; or

        o only in the case of certificated old notes or old notes represented by the global note held by the trustee as custodian for DTC, the holder must comply with the guaranteed delivery procedures described below.

        The term "agent's message" means a message, transmitted to the appropriate exchange agent by DTC, Euroclear or Clearstream and forming a part of a book-entry transfer (a "book-entry confirmation"), which states that DTC, Euroclear or Clearstream, as the case may be, has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that the issuer, Jones Lang LaSalle Incorporated and the subsidiary guarantors may enforce the letter of transmittal against such holder.

        If you beneficially own old notes, those notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender your old notes in the exchange offer, you should contact the registered holder as soon as possible and instruct it to tender on your behalf and comply with the instructions set forth in this prospectus and the letter of transmittal.

        The method of delivery of the old notes, the letter of transmittal and all other required documents is at the election and risk of the holders. If such delivery is by mail, we recommend registered mail with return receipt requested, properly insured, or overnight delivery service. In all cases, you should allow sufficient time to assure timely delivery. No letters of transmittal or old notes should be sent directly to the issuer, Jones Lang LaSalle Incorporated or any subsidiary guarantor.

        Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed unless the old notes surrendered for exchange are tendered:

        o by a registered holder of old notes who has not completed the box entitled "Special Issuance Instructions" or "Special Delivery Instructions" on the letter of transmittal; or

        o   for the account of an eligible institution.

        An "eligible institution" is a firm which is a member of a registered national securities exchange under the Securities Exchange Act of 1934, as amended, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States. If signatures on a letter of transmittal or notice of withdrawal are required to be guaranteed, the guarantor must be an eligible institution.

        If old notes are registered in the name of a person other than the signer of the letter of transmittal, the old notes surrendered for exchange must be endorsed or accompanied by a written instrument or instruments of transfer or exchange, in satisfactory form as determined by the issuer, Jones Lang LaSalle Incorporated and the subsidiary guarantors in their sole discretion, duly executed by the registered holder with the holder's signature guaranteed by an eligible institution.

        The issuer, Jones Lang LaSalle Incorporated and the subsidiary guarantors will determine all questions as to the validity, form, eligibility (including time of receipt) and acceptance of old notes tendered for exchange in their sole discretion. Their determination will be final and binding. The issuer, Jones Lang LaSalle Incorporated and the subsidiary guarantors reserve the absolute right to:

        o   reject any and all tenders of any old note improperly tendered;

        o refuse to accept any old note if, in their judgment or the judgment of their counsel, acceptance of the old note may be deemed unlawful; and

        o waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender old notes in the exchange offer, whether or not similar defects, irregularities or conditions are waived in the case of other holders.

        The issuer's, Jones Lang LaSalle Incorporated's and the subsidiary guarantors' interpretation of the terms and conditions of the exchange offer as to any particular old notes either before or after the expiration date, including the letter of transmittal and the instructions to it, will be final and binding on all parties. Holders must cure any defects and irregularities in connection with tenders of old notes for exchange within such reasonable period of time as the issuer, Jones Lang LaSalle Incorporated and the subsidiary guarantors will determine, unless the issuer, Jones Lang LaSalle Incorporated and the subsidiary guarantors waive such defects or irregularities. Neither the issuer, Jones Lang LaSalle Incorporated, the subsidiary guarantors, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of old notes for exchange, nor will the issuer, Jones Lang LaSalle Incorporated or any of the subsidiary guarantors incur any liability for failure to give such notification.

        If trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity sign any letter of transmittal, any old notes or any written instruments of transfer or exchange, such persons should so indicate when signing and must submit proper evidence satisfactory to the issuer, Jones Lang LaSalle Incorporated and the subsidiary guarantors of such person's authority to so act unless the issuer, Jones Lang LaSalle Incorporated and the subsidiary guarantors waive this requirement.

        By tendering, each holder will represent to the issuer, Jones Lang LaSalle Incorporated and the subsidiary guarantors that, among other things, the person acquiring new notes in the exchange offer is obtaining them in the ordinary course of its business, whether or not such person is the holder, and that neither the holder nor such other person has any arrangement or understanding with any person to participate in the distribution of the new notes. If any holder or any such other person is an "affiliate" of the issuer, Jones Lang LaSalle Incorporated or any subsidiary guarantor (as defined under Rule 405 of the Securities Act) or is engaged in, intends to engage in or has an arrangement or understanding with any person to participate in a distribution of such new notes, such holder or any such other person:

        o may not rely on the applicable interpretations of the staff of the SEC; and

        o must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

        Each broker-dealer who acquired its old notes as a result of market-making activities or other trading activities and thereafter receives new notes issued for its own account in the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such new notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See "Plan of Distribution and Selling Restrictions" for a discussion of the exchange and resale obligations of broker-dealers in connection with the exchange offer.

        BOOK-ENTRY TRANSFERS

        Tenders by book-entry transfer of old notes cleared through Euroclear or Clearstream must be initiated by sending an electronic instruction to the applicable book-entry transfer facility in accordance with the procedures of that book-entry transfer facility. Any financial institution that is a participant in Euroclear and/or Clearstream's systems may make book-entry delivery of old notes by causing Euroclear and/or Clearstream to tender the old notes to the exchange agent in accordance with the procedures for transfer established by Euroclear and/or Clearstream, as applicable. Upon receipt of electronic instructions, Euroclear and/or Clearstream will block the position of old notes that the holder of the old notes has requested to exchange and, upon completion of the exchange offer and confirmation of receipt of the new notes from the common depositary, Euroclear and/or Clearstream will simultaneously transfer the old notes out of the participants' accounts and replace them with an equivalent amount of new notes.

        For tenders by book-entry transfer of old notes cleared through DTC, the exchange agent will make a request to establish an account at DTC for purposes of the exchange offer. Any financial institution that is a DTC participant may make book-entry delivery of old notes by causing DTC to transfer such old notes into the exchange agent's account at DTC in accordance with DTC's procedures for transfer. The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC may use the Automated Tender Offer Program ("ATOP") procedures to tender old notes. Accordingly, any participant in DTC may make book-entry delivery of old notes represented by the global note held by the trustee as custodian for DTC by causing DTC to transfer such old notes into the exchange agent's account in accordance with its ATOP procedures for transfer.

        Notwithstanding the ability of holders of old notes to effect delivery of old notes through book-entry transfer at the applicable book-entry transfer facility, the letter of transmittal or facsimile thereof (or an agent's message in lieu of the letter of transmittal) with any required signature guarantees and any other required documents must, in any case, be transmitted to and received by the exchange agent at one of the addresses given below under "-Exchange Agent" prior to the expiration date or, in the case of a delivery of old notes through DTC, the guaranteed delivery procedures described below must be complied with.

        GUARANTEED DELIVERY PROCEDURES

        If a holder of old notes desires to tender such old notes and the holder's old notes are not immediately available, or time will not permit such holder's old notes or other required documents to reach the exchange agent before the expiration date, or the procedure for book-entry transfer cannot be completed on a timely basis, a tender may be effected if:

        o the old notes are in certificated form or are represented by the global note held by the trustee as custodian for DTC;

        o the holder tenders the old notes through an eligible institution;

        o prior to the expiration date, the exchange agent receives from such eligible institution a properly completed and duly executed notice of guaranteed delivery, substantially in the form provided with the form of letter of transmittal, by telegram, telex, facsimile transmission, mail or hand delivery, setting forth the name and address of the holder of the old notes being tendered and the amount of the old notes being tendered. The notice of guaranteed delivery will state that the tender is being made and guarantee that within three (3) New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent's message with any required signature guarantees and any other documents required by the letter of transmittal, will be deposited by the eligible institution with the exchange agent; and

        o the exchange agent receives the certificates for all physically tendered old notes in proper form for transfer, or a book-entry confirmation, as the case may be, together with a properly completed and duly executed letter of transmittal or agent's message with any required signature guarantees and any other documents required by the letter of transmittal, within three
            (3) New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

ACCEPTANCE OF OLD NOTES FOR EXCHANGE; DELIVERY OF NEW NOTES

        Upon satisfaction or waiver of all of the conditions to the exchange offer, the issuer will accept, promptly after the expiration date, all old notes properly tendered and will issue new notes registered under the Securities Act. For purposes of the exchange offer, the issuer will be deemed to have accepted properly tendered old notes for exchange when, as and if it has given oral or written notice to the exchange agent, with written confirmation of any oral notice to be given promptly thereafter. See "--Conditions to the Exchange Offer" for a discussion of the conditions that must be satisfied before old notes are accepted for exchange.

        For each old note accepted for exchange, the holder will receive a new note registered under the Securities Act having a principal amount equal to, and in the denomination of, that of the surrendered old note. Accordingly, registered holders of new notes issued in the exchange offer on the relevant record date for the first interest payment date following the consummation of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes or, if no interest has been paid on the old notes, from July 26, 2000. Old notes accepted for exchange will cease to accrue interest from and after the date of consummation of the exchange offer.

        In all cases, the issuer will issue new notes in the exchange offer for old notes that are accepted for exchange only after the exchange agent timely receives:

        o certificates for such old notes, a timely book-entry confirmation of the transfer of such old notes into the exchange agent's account at DTC or a timely book-entry confirmation of the tender of such old notes in accordance with the procedures of Euroclear or Clearstream;

        o a properly completed and duly executed letter of transmittal or an agent's message; and

        o   all other required documents.

        If for any reason set forth in the terms and conditions of the exchange offer the issuer, Jones Lang LaSalle Incorporated and the subsidiary guarantors do not accept any tendered old notes, or if a holder submits old notes for a greater principal amount than the holder desires to exchange, the issuer will return such unaccepted or non-exchanged old notes without cost to the tendering holder as promptly as practicable after the expiration or termination of the exchange offer. In the case of old notes tendered by book-entry transfer through the applicable book-entry transfer facility, the old notes withdrawn will be credited to an account maintained with that facility for the old notes.

WITHDRAWAL RIGHTS

        You may withdraw tenders of your old notes at any time prior to 5:00 p.m., London time, on the expiration date.

        For a withdrawal to be effective, you must send a written notice of withdrawal to the exchange agent at one of the addresses set forth below under "--Exchange Agent." Any such notice of withdrawal must:

        o specify the name of the person having tendered the old notes to be withdrawn;

        o identify the old notes to be withdrawn, including the principal amount of such old notes; and

        o where certificates for old notes are transmitted, specify the name in which old notes are registered, if different from that of the withdrawing holder.

        If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution unless such holder is an eligible institution. If old notes have been tendered pursuant to the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at DTC, Euroclear or Clearstream to be credited with the withdrawn old notes and otherwise comply with the procedures of such book-entry transfer facility.

        The issuer, Jones Lang LaSalle Incorporated and the subsidiary guarantors will determine all questions as to the validity, form and eligibility (including time of receipt) of such notices and their determination will be final and binding on all parties. Any tendered old notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer.

        In the case of old notes tendered by book-entry transfer through the applicable book-entry transfer facility, the old notes withdrawn will be credited to an account maintained with that facility. The old notes will be returned or credited to the book-entry transfer facility account as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Any old notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder thereof without cost to such holder.

        Properly withdrawn old notes may be re-tendered by following one of the procedures described under "--Procedures for Tendering Old Notes" above at any time on or prior to 5:00 p.m., London time, on the expiration date.

CONDITIONS TO THE EXCHANGE OFFER

        Notwithstanding any other provision of the exchange offer, the issuer is not required to accept for exchange, or to issue new notes in exchange for, any old notes and may terminate or amend the exchange offer if at any time prior to 5:00 p.m., London time, on the expiration date, the issuer, Jones Lang LaSalle Incorporated and the subsidiary guarantors determine that the exchange offer violates applicable law or any applicable interpretation of the staff of the SEC.

        The foregoing conditions are for the sole benefit of the issuer, Jones Lang LaSalle Incorporated and the subsidiary guarantors, and they may assert them regardless of the circumstances giving rise to any such condition, or they may waive the conditions, completely or partially, whenever or as many times as they choose, in their reasonable discretion. The foregoing rights are not deemed waived because the issuer, Jones Lang LaSalle Incorporated and the subsidiary guarantors fail to exercise them, but continue in effect, and they may still assert them whenever or as many times as they choose. If the issuer, Jones Lang LaSalle Incorporated and the subsidiary guarantors determine that a waiver of conditions materially changes the exchange offer, the prospectus will be amended or supplemented, and the exchange offer extended, if appropriate, as described under "-Terms of the Exchange Offer."

        In addition, the issuer will not accept for exchange any old notes tendered, and no new notes will be issued in exchange for any such old notes, if at such time any stop order shall be threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or with respect to the qualification of the indenture under the Trust Indenture Act of 1939, as amended.

        If the issuer, Jones Lang LaSalle Incorporated and the subsidiary guarantors terminate or suspend the exchange offer based on a determination that the exchange offer violates applicable law or SEC staff interpretations, the registration rights agreement requires that the issuer, Jones Lang LaSalle Incorporated and the subsidiary guarantors, as soon as practicable after such determination, use their best efforts to cause a shelf registration statement covering the resale of the old notes to be filed and declared effective by the SEC. The issuer, Jones Lang LaSalle Incorporated and the subsidiary guarantors would be required, at their cost, to use their best efforts to keep the shelf registration statement continuously effective, and to amend and supplement the shelf registration prospectus if required by applicable rules or reasonably requested by a holder of old notes, until either the expiration of the period referred to in Rule 144(k) under the Securities Act with respect to the old notes or, if sooner, until all of the old notes have been resold under the shelf registration statement or otherwise under then-current rules and regulations.

EXCHANGE AGENT

        We have appointed The Bank of New York as the exchange agent for the exchange offer. Questions, requests for assistance and requests for additional copies of this prospectus, letters of transmittal and notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

        o in relation to old notes represented by the global note deposited with the trustee as custodian for DTC:

     By Registered Mail or            By Hand Delivery:             For Information Call:
      Overnight Carrier:             The Bank of New York              (212) 815-6331
          The Bank of                 101 Barclay Street
            New York              Corporate Trust Services Window  Facsimile Transmission Number:
    Reorganization Section               Ground Level                  (212) 815-6339
101 Barclay Street, Floor 7 East   New York, New York 10286
   New York, New York 10286            Attention: [ . ]             Confirm by Telephone:
       Attention: [ . ]             Reorganization Section             (212) 815-6331


        o in relation to old notes represented by the global notes deposited with the common depositary for Euroclear and
            Clearstream:


By Registered Mail, Hand Delivery   For Information Call:
     or Overnight Carrier:          011 44 207 964-7284 or
     The Bank of New York            011 44 207 964-7235
      Lower Ground Floor
       30 Cannon Street         Facsimile Transmission Number:
            London                  011 44 207 964-6369 or
           EC4M 6XH                  011 44 207 964-7294
 Attention: Linda Read or Emma
            Wilkes                  Confirm by Telephone:
                                     011 44 207 964-7284
                                     011 44 207 964-7235

        o in relation to certificated notes, to the exchange agent at either one of the two locations for which information is provided above.

        If you deliver letters of transmittal or any other required documents to an address or facsimile number other than those listed above, your tender will be invalid.

        In addition, we have appointed Kredietbank S.A. Luxembourgeoise as Luxembourg exchange agent. The Luxembourg exchange agent may be contacted as follows:

                      Kredietbank S.A. Luxembourgeoise
                        Corporate Trust and Agencies
                            43, Boulevard Royal
                             L-2955 Luxembourg
                         Attention: Sandra Cortese
                           Tel No: +352 4797 3931

FEES AND EXPENSES

        We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients and for handling or tendering for their clients.

        We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person (other than the exchange agent) for soliciting tenders of old notes pursuant to the exchange offer.

TRANSFER TAXES

        Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes in connection with the exchange. If, however, new notes issued in the exchange offer are to be delivered to, or are to be issued in the name of, any person other than the holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the holder must pay any such transfer taxes, whether imposed on the registered holder or on any other person. If satisfactory evidence of payment of, or exemption from, such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to the tendering holder.

ACCOUNTING TREATMENT

        The new notes will be recorded at the same carrying value as the old notes. Accordingly, we will not recognize any gain or loss on the exchange for accounting purposes. We intend to amortize the expenses of the exchange offer and issuance of the old notes over the term of the notes.

CONSEQUENCES OF FAILURE TO EXCHANGE OLD NOTES

        Holders who desire to tender their old notes in exchange for new notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent, the issuer, Jones Lang LaSalle Incorporated nor any subsidiary guarantor is under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange.

        You do not have any appraisal or dissenters' rights in the exchange offer. Old notes that are not tendered or are tendered but not accepted will, following the consummation of the exchange offer, continue to be subject to the provisions in the indenture regarding the transfer and exchange of the old notes and the existing restrictions on transfer set forth in the legend on the old notes. Except in limited circumstances with respect to specific types of holders of old notes, the issuer, Jones Lang LaSalle Incorporated and the subsidiary guarantors will have no further obligation to provide for the registration under the Securities Act of the old notes. In general, old notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that the issuer, Jones Lang LaSalle Incorporated or the subsidiary guarantors will take any action to register the old notes under the Securities Act or under any state securities laws.

        Upon completion of the exchange offer, holders of the old notes will not be entitled to any further registration rights under the registration rights agreement, except under limited circumstances.

        Holders of the new notes and any old notes which remain outstanding after consummation of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the indenture.

RESALE OF NEW NOTES

        We are exchanging the old notes for new notes in reliance upon the staff of the SEC's position, set forth in interpretive letters to third parties in other similar transactions. We will not seek our own interpretive letter. As a result, we cannot assure you that the staff will take the same position on this exchange offer as it did in interpretive letters to other parties. Based on the staff's letters to other parties, we believe that holders of new notes, other than broker-dealers, can offer the new notes for resale, resell and otherwise transfer the new notes without delivering a prospectus to prospective purchasers. However, you must acquire the new notes in the ordinary course of business and have no intention of engaging in a distribution of the new notes, as a "distribution" is defined by the Securities Act. This SEC position does not apply to any holder that is

        o an "affiliate" of this issuer, Jones Lang LaSalle Incorporated or any subsidiary guarantor;

        o   a broker-dealer who acquired notes directly from the issuer; or

        o a broker-dealer who acquired notes as a result of market-making or other trading activities.

        If you are an "affiliate" of the issuer, Jones Lang LaSalle Incorporated or any subsidiary guarantor or you intend to distribute new notes, you:

        o cannot rely on the staff's interpretations in the above mentioned interpretive letters;

        o   cannot tender old notes in the exchange offer; and

        o must comply with the registration and prospectus delivery requirements of the Securities Act to transfer the old notes, unless the sale is exempt.

        In addition, if you are a broker-dealer who acquired old notes for your own account as a result of market-making or other trading activities and you exchange the old notes for new notes, you must deliver a prospectus with any resale of the new notes.

        If you want to exchange your old notes for new notes, you will be required to affirm that you:

        o are not an "affiliate" of the issuer, Jones Lang LaSalle Incorporated or any subsidiary guarantor (within the meaning of Rule 405 under the Securities Act);

        o are acquiring the new notes in the ordinary course of your business;

        o have no arrangement or understanding with any person to participate in a distribution of the new notes, within the meaning of the Securities Act;

        o   are not a broker-dealer; and

        o are not engaged in, and do not intend to engage in, a distribution of the new notes, within the meaning of the Securities Act.

        In addition, we may require you to provide information regarding the number of "beneficial owners" of the old notes within the meaning of Rule 13d-3 under the Exchange Act. Each broker-dealer that receives new notes for its own account must acknowledge that it acquired the old notes for its own account as the result of market-making activities or other trading activities. Each broker-dealer must further agree that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of new notes. By making this acknowledgment and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an "underwriter" under the Securities Act. Based on the staff's position in interpretive letters issued to third parties, we believe that broker-dealers who acquired old notes for their own accounts as a result of market-making activities or other trading activities may fulfill their prospectus delivery requirements with respect to the new notes with a prospectus meeting the requirements of the Securities Act. Accordingly, a broker-dealer may use this prospectus to satisfy such requirements. We have agreed that a broker-dealer may use this prospectus for a period ending 180 days, subject to extension under limited circumstances, after the expiration date of the exchange offer. You should read the section entitled "Plan of Distribution and Selling Restrictions" for further information about the use of this prospectus by broker-dealers. A broker-dealer intending to use this prospectus in the resale of new notes must notify us, on or prior to the expiration date, that it is a participating broker-dealer. This notice may be given in the letter of transmittal or may be delivered to the exchange agent. Any participating broker-dealer who is an "affiliate" of the issuer, Jones Lang LaSalle Incorporated or any subsidiary guarantor may not rely on the staff's interpretive letters and must comply with the registration and prospectus delivery requirements of the Securities Act when reselling new notes.

        Each participating broker-dealer exchanging old notes for exchange notes agrees that, upon receipt of notice from the issuer, Jones Lang LaSalle Incorporated or a subsidiary guarantor of the happening of any event which makes the registration statement of which this prospectus forms a part contain an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements, in light of the circumstances under which they were made, not misleading, the participating broker-dealer will suspend use of this prospectus. Each participating broker-dealer agrees not to use this prospectus until the issuer, Jones Lang LaSalle Incorporated and the subsidiary guarantors have amended or supplemented this prospectus to correct the misstatement or omission and the amendment has been declared effective by the SEC, if required.

        If the issuer, Jones Lang LaSalle Incorporated or a subsidiary guarantor gives notice suspending the sale of new notes, it shall extend the 180-day period during which this prospectus may be used by a participating broker-dealer by the number of days between the date the issuer, Jones Lang LaSalle Incorporated or a subsidiary guarantor gives notice of suspension and the date participating broker-dealers receive copies of the amended or supplemented prospectus or the date the issuer, Jones Lang LaSalle Incorporated or a subsidiary guarantor gives notice resuming the sale of new notes.


                     SELECTED FINANCIAL AND OTHER DATA

        The financial data set forth below should be read in conjunction with, and are qualified by reference to, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the financial statements and notes thereto contained in Jones Lang LaSalle Incorporated's Annual Report on Form 10-K for the fiscal year ended December 31, 1999; the financial statements and notes thereto contained in Jones Lang LaSalle Incorporated's Current Report on Form 8-K, dated August 11, 2000; and the financial statements and notes thereto contained in Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2000, each of which is incorporated herein by reference. See "Information Incorporated by Reference" and "Where You Can Find More Information."






                                                   Six Months Ended June 30,         Year Ended December 31,
                                              ------------------------------------- ------------------------
                                                 2000          2000        1999        1999        1998
                                               Adjusted       Actual      Actual     Adjusted    Adjusted
                                                                                    Pro Forma   Pro Forma
                                              -----------   ----------- ----------- ----------- -----------
                                                            (in thousands, except share data)
                                              --------------------------------------------------------------

Statement of Operations Data:
Total revenue(1).............................   $412,663      $412,663    $280,565    $813,899    $848,325
   Total operating expenses before merger        399,231       399,231     295,730     741,458     760,942
related non-recurring charges(1).............
Merger related non-recurring charges(2)(3)...     37,191        37,191      89,630     160,528     163,504
                                              -----------   ----------- ----------- ----------- -----------


Operating income (loss)......................   (23,759)      (23,759)   (104,795)    (88,087)    (76,121)
Interest expense.............................     13,339        13,339       7,345      18,118      14,736
                                              -----------   ----------- ----------- ----------- -----------


   Earnings (loss) before provision             (37,098)      (37,098)   (112,140)   (106,205)    (90,857)
(benefit) for income taxes...................
Net provision (benefit) for income taxes.....      (633)         (633)    (19,021)       2,048      16,850


Net earnings (loss)..........................  $(36,465)     $(36,465)   $(93,119)  $(108,253)  $(108,365)
                                              ===========   =========== =========== =========== ===========



Adjustments(2)(3)(4):
Merger related nonrecurring charges..........    $37,191                              $160,528    $163,504
   Tax benefit associated with merger              (668)                              (20,004)    (10,877)
related non-recurring charges................
                                              -----------                           ----------- -----------


Adjusted net earnings (loss)(5)..............        $58                               $32,271     $44,262
                                              ===========                           =========== ===========



Basic earnings (loss) per common share.......                  $(1.49)     $(4.52)
                                                            =========== ===========



Basic weighted average shares outstanding.... 30,627,474    24,472,122  20,620,715  30,144,521  30,469,594
                                              ===========   =========== =========== =========== ===========
Diluted earnings (loss) per common share.....                  $(1.49)     $(4.52)
                                                            =========== ===========



Diluted weighted average shares outstanding.. 30,627,474    24,472,122  20,620,715  30,298,332  30,644,227
                                              ===========   =========== =========== =========== ===========



Other Data:
Adjusted EBITDA(7)...........................    $34,923       $34,923      $1,896    $112,164    $123,800
Ratio of earnings to fixed charges(8)........      1.00x             -                   1.39x       2.75x
Cash flows provided by (used in):
Operating activities.........................   (29,836)       (29,836)    (54,082)     29,114      83,658
Investing activities.........................    (6,523)        (6,523)    (49,200)   (108,463)   (318,467)
Financing activities.........................     26,218        26,218     125,005     110,051     209,011
Investments under management(9)..............$22,300,000   $22,300,000 $20,700,000 $21,500,000 $20,300,000
Square feet under management - corporate
   property services(10).....................    225,000       225,000     230,000     250,000     220,000
Total square feet under management(11).......    700,000       700,000     700,000     700,000     650,000


CHART CONTINUED


                                                                    Year Ended December 31,
                                              -----------------------------------------------------------
                                                 1999        1998        1997        1996        1995
                                                Actual      Actual      Actual      Actual      Actual

                                              ----------- ----------- ----------- ----------- -----------
                                                          (in thousands, except share data)
                                              -----------------------------------------------------------

Statement of Operations Data:
Total revenue(1).............................   $755,439    $304,464    $224,773    $159,453    $138,618
   Total operating expenses before merger        675,341     256,601     189,659     132,552     118,502
related non-recurring charges(1).............
Merger related non-recurring charges(2)(3)...    151,401      10,021           -           -           -
                                              ----------- ----------- ----------- ----------- -----------


Operating income (loss)......................   (71,303)      37,842      35,114      26,901      20,116
Interest expense.............................     18,211       4,153       3,995       5,730       3,806
                                              ----------- ----------- ----------- ----------- -----------


   Earnings (loss) before provision             (89,514)      33,689      31,119      21,171      16,310
(benefit) for income taxes...................
Net provision (benefit) for income taxes.....      5,328      13,224       5,279       1,207         505


Net earnings (loss)..........................  $(94,842)     $20,465     $25,840     $19,964     $15,805
                                              =========== =========== =========== =========== ===========



Adjustments(2)(3)(4):
Merger related nonrecurring charges..........
   Tax benefit associated with merger
related non-recurring charges................



Adjusted net earnings (loss)(5)..............




Basic earnings (loss) per common share.......    $(4.20)       $1.26    $1.50(6)
                                              =========== =========== ===========



Basic weighted average shares outstanding.... 22,607,350  16,215,478  16,200,000
                                              =========== =========== ===========
Diluted earnings (loss) per common share.....    $(4.20)       $1.25    $1.49(6)
                                              =========== =========== ===========



Diluted weighted average shares outstanding.. 22,607,350  16,387,721  16,329,613
                                              =========== =========== ===========



Other Data:
Adjusted EBITDA(7)...........................   $116,774     $61,318     $44,207     $32,317     $24,356
Ratio of earnings to fixed charges(8)........          -       5.54x       5.88x       3.73x       3.88x
Cash flows provided by (used in):
Operating activities.........................   (32,766)      19,238      40,577      13,964      13,553
Investing activities.........................   (67,143)   (235,365)    (14,126)    (32,478)     (5,706)
Financing activities.........................    106,717     202,377     (3,128)      17,189    (12,365)
Investments under management(9)..............$21,500,000 $14,200,000 $14,700,000 $15,200,000 $11,500,000
Square feet under management - corporate
   property services(10).....................    250,000     188,000      98,900      66,700      66,700
Total square feet under management(11).......    700,000     400,500     202,700     131,600     125,700

-----------------------------
(footnotes on following page)




                                            June 30,                     December 31,
                                            --------    -------------------------------------------------
                                              2000      1999     1998       1997      1996       1995
                                              ----      ----     ----       ----      ----       ----
                                                                  (in thousands)
Balance Sheet Data:
Cash and cash equivalents................     $13,167  $23,308   $16,941   $30,660     $7,207    $8,322
Total assets.............................     875,621  924,800   490,921   219,887    156,614   115,001
Long-term debt...........................     154,483  159,743   202,923         -     55,551    40,805
Total liabilities........................     558,486  600,275   321,349    72,990    132,367   100,004
Minority interest in consolidated                 590      589         -         -          -         -
subsidiaries.............................
Total partners' capital/stockholders'         316,545  323,936   169,572   146,897     24,247    14,997
equity...................................

-----------

(1) Historical revenue and operating expenses have been reclassified to reflect personnel cost reimbursements received on property management or specific client assignments on a net rather than gross basis. There was no effect on operating income or net earnings as historically reported.

(2) Adjusted Pro Forma results for 1999 give effect to the operations of JLW for the two months ended February 28, 1999, the period prior to the JLW merger, amortization of the goodwill resulting from the JLW merger as if it occurred on January 1, 1999 and a benefit for taxes as if the JLW merger occurred on January 1, 1999 at an estimated effective tax rate of 40%. Excludes compensation expense associated with the issuance of shares of Jones Lang LaSalle Incorporated's common stock to former employees of JLW in connection with the JLW merger and non-recurring transition and integration costs associated with the JLW merger and the acquisition of Compass.

(3) Adjusted Pro Forma results for 1998 give effect to the operations of Compass and JLW for the twelve months ended December 31, 1998 as if the Compass acquisition and the JLW merger occurred on January 1, 1998, amortization of intangible assets and goodwill resulting from the transactions, incremental interest expense resulting from borrowings used to fund the Compass acquisition and a benefit for taxes as if the JLW merger and acquisition of Compass occurred on January 1, 1998 at an estimated effective tax rate of 38%. Excludes compensation expense associated with the issuance of shares of Jones Lang LaSalle Incorporated's common stock to former employees of JLW in connection with the JLW merger and non-recurring transition and integration costs associated with the JLW merger and the acquisition of Compass.

(4) Excludes compensation expense associated with the issuance of shares to former employees of JLW in connection with the JLW merger.

(5) Adjusted net earnings (loss) is not determined in accordance with GAAP and may not be comparable to other companies' reported net earnings
     (loss).

(6) Basic and diluted earnings per common share for 1997 are calculated based on net earnings for the period from conversion to corporate form, July 22, 1997, through December 31, 1997.

(7) Adjusted EBITDA represents earnings (loss) before interest expense, income taxes, depreciation and amortization, non-recurring transition and integration costs associated with the JLW merger and the acquisition of Compass and compensation expense associated with the issuance of shares of Jones Lang LaSalle Incorporated's common stock to former employees of JLW in connection with the JLW merger. We believe that Adjusted EBITDA is useful to investors as a measure of operating performance, cash generation and ability to service debt. However, Adjusted EBITDA should not be considered as an alternative either to: (i) net earnings determined in accordance with GAAP, (ii) operating cash flow determined in accordance with GAAP, or (iii) liquidity and may not be comparable to EBITDA of other companies.

(8) For purposes of computing the ratio of earnings to fixed charges, earnings represents net earnings (loss) (or, for the six months ended June 30, 2000 (adjusted) and the years ended December 31, 1999 (adjusted pro forma) and 1998 (adjusted pro forma), adjusted net earnings (loss)) before income taxes plus fixed charges, less capitalized interest. Fixed charges consist of interest expense, including amortization of debt discount and financing costs, capitalized interest and one-third of rental expense which we believe is representative of the interest component of rental expense. Earnings were insufficient to cover fixed charges by $37.1 million for the six months ended June 30, 2000 (actual) and $89.5 million for the year ended December 31, 1999 (actual).

(9) Investments under management represent the aggregate fair market value or cost basis of assets managed by our Investment Management segment as of the end of the periods reflected.

(10) Represents the square footage of properties for which we provided corporate property services as of the end of the periods reflected.

(11) Represents the total square footage of properties for which we provided property management and leasing or corporate property services as of the end of the periods reflected.




                                  BUSINESS

OVERVIEW

        We are a leading global real estate services and investment management firm. We provide a wide variety of commercial real estate transactional, advisory and investment management services on a local, national and international basis across approximately 100 markets on five continents.

        We manage approximately 700 million square feet of property, provide investment management services for approximately $22 billion of assets and have approximately 7,000 employees. We serve a wide variety of clients, including owners and tenants of office, industrial, retail and hotel properties, as well as real estate investors. We have grown by expanding both our client base and our range of services and products in anticipation of client needs, as well as through a series of strategic acquisitions and a merger. By offering a broad range of real estate products and services, and through our extensive knowledge of domestic and international real estate markets, we are able to serve as a single source provider of solutions for our clients' real estate needs.

        We manage our businesses along a combination of functional and geographic lines. Accordingly, our operations are now classified into five business segments consisting of two global businesses, Investment Management and Hotel Services, and Owner and Occupier Services managed in three geographic regions, the Americas, Europe and Asia Pacific, as follows (with percentages indicating the proportion of our 1999 revenues accounted for by each segment):

      [CHART REPRESENTING BUSINESS SEGMENTS AND INDICATING PERCENTAGE
              OF 1999 REVENUES ACCOUNTED FOR BY EACH SEGMENT]

        Our Owner and Occupier Services business is operated on a geographical basis and consists of Implementation Services, composed primarily of tenant representation, agency leasing, capital markets services and valuation services, and Management Services, composed primarily of property management services, corporate property services, development services and project management services. Our Investment Management segment provides real estate investment management services to institutional investors, corporations and high net worth individuals. Our Hotel Services segment provides strategic advisory, sales, acquisition, valuation and asset management services related solely to hotel, conference and resort properties.

        The following provides a brief overview of our business units:

        OWNER AND OCCUPIER SERVICES - IMPLEMENTATION SERVICES

        Tenant Representation. Our Tenant Representation Services units assist clients by defining space requirements, identifying suitable alternatives, recommending appropriate occupancy solutions and negotiating lease and ownership terms with third parties.

        Agency Leasing. Our Agency Leasing Services units create and execute marketing and leasing programs to identify tenants for our clients' properties and negotiate leases with terms in the best interests of our clients.

        Capital Markets Services. Our Capital Markets Services units include real estate finance, private equity placements, portfolio advisory activities, corporate finance and institutional property sales and acquisitions.

        Valuation Services. Our Valuation Services units provide clients with professional valuation services that help them to determine accurate values for office, retail, industrial and mixed-use properties.

        OWNER AND OCCUPIER SERVICES - MANAGEMENT SERVICES

        Property Management Services. Our Property Management Services units provide on-site management services for office, industrial, retail and specialty properties, leveraging our market share and buying power to deliver superior service for clients.

        Corporate Property Services. Our Corporate Property Services units provide comprehensive portfolio and property management services to corporations and institutions that outsource their real estate management functions.

        Development Services. Our Development Services units manage all aspects of the development, redevelopment and renovation of commercial projects, principally on a fee basis.

        Project Management Services. Our Project Management Services units provide facility build-out and conversion management, move management and strategic occupancy planning services to tenants of leased space, owners in self-occupied buildings and owners of real estate investments.

        INVESTMENT MANAGEMENT

        Our Investment Management business provides real estate investment management services to institutional investors, corporations and high net worth individuals through a broad range of real estate investment products and services in the public and private capital markets to meet various strategic, risk/return and liquidity requirements.

        HOTEL SERVICES

        Our Hotel Services business specializes in providing global real estate services, such as sales, acquisitions, strategic consulting, valuation and appraisal, operator selection, debt and equity sourcing, asset management and research, to investors, financiers and operators of hotel, conference and resort properties.

THE JLW MERGER

        On March 11, 1999, LaSalle Partners Incorporated merged its businesses with those of Jones Lang Wootton and changed its name to Jones Lang LaSalle Incorporated. The JLW merger combined two leading real estate services companies with complementary geographic focus to create a global real estate services firm. JLW's culture, long-term strategy and service capability were compatible with those of LaSalle Partners. Prior to the merger, JLW was ranked as one of the largest international real estate organizations, with approximately 4,000 employees in 32 countries. JLW's name recognition in and focus on Europe (60% of 1998 revenues) and Asia and Australasia (27% of 1998 revenues) complemented LaSalle Partners' concentration and reputation in the Americas. In addition to improving the geographic diversity of our revenues, the JLW merger further enhanced the diversity of our customer base. Pro forma for the JLW merger, no client represented more than 2% of our 1999 revenues and our top 25 clients represented less than 20% of our 1999 revenues.

        The heritage of both LaSalle Partners and JLW as partnerships has resulted in strong employee ownership, which we continue to encourage and promote. At December 31, 1999, our employees owned more than 60% of Jones Lang LaSalle Incorporated's common stock.

COMPETITIVE ADVANTAGES

        We believe that we have several competitive advantages which have established us as a leader in the real estate services and investment management industries. These advantages include the following:

        RELATIONSHIP ORIENTATION

        Our client-driven focus enables us to develop long-term relationships with owners and users of real estate. By developing these relationships, we generate repeat business and create recurring revenue sources. In many cases, we develop a strategic alliance with clients who have ongoing service needs, to deliver fully integrated real estate services across multiple business units and office locations. Our relationship orientation is supported by an employee compensation system which we believe is unique in the real estate industry. We compensate our professionals with a salary and bonus plan designed to reward client relationship building, teamwork and quality performance, rather than on a commission basis which is typical in the industry.

        FULL RANGE OF SERVICES

        By offering a wide range of high quality, complementary services, we can combine our services to develop and implement real estate strategies that meet the increasingly complex needs of our clients. In addition, business units are able to develop revenue sources for our other business units.

        WORLD-CLASS RESEARCH

        We invest in and rely upon comprehensive research to support and guide the development of real estate and investment strategy. Our Global Research Committee oversees and coordinates the activities of more than 150 research professionals who cover market and economic conditions in 36 countries on five continents. We produce more than 100 research publications annually. Research will also play a key role in our new, company-wide intranet, keeping all of our professionals attuned to important events and changing conditions in world markets.

        GEOGRAPHIC REACH

        We believe that we have established a business presence in the principal real estate markets and that we can build our revenues without a substantial increase in costs. With approximately 100 corporate offices on five continents, we possess in-depth knowledge of local and regional markets and can provide our full range of real estate services around the globe. This geographic coverage positions the firm to serve our multinational clients and manage investment capital on a global basis.

        REPUTATION

        Based on our industry knowledge, commissioned marketing surveys, industry publications and our number of long-standing client relationships, we believe that we are widely recognized by large corporations and institutional owners and users of real estate as a provider of high quality, professional real estate services and investment management products. We believe our name recognition and reputation for quality services are significant advantages when pursuing new business opportunities.

INDUSTRY TRENDS

        INCREASING DEMAND FOR GLOBAL SERVICES; GLOBALIZATION OF CAPITAL FLOWS

        Many corporations, both those based in the United States and those based in other countries, have pursued growth opportunities in international markets. This has increased the demand for global real estate services, like corporate property services, tenant representation and leasing and property management. We believe that this trend will favor those real estate service providers with the capability to provide services in many markets around the world. Additionally, real estate capital flows have become more global as more investors seek real estate investment opportunities beyond their existing borders. This trend has created new markets for investment managers that can facilitate international real estate capital flows and execute cross-border real estate transactions.

        GROWTH OF OUTSOURCING

        In recent years, outsourcing of professional real estate services on a global level has increased substantially as corporations have focused corporate resources, including capital, on their core competencies. In addition, public and other non-corporate users of real estate, such as government agencies and health and educational institutions, have begun outsourcing real estate activities as a means of reducing costs. As a result, there are significant growth opportunities for firms that can provide integrated real estate services across many geographic markets.

        CONSOLIDATION

        The real estate services industry has gone through a high degree of consolidation in recent years, although the pace of consolidation has slowed in the last year. Many large real estate service firms engaged in the property management business, including us, believe that, as a result of substantial existing infrastructure investments and the ability to spread fixed costs over a broader base of business, it is possible to recognize incrementally higher margins on property management and corporate property services assignments as the amount of square footage under management increases.

        Large users of commercial real estate services continue to demonstrate a desire for a single source service provider across local, regional and global markets. The ability to offer a full range of services on this scale requires significant corporate infrastructure investment, including information technology and personnel training. Smaller regional and local real estate service firms, with limited resources, are less able to make such investments.

        ALIGNMENT OF INTERESTS OF INVESTORS AND INVESTMENT MANAGERS

        Institutional investors continue to allocate significant portions of their investment capital to real estate. Many investors have shown a desire to commit their capital to investment managers willing to co-invest with them on specific investments. In addition, investors are increasingly requiring that the fees paid to investment managers be more closely aligned with investment performance. As a result, we believe that investment managers with co-investment capital will have an advantage in attracting real estate investment capital. Co-investment typically brings with it the opportunity to provide additional services related to the acquisition, financing, property management, leasing and disposition of such investments.

BUSINESS STRATEGY

        We intend to capitalize on our competitive advantages and the opportunities created by our new global platform to pursue the following growth strategy:

        o Expand Client Relationships. Based on our ability to deliver high quality real estate services, we have been able to successfully leverage discrete client assignments into more comprehensive relationships utilizing some or all of our business groups. Current industry trends, particularly the globalization of corporate clients and the increased outsourcing of real estate services on a global basis, provide a favorable environment for us to increase the scope of our current client relationships and to develop new relationships through our broad array of services. We intend to expand the strategic alliance approach we have applied in our Tenant Representation Services unit to the rest of our business units worldwide. Our business groups identify new clients and markets and pursue opportunities to sell the products and services of many of our business units. Our Global Services Management Group, created in 1999, acts as a catalyst in assisting our professionals in all groups in marketing the multiple services we offer to existing and prospective clients.

        o Strengthen International Presence. We intend to focus our near term efforts on further developing and strengthening the global platform which was created by the JLW merger to take advantage of the increasing globalization of real estate capital sources and investment opportunities and the international business expansion of many of our corporate clients. In December, we combined our former Australasia and Asia regions into the Asia Pacific region. This combination is intended, among other things, to position us to use our talent and expertise in the relatively mature Australian market to pursue growth opportunities in Asia. Similarly, we plan to leverage our talent and expertise in the United States to pursue growth opportunities in Latin America and our talent and expertise in Western Europe to pursue growth opportunities in Central and Eastern Europe. In our Investment Management business, we intend to take advantage of our global platform to increase our activities outside the United States and capitalize on the growing trend of cross-border capital movement. We will pursue selective acquisitions in product categories and geographic niches in order to serve our clients' increasingly global real estate needs, and to pursue new business opportunities.

        o Provide Consistent, High Quality Service. We have created a Global Services Management group designed to ensure that worldwide operations work and interact at the consistently high levels expected by clients. Through the delivery of consistent, high quality service, we aim to expand our current client relationships, grow our business and further strengthen our name recognition and reputation.

        o Pursue Co-Investment Opportunities. We intend to continue our strategy of co-investing with our investment management clients. As of June 30, 2000, we had a total net investment of $69.1 million in 31 separate property or fund co-investments with additional capital commitments of $26.9 million for future fundings of co-investments. The acquisition cost of the properties acquired through these co-investments exceeds $2.0 billion. Existing co-investments consist primarily of office properties, land, development properties and commingled fund investments purchased within the last five years and the investment in LaSalle Hotel Properties, the public real estate investment trust advised by us.

           Our co-investment strategy is supported by our broad fundamental real estate research capabilities, which include identifying trends in geographic regions and property types. Our extensive knowledge of local markets drawn from our presence and work in these markets facilitates the identification and evaluation of specific investment opportunities. Co-investments provide us with the opportunity to participate in returns generated by such investments and provide services related to the acquisition, financing, property management, leasing and disposition of such investments. As a result of the JLW merger, we have an increased access to international market knowledge, positioning us to take advantage of recovering markets in various regions throughout the world.

        o Develop a Technology and E-Business Strategy. Our technology strategy is to create an open, advanced technology platform that enables our clients to achieve their real estate and broader business objectives. This strategy includes investing in software applications for the Project Management and Development Management businesses and utilizing the Internet to enhance existing services provided to clients and to develop entirely new services via e-commerce. We are in the final stages of implementing a global data network, which we intend to be a reliable, high-speed system that will enable our clients and employees around the world to efficiently communicate with each other. In addition, we plan to utilize the Internet to:

           -    aggregate purchases in our managed property portfolio;

           - invest in software applications for the Project Management and Development Management businesses;

           -    expand the use of electronic auction sites; and

           -    offer clients online access to portfolio performance data.

E-COMMERCE INITIATIVES

        Through the first six months of 2000, we have evaluated a number of e-business opportunities. On April 26, 2000, we announced the formation of Octane, an e-commerce alliance with two other leading U.S. real estate services firms. This alliance will develop e-business solutions for the real estate services industry and will focus on procurement, transactions, support services and other business-to-business activities. On May 5, 2000, we announced our intent to join 11 other leading North American real estate firms to form Constellation, a real estate e-business company. This company will form, incubate and sponsor real estate-related Internet, e-commerce and broadband enterprises; acquire interests in existing leading companies on a synergistic basis; and act as an opportunistic consolidator across property sectors in the emerging real estate technology area. On June 29, 2000, we announced that together with two other leading international property services firms and an international business to business publisher, we would be developing a pan-European commercial property listings, information and data research portal. The venture will be an unaffiliated, independently managed company with its own brand and may ultimately include other content and technology partners. The final terms and conditions of the agreements related to these ventures are currently being negotiated.

        On July 12, 2000, it was announced that we, together with two other leading U.S. real estate services firms, had participated in a $30 million preferred stock financing for SiteStuff.com, Inc., an e-marketplace for owners and operators of commercial and multi-family real estate properties. On July 19, 2000, we funded our $10.0 million participation. Through SiteStuff, we have the ability to aggregate the purchase of property management maintenance, repair and operations products and services for the benefit of clients in the U.S. We will continue to seek additional e-commerce opportunities which enhance our product and service offerings.

BUSINESS SEGMENTS

        We serve our clients through three principal business segments: owner and occupier services which we divide along geographic lines, investment management and hotel services. A description of each of these segments is set forth below.

OWNER AND OCCUPIER SERVICES

        To effectively address the local, regional and global needs of real estate owners and occupiers, we provide a full range of integrated transaction, property management and corporate property services. Operations are managed geographically in three regions: the Americas, Europe and Asia Pacific. In addition, our Global Services Management group supports the regional Owner and Occupier Services groups on a global basis for marketing, consulting and delivery of best practices to multi-national clients.

        Owner and occupier services can be grouped into two types: implementation services and management services.


IMPLEMENTATION SERVICES                      Management Services

o    Tenant Representation                   o  Property Management Services
o    Agency Leasing                          o  Corporate Property Services
o    Capital Markets Services                o  Development Services
o    Valuation Services                      o  Project Management Services

        IMPLEMENTATION SERVICES

        Implementation services consist primarily of tenant representation, agency leasing, capital markets and valuation services. Implementation services produced 54.6% of our total revenue for the six months ended June 30, 2000, 52.1% for 1999, 40.1% for 1998 and 40.8% for 1997.

        Tenant Representation Services. Our Tenant Representation Services units assist clients by defining space requirements, identifying suitable alternatives, recommending appropriate occupancy solutions and negotiating lease and ownership terms with third parties. We seek to assist our clients to lower real estate costs, minimize real estate occupancy risks, improve occupancy flexibility and control and create more productive office environments. We use a multi-disciplined approach to develop occupancy strategies that are linked to our clients' core business objectives. In 1999, we completed approximately 1,700 tenant representation transactions involving approximately 26 million square feet. During the six months ended June 30, 2000, we completed approximately 1,100 tenant representation transactions involving approximately 11.4 million square feet.

        The tenant representation industry includes a large number of service providers offering a wide range of service quality and capabilities. Our Tenant Representation Services units, particularly in the United States, direct their marketing efforts toward developing "strategic alliances" with clients whose real estate requirements include on-going assistance in meeting their real estate needs and also toward clients who have the need to consider multiple real estate options and to execute complex strategies.

        In many cases, we develop a strategic alliance with clients to deliver fully integrated real estate services, including comprehensive on-going strategic planning and transaction execution services across multiple office locations via the assignment of dedicated client teams. We view our strategic alliances as a competitive advantage since these long-term relationships lower business development costs for us and create recurring revenue sources. Through these relationships, we gain a better understanding of our clients' portfolio and occupancy requirements since the same professionals service the client's needs nationwide. We believe that these relationships enable us to deliver more consistent services and better results than single-transaction, commissioned brokerage service providers. In 1998 and 1999, strategic alliances accounted for 71.9% and 77.8%, respectively, of our tenant representation revenue derived in the Americas.

        In addition to our strategic alliances, we also represent clients in large, complex transaction assignments that typically involve relocations of headquarters facilities or major office consolidations. For these assignments, we draw on our broad depth of other capabilities to assist our clients with development, buy or lease decisions and the evaluation of long-term financing options.

        We intend to grow this business by increasing our strategic alliance relationships and by expanding existing relationships to cover multinational clients that have occupancy needs around the world and are looking for a single source provider.

        We are generally compensated for Tenant Representation Services on a negotiated fee basis. Although fees are generated by lease commissions, they are often also determined by performance related to targets set by us and the client prior to our engagement and, in the case of strategic alliances, at annual intervals thereafter. Quantitative and qualitative measurements assess progress relative to these goals, and we are compensated accordingly. Incentive fees are often awarded for superior performance. Our Tenant Representation Services professionals do not earn commissions. They are compensated by means of a base salary and performance bonus that is determined primarily by their contribution to achieving predetermined client performance objectives.

        Agency Leasing Services. Our Agency Leasing Services units create and execute marketing and leasing programs to identify tenants for our clients' properties and negotiate leases with terms in the best interests of our clients. Clients are typically investors, property companies, developers or public bodies. In 1999, we completed approximately 11,000 agency leasing transactions representing approximately 90 million square feet of space. During the six months ended June 30, 2000, we completed approximately 6,200 agency leasing transactions representing approximately
52.3 million square feet of space.

        Agency leasing fees are typically based on a percentage of the value of the lease revenue commitment for leases consummated.

        Capital Markets Services. Our Capital Markets Services include real estate finance, private equity placements, portfolio advisory activities, corporate finance and institutional property sales and acquisitions. We completed institutional property sales and acquisitions, debt financings, equity placements and portfolio advisory activities on assets and portfolios valued at approximately $23.0 billion during 1999 and approximately $12.5 billion during the six months ended June 30, 2000.

        We believe that our Capital Markets Services units have a number of competitive strengths, including their broad accumulated base of real estate investment banking knowledge and an ability to draw on our access to global capital sources. Our Agency Leasing, Property Management and Investment Management units are valuable resources for the Capital Markets Services units in providing local market and property information and local capital markets expertise. As a result of the JLW merger, the Capital Markets Services units have expanded access to international market and property information. This access creates the platform necessary to offer our expertise to multinational clients.

        The Capital Markets Services units are integral to the business development efforts of our other businesses by researching, developing and introducing innovative new financial products and strategies. This includes the development of our hotel investment capability, which is currently performed within our Investment Management group through the management of LaSalle Hotel Properties, a Real Estate Investment Trust, or REIT.

        We are typically compensated for Capital Markets Services on the basis of the value of transactions completed or securities placed, but in certain circumstances we receive retainer fees for portfolio advisory services.

        Valuation Services. Our Valuation Services units provide clients with professional valuation services that help them to determine accurate values for office, retail, industrial and mixed-use properties. Such services may involve valuing a single property or a worldwide portfolio of multiple property types. Valuations typically involve commercial property, investment grade residential property and land for a variety of purposes, including acquisition, disposition, debt and equity financing, mergers and acquisitions, securities offerings and privatization. Our clients include occupiers, investors and financing sources from the public and private sectors. We have valuation specialists capable of providing valuation advice to clients in nearly every developed country. During 1999, we performed approximately 32,000 valuations of properties valued in the aggregate at approximately $194.0 billion. During the six months ended June 30, 2000, we performed approximately 14,000 valuations of properties valued in the aggregate at approximately $69.0 billion.

        Compensation for valuation services is generally negotiated for each assignment based on its scale and complexity and will typically relate in part to the value of the underlying assets.

        MANAGEMENT SERVICES

        Management services include property management, corporate property services, development and project management services. We have a portfolio of approximately 700 million square feet of property under management worldwide. Management services produced 30.1% of our total revenue for the six months ended June 30, 2000, 30.9% for 1999, 27.3% for 1998 and 21.5%
for 1997.

        Property Management Services. Our Property Management Services units provide on-site management services for office, industrial, retail and specialty properties, leveraging their market share and buying power to deliver superior service for clients. Our goal, as a pioneer in the development of value-creating property management services, is to enhance our clients' property values through aggressive day-to-day management focused on maintaining high levels of occupancy and tenant satisfaction, while lowering the operating costs of such properties. As of June 30, 2000, we provided on-site Property Management Services for office, retail, mixed-use and industrial properties totaling approximately 500 million square feet.

        Our property management services are typically provided by an on-site general manager and staff supported through regional supervisory teams as well as central resources in areas such as training, technical and environmental services, accounting, marketing and human resources. Property general managers assume full responsibility for property management activities, client satisfaction and financial results and are compensated, not by fees or commissions, but through a combination of base salary and performance bonus that is directly linked to results produced for clients.

        Increasingly, management agreements provide for incentive compensation relating to operating expense reductions, gross revenue or occupancy objectives or tenant satisfaction levels. As is customary in the industry, management contract terms typically range from one to three years, but are cancellable at any time upon a short notice period, usually 30 to 60 days.

        Our acquisitions of Compass and Galbreath and our recent investment in a new property information system in the Americas provides us with opportunities to use our size to offer high quality, low cost services over a wider geographic area. The marketing efforts of the Property Management Services business are directed toward pursuing new third-party management assignments, expanding our relationships with existing clients and capitalizing on new business opportunities which may arise from our Investment Management initiatives, like our co-investment strategy. In addition, the JLW merger has provided an opportunity for us to combine our best practices around the globe to enhance current client satisfaction and margin objectives as well as to serve new multinational clients.

        Corporate Property Services. We were a pioneer in the corporate property services business. Our Corporate Property Services units provide comprehensive portfolio and property management services to corporations and institutions that outsource their real estate management functions. The properties under management range from corporate headquarters to industrial complexes. Our target clients typically have large, over one million square foot, portfolios with significant opportunities to reduce costs and improve service delivery. Performance measures are generally developed to quantify progress made toward the goals and objectives that are set mutually with clients. At June 30, 2000, we had approximately 225 million square feet under management relating to Corporate Property Services clients.

        Our Corporate Property Services units also serve as an important "port of entry" for our other business units. Depending on client needs, the Corporate Property Services units, either alone or through our other business units, provide services such as portfolio planning, property management, leasing, tenant representation, acquisition, finance, disposition, project management, development management and land advisory services.

        The Corporate Property Services units are compensated on the basis of negotiated fees, which are typically structured to include a base fee and a performance bonus. The performance bonus compensation is based on a quantitative evaluation of progress toward performance measures and regularly scheduled client satisfaction surveys. Corporate Property Services agreements are typically three to five years in duration, but are cancellable at any time upon a short notice period, usually 30 to 60 days.

        We believe that the global corporate trend of outsourcing non-core business functions represents an important long-term business opportunity. We also believe that our broad-based service capabilities will become an increasingly valuable competitive advantage in pursuing Corporate Property Services assignments. We believe that our demonstrated experience in improving our clients' operating expense levels and client satisfaction also provide us with an important competitive advantage. In order to efficiently provide all services required to manage and operate large corporate property portfolios, we partner with major building services and architecture firms. The Corporate Property Services units have been actively pursuing, and have had success with obtaining new business opportunities with universities, health care institutions and government agencies.

        Development Services. Our Development Services units manage all aspects of the development, redevelopment and renovation of commercial projects, principally on a fee basis. We prepare feasibility studies, negotiate contracts, develop and monitor budgets and coordinate and manage the architects, engineers and attorneys related to the project. We also undertake entitlement, zoning and a variety of other development-related responsibilities. Our clients are generally corporations with significant office space needs. We have extensive experience in ground-up development in the office, retail, industrial and special-purpose sectors. Our Development Services units frequently manage development initiatives for clients of our Corporate Property Services and Tenant Representation Services units, as well as for clients of our Investment Management segment which are pursuing development-related investment strategies.

        Our Development Services units generate development and advisory fees, which are negotiated based upon the cost of the developments or improvements. In addition, the units generate performance fees based on investment returns generated for clients. Assignments are typically multi-year in nature.

        Project Management Services. Our Project Management Services units provide facility build-out and conversion management, move management and strategic occupancy planning services to tenants of leased space, owners in self-occupied buildings and owners of real estate investments. Our Project Management Services units frequently manage the relocation and build-out initiatives for clients of our Property Management Services, Corporate Property Services and Tenant Representation Services units.

        We are one of the largest providers of project management services in the United States. We intend to grow our Project Management Services business by expanding into additional markets and by increasing the number of our current clients to which the business provides services.

        The Project Management Services units are typically compensated on the basis of negotiated fees. Client contracts are typically multi-year in duration and may govern a number of discrete projects, with individual projects being completed in less than one year.

        GLOBAL SERVICES MANAGEMENT

        We created the Global Services Management unit to support our geographical Owner and Occupier Services segments. The Global Services Management unit is composed of three management functions: Global Client Services, Global Services Development and Global Consulting.

        Global Client Services is a dedicated firm-wide marketing organization, which acts as a catalyst in assisting our professionals in all groups in marketing multiple services of the firm to existing and prospective clients. Global Services Development identifies and institutes our best practices throughout our company, making skilled resources available to clients wherever such expertise may be needed, and supporting the expansion of our business specialties globally. The Global Consulting team of senior real estate consultants provides clients with specialized, value-added real estate consulting services and strategies in seven areas: mergers and acquisitions, ports and transit, development, public institutions, e-commerce, occupier portfolio and organizational strategy and work process design.

        The Global Services Management unit performs a global support function for the regional Owner and Occupier Services businesses, and, therefore, we allocate the revenue and expenses of this unit back to the regions for purposes of segment reporting.

INVESTMENT MANAGEMENT

        Our Investment Management business, which operates under the name "LaSalle Investment Management," provides real estate investment management services to institutional investors, corporations and high net-worth individuals. As of June 30, 2000, we managed approximately $22.3 billion of real estate assets, making us one of the largest managers of institutional capital invested in real estate assets and securities. Of this total of $22.3 billion of real estate assets, $18.3 billion consisted of direct investment in real estate properties, and $4.0 billion consisted of investment in real estate related securities. Investment Management revenue as a proportion of our total revenue was 13.1% for the six months ended June 30, 2000, 11.2% in 1999, 29.0% in 1998 and 34.5% in 1997. The
reduction in Investment Management revenue as a share of total revenue was principally due to the addition of Owner and Occupier Services to our business as a result of the Compass acquisition and the JLW merger, which was composed primarily of Owner and Occupier Services businesses.

        LaSalle Investment Management serves its clients through a broad range of real estate investment products and services in the public and private capital markets to meet various strategic, risk/return and liquidity requirements. We have organized our Investment Management business along two functional lines, private equity and debt investments and public equity and debt investments. LaSalle Investment Management offers clients a range of investment alternatives, including private direct investments in multiple real estate property types (e.g., office, retail, industrial, residential, land and parking) and indirect investments, primarily in publicly traded real estate investment trusts and other real estate equities. The success of LaSalle Investment Management is built on the foundation of fully integrated research, innovative investment strategies and a strong client focus. LaSalle Investment Management's strategy is focused on three fundamentals:

       o developing and executing tailored investment strategies to meet a variety of client objectives;

       o    providing superior performance for its clients; and

       o    delivering a high level of service.

        The investment and capital origination activities of the Investment Management business are becoming increasingly non-U.S. based. As of June 30, 2000, 52.4% of LaSalle Investment Management's assets under management were invested outside of the United States. We expect our Investment Management activities outside of the United States, both fund raising and investing, to continue to increase as a proportion of total capital raised and invested. We also see a growing trend of cross-border capital movement. In 1999, LaSalle Investment Management's application for Approved Fund Manager status was approved by the Monetary Authority of Singapore. This approval marked the first major step in our plan to build an investment management operation to service clients in the Asia Pacific region.

        Investment Management activities generate significant additional business for other parts of our operations, particularly in the areas of Agency Leasing, Property Management, Development Services and Capital Markets Services.

        We maintain an extensive real estate research department, which monitors real estate and capital market conditions around the world to enhance investment decisions and identify future opportunities. In addition to drawing on public sources for information, our research department utilizes the extensive local presence of our professionals throughout the world to gain proprietary insight into local market conditions.

        DIRECT INVESTMENTS IN REAL ESTATE PROPERTIES

        LaSalle Investment Management oversees the acquisition, management, leasing, financing and divestiture of real estate investments across a broad range of real estate property types on behalf of its investment management clients. LaSalle Investment Management introduced its first institutional investment fund in 1979 and currently has a series of commingled investment funds, including three funds which invest in properties in the United States and two commingled funds that are fully invested in assets located in continental Europe. LaSalle Investment Management also has single client "separate account" relationships with investors for whom LaSalle Investment Management manages private real estate investments. As of June 30, 2000, we had approximately $18.3 billion in assets under management in these funds and separate account clients.

        To take advantage of the trend toward globalization of real estate capital sources, LaSalle Investment Management strengthened and extended its international investment activities with the acquisition, in October 1996, of CIN Property Management. This acquisition made LaSalle Investment Management one of the largest managers of pension fund real estate investments in the United Kingdom, and provided the basis for it to expand its investment activities and capital raising in the United Kingdom and continental Europe. LaSalle Investment Management currently has approximately $11.7 billion in assets under management in Europe. LaSalle Investment Management is leveraging its organizational strength and access to global capital, to take advantage of the accelerating interest in international investment, to expand investment activity to new countries within Europe and Asia Pacific and to strengthen its position as a leading investment manager for real estate capital in the United States.

        We increased our investment management involvement in the hotel industry with the completion of the initial public offering of LaSalle Hotel Properties, a real estate investment trust. LaSalle Hotel Properties was formed to own properties and to continue and expand our hotel investment management activities by investing principally in upscale luxury and full-service hotels located primarily in major business and urban, resort and convention markets. We provide advisory, acquisition and administrative services to LaSalle Hotel Properties for which we receive a base advisory fee calculated as a percentage of net operating income, as well as performance fees based on growth in funds from operations on a per share basis.

        In 1999, LaSalle Investment Management launched and funded two new investment products: the Income & Growth II Fund and the Euro5 Fund. The Income & Growth II Fund is a private equity commingled fund, which invests in properties within the United States. This fund had its first and second closings during 1999 and received commitments which represent more than $220.0 million in buying power.

        The Euro5 Fund also had its first closing in 1999. This diversified value-added investment vehicle focuses on office, business park, retail and industrial properties in areas with above-average growth in France, Italy, Portugal, Spain and Germany.

        Some investors continue to favor investment managers that co-invest in newly formed investment vehicles in order to more closely align the interests of the investor and the investment manager. We believe that co-investment will continue to be important in retaining and expanding our competitive position. We also believe that our co-investment strategy will greatly strengthen our ability to raise capital for new investment funds. By increasing assets under management, we also gain the opportunity to provide additional services related to the acquisition, financing, property management, leasing and disposition of these assets.

        Our Investment Management operations are conducted with teams of professionals dedicated to achieving client objectives. All investment decisions for private market investments must be approved by LaSalle Investment Management's five-member investment committee. The investment committee approval process is utilized for both LaSalle Investment Management's investment funds and for all of its separate account clients.

        LaSalle Investment Management is generally compensated for investment management services for private equity and debt investments based on initial capital invested, with additional fees tied to investment performance above benchmark levels. The terms of LaSalle Investment Management's contracts vary by the form of investment vehicle involved and the type of service provided. LaSalle Investment Management's investment funds have various lifespans, typically ranging between three and seven years. Separate account advisory agreements generally have three year terms with "at will" termination provisions.

        INVESTMENTS IN PUBLIC EQUITY AND DEBT SECURITIES

        LaSalle Investment Management offers its clients the ability to invest in separate and commingled accounts focused on public real estate equity and debt securities. LaSalle Investment Management principally invests its clients' capital in publicly traded securities of real estate investment trusts and property company equities but is also active in private placement investments in publicly traded real estate companies and selected investments in private real estate companies seeking capital to ultimately gain access to the public markets. As of June 30, 2000, LaSalle Investment Management had approximately $4.0 billion of assets under management in these types of investments, of which approximately $0.5 billion was invested in equities outside of the United States. LaSalle Investment Management is typically compensated by its securities investment clients on the basis of the market value of assets under management with increasing use of incentive fees tied to performance of investments above benchmark levels.

HOTEL SERVICES

        Hotel Services is a new business for us as a result of the JLW merger. The segment specializes in providing global real estate services to investors, financiers and operators of hotel, conference and resort properties. These services include sales, acquisitions, strategic consulting, valuation and appraisal, operator selection, debt and equity sourcing, asset management and research. Principal clients of the segment include government agencies, institutional investors, corporations, hotel groups and private investment companies and individuals. The segment has approximately 100 hotel professionals, based primarily in London, Frankfurt, New York, Los Angeles, Sydney, Brisbane, Auckland, Jakarta and Singapore.

        The Asian hotel market has been negatively impacted by poor economic conditions over the last two years, but was showing strong signs of recovery in the latter half of 1999, due to a renewed interest in tourism growth and a return to hotel profitability. The Australian hotel market continues to show strong activity, due to the recent exodus of Japanese investors from this market. The United States and European hotel markets continue to benefit from strong global economic growth. In 1999, the Hotel Services segment completed over 600 corporate advisory transactions on properties with a total value of approximately $17.0 billion and approximately 100 investment sales transactions involving properties with a total value of approximately $900.0 million. One of these investment sales transactions was the sale of the Seoul Hilton for $230 million.

COMPETITION

        We compete across a variety of business disciplines within the commercial real estate industry, including investment management, tenant representation, corporate property services, construction and development management, property management, agency leasing, valuation and capital markets. Each of the business disciplines in which we compete is highly competitive on an international, regional or local level. Depending on the industry segment, we face competition from other real estate service providers, institutional lenders, insurance companies, investment banking firms, investment managers and accounting firms. Many of our competitors are local or regional firms, which are substantially smaller than us. However, they may be substantially larger on a local or regional basis. We are also subject to competition from other large global firms.

        The advent of the Internet has introduced new ways of providing real estate services, as well as new competitors to the industry. We cannot currently predict who these competitors will be nor can we predict what our response to them will be. This response could require significant capital resources, changes in our organization or technological changes. In all of our businesses, we compete on the basis of the skills of our professionals, the quality of the services we provide, the breadth and depth of our product and service offerings, the geographic scope of our service delivery capabilities, and the quality of our infrastructure, including our technology.

EMPLOYEES

        We employ approximately 7,000 people, including approximately 5,000 professional staff members and approximately 2,000 support personnel. None of our employees are members of any labor union. Satisfactory relations have generally prevailed between us and our employees.

        We have entered into an agreement with LPI Service Corporation, or LPISC, a company controlled by one of our former employees, pursuant to which LPISC provides the services of approximately 3,000 janitorial, engineering and property maintenance workers for some of the properties we manage. We have an option to purchase LPISC. Approximately 550 of the employees of LPISC are members of labor unions.

PROPERTIES

        Our principal holding company headquarters is located at 200 East Randolph Drive, Chicago, Illinois. We currently occupy over 100,000 square feet of office space at our principal holding company's Chicago headquarters pursuant to a lease that expires in February 2006. Our principal operational headquarters is located at 22 Hanover Square, London, England. We lease approximately 83,000 square feet at our London operational headquarters under a lease expiring in June 2004. Our regional headquarters are located in Chicago, London and Hong Kong. We have approximately 100 local offices worldwide located in 94 major cities and metropolitan areas as follows: 31 in the United States, 37 in 18 countries in Europe and 26 in 9 countries in Asia Pacific. Our offices are each leased pursuant to agreements with terms ranging from month-to-month to ten years. In addition, we have property and other offices located throughout the world. On-site property management offices are generally located within properties under management and are provided without cost.

LEGAL PROCEEDINGS

        We are a defendant in various litigation matters arising in the ordinary course of business, some of which involve claims for damages that are substantial in amount. Many of these matters are covered by insurance. In our opinion, the ultimate resolution of such litigation is not expected to have a material adverse effect on our financial position, results of operations or liquidity.


                     DESCRIPTION OF OTHER INDEBTEDNESS

MULTICURRENCY CREDIT FACILITY

        The issuer has a multicurrency credit facility with a group of commercial banks under a Second Amended and Restated Multicurrency Credit Agreement dated as of July 26, 2000. Prior to July 26, 2000, Jones Lang LaSalle Incorporated was the borrower under the multicurrency credit facility. In connection with the issuance of the old notes, the issuer became the borrower, and assumed the remaining outstanding indebtedness, under the multicurrency credit facility. The multicurrency credit facility consists of the following:

        o a $175.0 million term facility, consisting of loans denominated in U.S. dollars;

        o a $250.0 million revolving facility, a maximum of $75.0 million of which may consist of loans denominated in currencies other than the U.S. dollar;

        o loans that may be requested on an expedited basis, called swingline loans, in a maximum aggregate amount of $5.0 million, the commitment for which is part of the aggregate revolving facility commitment; and

        o letters of credit in an aggregate undrawn face amount of up to $30.0 million, the commitment for which is part of the aggregate revolving facility commitment.

        On August 29, 2000, we completed the permanent repayment of all amounts outstanding under the term portion of the multicurrency credit facility, using proceeds from the sale of the old notes and additional borrowings under the revolving portion of the multicurrency credit facility. No further borrowings can be made under the term portion of the multicurrency credit facility. As of June 30, 2000, after giving effect to application of the net proceeds from the issuance of the old notes and additional borrowings under the revolving portion of the multicurrency credit facility to repay outstanding indebtedness under the term portion of the multicurrency credit facility, the amount outstanding under the revolving portion of the multicurrency credit facility was $183.4 million. The multicurrency credit agreement provides that the revolving facility will be available for working capital, repayment of other indebtedness and other general corporate purposes, including co-investments and acquisitions of businesses. We must obtain approval from the lenders for co-investments in excess of a specified amount.

        Interest. For purposes of calculating interest, loans under the multicurrency credit agreement are designated as either Domestic Rate Loans or Eurocurrency Loans as follows:

        o loans denominated in U.S. dollars are designated, at our election, as either Domestic Rate Loans or Eurocurrency Loans; and

        o loans denominated in currencies other than the U.S. dollar are designated Eurocurrency Loans.

Loans under the multicurrency credit facility bear interest at a rate equal to

        o   a base rate, plus

        o   a margin that varies according to the ratio of (i) our debt to
            (ii) our consolidated net income before interest, taxes, depreciation and amortization, reasonable non-recurring transition costs incurred in connection with the JLW merger and the acquisition of Compass and non-cash contributions or accruals with respect to deferred profit sharing or compensation (as used in this section, "Adjusted EBITDA").

The base rate for Domestic Rate Loans is the greater of

        o   the applicable prime commercial rate; and

        o   the applicable Federal Funds rate plus 50 basis points.

The base rate for Eurocurrency Loans is the British Bankers' Association Interest Settlement Rate in the relevant currency, as displayed by the Telerate Service, adjusted for regulatory reserve requirements.

        The following table shows the applicable margins that apply to revolving loans under the multicurrency credit agreement, depending on our debt-to-Adjusted EBITDA ratio:



                                    MARGIN
                      -----------------------------------
RATIO OF DEBT TO        EUROCURRENCY      Domestic Rate
                        ------------      -------------
ADJUSTED EBITDA             LOANS             Loans
---------------             -----             -----
                                (BASIS POINTS)

less than 2.0 to 1.0         100                0
less than 2.5 to 1.0         125                0
less than 3.0 to 1.0         150                0
less than 3.5 to 1.0         175                0
3.5 to 1.0 or greater        225               50


        We use interest rate swaps to convert a portion of the floating rate indebtedness under the multicurrency credit facility to a fixed rate. For the year ended December 31, 1999, the effective interest rate under the multicurrency credit facility was approximately 6.48%. For the six months ended June 30, 2000, the effective interest rate under the multicurrency credit facility was 8.2%, including the effect of interest rate swap agreements. There were no interest rate swap agreements outstanding as of June 30, 2000.

        Fees. We are required to pay a quarterly commitment fee to the lenders under the multicurrency credit facility. The commitment fee is computed as a percentage of the average daily unused commitments. The applicable percentage ranges from .20% per annum to .45% per annum, depending on the ratio of our debt to Adjusted EBITDA. We are also required to pay an issuance fee of .10% of the face amount of any letter of credit issued under the multicurrency credit facility.

        Repayment. The revolving portion of the multicurrency credit facility matures on October 15, 2002. We are required to make a mandatory prepayment of revolving loans in the amount of the proceeds of the sale of any investment we are permitted to make in accordance with the covenants under the multicurrency credit facility. We must also prepay revolving loans on the last day of each calendar quarter if and to the extent the aggregate amount of the revolving loans, swingline loans and letter of credit commitments exceeds the revolving credit commitments then in effect.

        Security and Guarantees. The obligations of the issuer under the multicurrency credit facility have been guaranteed by Jones Lang LaSalle Incorporated and the subsidiary guarantors.

        Covenants. The multicurrency credit facility contains customary negative covenants and financial covenants. We are restricted from, among other things, incurring specified levels of indebtedness to lenders outside of the credit facility, disposing of a significant portion of our assets and paying dividends. The financial covenants include requirements that we maintain:

        o consolidated net worth at or above a specified minimum (as described below);

        o a ratio of debt to rolling four quarter Adjusted EBITDA not in excess of a specified level (as described below);

        o a ratio of senior debt to rolling four quarter Adjusted EBITDA not in excess of a specified level (as described below);

        o an interest coverage ratio as of the last day of each rolling four quarter period not less than 3.00 to 1.00; and

        o a liquidity ratio not less than a specified minimum (as described below).

        We also must maintain a minimum consolidated net worth for the period December 31, 1999 through December 30, 2000 of $270.0 million. In subsequent annual periods, the minimum is increased by an amount equal to 50% of our positive net income earned in the most recently completed fiscal year. The required minimum is also increased by an amount equal to the proceeds of any issuance by us of capital securities.

        The covenant relating to our debt-to-Adjusted EBITDA ratio provides as follows with respect to the last day of each rolling four calendar quarter period within the indicated period:


                                            Debt to Adjusted
                                                 EBITDA
       FROM AND             TO AND         Ratio Shall Not Be
      INCLUDING           INCLUDING           Greater Than
      ---------           ---------           ------------

     July 1, 2000       March 31, 2001        3.50 to 1.00
    April 1, 2001       March 31, 2002        3.25 to 1.00
    April 1, 2002         Thereafter          3.00 to 1.00

        The covenant relating to our senior debt-to-Adjusted EBITDA ratio provides as follows with respect to the last day of each rolling four calendar quarter period within the indicated period:


                                             Senior Debt To
                                            Adjusted EBITDA
       FROM AND             To and         Ratio Shall Not Be
      INCLUDING           Including           Greater Than
      ---------           ---------           ------------

     July 1, 2000       March 31, 2001        3.50 to 1.00
    April 1, 2001       March 31, 2002        3.00 to 1.00
    April 1, 2002         Thereafter          2.75 to 1.00

        The covenant relating to our liquidity ratio provides as follows with respect to the last day of each rolling four calendar quarter period within the indicated period:


                                            Liquidity Ratio
     FROM AND              To and            Shall Not Be
     INCLUDING            Including            Less Than
     ---------            ---------            ---------

   April 1, 2000      December 31, 2000      1.00 to 1.00
  January 1, 2001     December 31, 2001      1.10 to 1.00
  January 1, 2002        Thereafter          1.15 to 1.00

        Our liquidity ratio is the ratio, computed for the most recent four calendar quarters, of

        o   our Adjusted EBITDA, to

        o the sum of our interest expense, capital expenditures, cash taxes, cash component of the purchase price of any acquisition, portion of indebtedness due and payable, aggregate amount of cash dividends and other cash distributions and the aggregate principal amount of all investments not constituting acquisitions, reduced by the amount of proceeds of the disposition of all or any part of any investment not constituting an acquisition.

        Events of Default. The multicurrency credit facility provides for acceleration upon the occurrence of customary events of default, including a default under the indenture.

OTHER CREDIT FACILITIES

        We also have various overdraft facilities and short term credit facilities in Europe and Asia Pacific. The aggregate amount available under these facilities is approximately $41.0 million, of which $15.2 million was outstanding as of June 30, 2000. Borrowings under these facilities are currently limited to $50.0 million by the terms of the multicurrency credit facility.


                 CORPORATE STRUCTURE-ISSUER AND GUARANTORS

        The following chart shows the relationship among the issuer, Jones Lang LaSalle Incorporated, the subsidiary guarantors and the other principal operating subsidiaries of Jones Lang LaSalle Incorporated as of September 30, 2000:



[CHART DEPICTING DIRECT AND INDIRECT OWNERSHIP BY JONES
LANG LA SALLE INCORPORATED OF THE ISSUER, THE SUBSIDIARY
GUARANTORS AND THE OTHER PRINCIPAL OPERATING
SUBSIDIARIES OF JONES LANG LA SALLE INCORPORATED]



                          DESCRIPTION OF THE NOTES

        The old notes were, and the new notes will be, issued under an indenture, dated as of July 26, 2000, among the issuer, Jones Lang LaSalle Incorporated ("JLL"), as parent guarantor, the other Guarantors named below and The Bank of New York, as trustee. The form and terms of the new notes are identical in all material respects to the form and terms of the old notes, except that the new notes:

        o   will have been registered under the Securities Act;

        o will not bear restrictive legends restricting their transfer under the Securities Act;

        o will not be entitled to the registration rights that apply to the old notes; and

        o will not contain provisions relating to an increase in the interest rate borne by the old notes under circumstances related to the timing of the exchange offer.

        The following summary of certain provisions of the indenture does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the indenture, including the definitions of certain terms therein and those terms made a part thereof by the Trust Indenture Act. Copies of the indenture and the registration rights agreement may be obtained by following the instructions under "Where You Can Find More Information" and "Information Incorporated by Reference." For definitions of certain capitalized terms used in the following summary, see "-Certain Definitions." Except as otherwise indicated, the following summary relates to both the old notes and the new notes.

GENERAL

        The notes are unsecured unsubordinated obligations of the issuer, initially limited to [EURO]165.0 million aggregate principal amount, and mature on June 15, 2007. The redemption price of the notes at maturity will be equal to 100% of their outstanding principal amount. Each note bears interest at 9% per annum from July 26, 2000 or from the most recent date to which interest has been paid or provided for, payable semiannually (to holders of record at the close of business on the June 1 or December 1 immediately preceding the interest payment date) on June 15 and December 15 of each year, commencing December 15, 2000.

        The paying agents for the notes will initially be: (i) in The City of New York, The Bank of New York located at 101 Barclay Street, New York, New York 10286; (ii) in London, The Bank of New York, London Branch, located at One Canada Square, 48th Floor, London E14 5AL, United Kingdom; and (iii) in Luxembourg, as long as the notes are listed on the Luxembourg Stock Exchange, Kredietbank S.A. Luxembourgeoise, located at 43, Boulevard Royal, L-2955 Luxembourg. Principal of, premium, if any, and interest on the notes is payable at the offices of the paying agents for the notes; provided that payment of interest may be made by check mailed to the holders of notes at their addresses as they appear in the security register.

        The notes may be presented for registration of transfer or for exchange (i) at the office or agency in The City of New York maintained for such purposes by the issuer (which office will initially be the office of The Bank of New York set forth in the immediately preceding paragraph) and
(ii) as long as the notes are listed on the Luxembourg Stock Exchange, the office or agency of the Luxembourg paying and transfer agent (which shall initially be Kredietbank S.A. Luxembourgeoise located at the address set forth in the immediately preceding paragraph).

        The notes will be issued only in fully registered form, without coupons, in denominations of [EURO]1,000 of principal amount and any integral multiple thereof. See "-- Book-Entry; Delivery and Form." No service charge will be made for any registration of transfer or exchange of notes, but the issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

        Subject to the covenants described below under "-- Covenants" and applicable law, the issuer may issue additional notes under the indenture. The new notes offered hereby and any additional notes subsequently issued, together with any old notes that remain outstanding after the exchange offer, would be treated as a single class for all purposes under the indenture.

        Application has been made to list the new notes on the Luxembourg Stock Exchange. The old notes were accepted for listing in accordance with the rules of the Luxembourg Stock Exchange effective July 26, 2000.

OPTIONAL REDEMPTION

        The notes will be redeemable, at the issuer's option, in whole or in part, at any time or from time to time, on or after June 15, 2004 and prior to maturity, upon not less than 30 nor more than 60 days' prior notice mailed by first class mail to each holder's last address as it appears in the security register, at the following redemption prices (expressed in percentages of principal amount), plus accrued and unpaid interest, if any, to the redemption date (subject to the rights of holders of record on the relevant regular record date that is on or prior to the redemption date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing June 15 of the years set forth below:


YEAR                                                 REDEMPTION PRICE

2004                                                     104.500%
2005                                                     102.250%
2006 and thereafter                                      100.000%


        In addition, at any time prior to June 15, 2003, the issuer may redeem up to 35% of the principal amount of the notes (including additional notes, if any) with the Net Cash Proceeds of one or more sales of Capital Stock (other than Disqualified Stock) of JLL to a person other than JLL or any of its Subsidiaries, at any time or from time to time in part, at a redemption price (expressed as a percentage of principal amount) of 109.000%, plus accrued and unpaid interest to the redemption date (subject to the rights of holders of record on the relevant regular record date that is on or prior to the redemption date to receive interest due on the relevant interest payment date); provided that at least 65% of the aggregate principal amount of notes (including additional notes, if any) originally issued remains outstanding after each such redemption and notice of any such redemption is mailed within 90 days of each such sale of Capital Stock.

        In the event that (i) as a result of any change in, or amendments to, any laws or treaties (or any regulations or rulings promulgated under any laws or treaties) or any change in official position regarding the application of such laws, treaties, regulations or rulings (including a holding, judgment or order by a court of competent jurisdiction), which change, amendment, application or interpretation becomes effective after the Closing Date, the issuer has become or would become obligated to pay, on or prior to the next date on which any amount would be payable under or with respect to the notes, any Additional Amounts (as defined under "-- Payment of Additional Amounts"), and (ii) the issuer cannot reasonably arrange (without other material adverse consequences to the issuer or JLL) for another obligor to make such payment so as to avoid the requirement to pay such Additional Amounts, the issuer may redeem all, but not less than all, the notes at any time at 100% of the principal amount thereof, together with accrued interest thereon, if any, to the redemption date (subject to the rights of holders of record on the relevant record date that is on or prior to the redemption date to receive interest due on the relevant interest payment date). See "-- Payment of Additional Amounts."

        The notes will be redeemable at any time, at the option of the issuer, in whole or from time to time in part, upon not less than 30 nor more than 60 days' prior notice, on any date prior to their maturity at a redemption price equal to the sum of 100% of the principal amount thereof and the Applicable Premium and any accrued and unpaid interest, to the date of redemption (subject to the rights of holders of record on the relevant record date that is on or prior to the redemption date to receive interest due on the relevant interest payment date).

        "Applicable Premium" means, with respect to a note on any redemption date, the greater of:

        o   1.0% of the principal amount of such note; and

        o   the excess of:

            -- the present value at such redemption date of the redemption price of such note at June 15, 2004, plus all required interest payments that would otherwise be due to be paid on such note during the period between the redemption date and June 15, 2004 excluding accrued but unpaid interest, computed using a discount rate equal to the Bund Rate, at such redemption date, plus 75 basis points, over

            -- the principal amount of the note (or portion thereof) being redeemed.

        "Bund Rate" means the yield to maturity as of the redemption date of direct obligations of the Republic of Germany (Bunds or Bundesanleihen) with a fixed maturity most nearly equal to the period from such redemption date to June 15, 2004; provided that if there are no such obligations the rate determined by linear interpolation between the rates borne by the two direct obligations of the Republic of Germany maturing closest to, but straddling such date; and provided further that if the period from the redemption date to June 15, 2004 is less than one year, the weekly average yield on actually traded direct obligations of the Republic of Germany adjusted to a constant maturity of one year.

        The Applicable Premium will be calculated by an independent investment banking institution of national standing appointed by the issuer; provided that if the issuer fails to make the appointment at least 45 business days prior to the date of redemption, or if the institution so appointed is unwilling or unable to make the calculation, the calculation will be made by Morgan Stanley & Co. Incorporated or, if such firm is unwilling or unable to make the calculation, by an independent investment banking institution of national standing appointed by the trustee.

        If the Bund Rate is not available as described above, then the Bund Rate will be calculated by interpolation of comparable rates selected by the independent investment banking institution.

        In the case of any partial redemption, selection of the notes for redemption will be made by the trustee in compliance with the requirements of the principal national securities exchange, if any, on which the notes are listed or, if the notes are not listed on a national securities exchange, by lot or by such other method as the trustee in its sole discretion shall deem to be fair and appropriate; provided that no note of [EURO]1,000 in principal amount or less shall be redeemed in part. If any note is to be redeemed in part only, the notice of redemption relating to such note shall state the portion of the principal amount thereof to be redeemed. A new note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original note.

        Any notice provided in connection with any of the optional redemption provisions described above will be made in accordance with the terms of the indenture and the procedures described under "-- Notices." In addition, as long as the notes are listed on the Luxembourg Stock Exchange, the issuer will notify the Luxembourg Stock Exchange of any changes in the outstanding principal amount of the notes as a result of any optional redemption.

GUARANTEES

        The payment and performance in full when due of the issuer's obligations under the indenture and the notes will be fully and unconditionally guaranteed on an unsecured unsubordinated basis by JLL, as parent guarantor, and the other Guarantors who are set forth in the definition of "Guarantors" below. The obligations of each Guarantor will be limited to the maximum amount which, after giving effect to all of its other contingent and fixed liabilities and after giving effect to any collections from or payments made by or on behalf of the issuer in respect of the obligations of the issuer under the indenture, will result in the obligations of such Guarantor under its Note Guarantee not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

SINKING FUND

        There will be no sinking fund payments for the notes.

REGISTRATION RIGHTS

        For the benefit of the holders of the old notes, the issuer and the Guarantors entered into a registration rights agreement, dated July 19, 2000, with Morgan Stanley & Co. International Limited, Bank of America International Limited, BMO Nesbitt Burns Corp. and Chase Manhattan International Limited, the placement agents for the offering of the old notes. The registration rights agreement provides that the issuer and the Guarantors will use their best efforts, at their cost, to file and cause to become effective a registration statement with respect to a registered offer (the "Exchange Offer") to exchange the old notes for an issue of unsubordinated notes of the issuer on terms specified in the registration rights agreement. The exchange offer to which this prospectus relates is intended to satisfy the requirements for the Exchange Offer under the registration rights agreement.

        In the event that applicable interpretations of the staff of the SEC do not permit the issuer and the Guarantors to effect the Exchange Offer, or under certain other circumstances, the issuer and the Guarantors shall, at their cost, use their best efforts to cause to become effective a shelf registration statement (the "Shelf Registration Statement") with respect to resales of the old notes and to keep such Shelf Registration Statement effective until the expiration of the time period referred to in Rule 144(k) under the Securities Act after the Closing Date, or such shorter period that will terminate when all of the old notes covered by the Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement. The issuer shall, in the event of such a shelf registration, provide to each holder of old notes copies of the related prospectus, notify each holder when the Shelf Registration Statement for the old notes has become effective and take certain other actions as are required to permit resales of the old notes. A holder that sells its old notes pursuant to the Shelf Registration Statement generally will be required to be named as a selling security holder in the related prospectus and to deliver a prospectus to purchasers, will be subject to civil liability provisions under the Securities Act in connection with those sales and will be bound by the applicable provisions of the registration rights agreement (including indemnification obligations).

        In the event that the Exchange Offer is not consummated and a Shelf Registration Statement is not declared effective on or prior to the date that is six months after the Closing Date, the annual interest rate borne by the old notes will be increased by .5% per annum until the Exchange Offer is consummated or the Shelf Registration Statement is declared effective. Notice of any such increase in the interest rate on the old notes will be published as described under "-- Notices."

        The foregoing summary of selected provisions of the registration rights agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the registration rights agreement.

RANKING

        The notes will rank equally with all other senior Indebtedness of the issuer. At June 30, 2000, assuming that the offering of the old notes had been completed, the net proceeds therefrom were applied to repay Indebtedness under the term portion of the Credit Agreement, the issuer had become the borrower under the Credit Agreement and assumed the remaining outstanding Indebtedness thereunder and the repayment of the remaining Indebtedness under the term portion of the Credit Agreement with the proceeds from borrowings under the revolving portion of the Credit Agreement, the issuer would have had $181.1 million of outstanding Indebtedness (other than the notes), all of which would have ranked equally with the notes.

        The Indebtedness evidenced by each Note Guarantee will rank equally with all other senior Indebtedness of the applicable Guarantor. Each Guarantor also guarantees the outstanding Indebtedness of the issuer under the Credit Agreement. At June 30, 2000, assuming that the offering of the old notes had been completed, the net proceeds therefrom were applied to repay Indebtedness under the term portion of the Credit Agreement, the issuer had become the borrower under the Credit Agreement and assumed the remaining outstanding Indebtedness thereunder and the repayment of the remaining Indebtedness under the term portion of the Credit Agreement with the proceeds from borrowings under the revolving portion of the Credit Agreement, the Guarantors would have had $4.1 million of outstanding Indebtedness (excluding the guarantees of Indebtedness under the Credit Agreement and the notes), all of which would have ranked equally with the Note Guarantees.

        The notes and each Note Guarantee will be effectively junior to any Indebtedness or other liabilities of subsidiaries of the issuer and the applicable Guarantor, respectively, that do not guarantee the notes. The issuer does not have any subsidiaries and will not have any subsidiaries immediately following the exchange offer. The notes and the Note Guarantees will also be effectively junior to our secured Indebtedness. At June 30, 2000, assuming that the offering of the old notes had been completed, the net proceeds therefrom were applied to repay Indebtedness under the term portion of the Credit Agreement, the issuer had become the borrower under the Credit Agreement and assumed the remaining outstanding Indebtedness thereunder and the repayment of the remaining Indebtedness under the term portion of the Credit Agreement with the proceeds from borrowings under the revolving portion of the Credit Agreement, the non-guarantor subsidiaries would have had $11.5 million of outstanding Indebtedness and $119.2 million of other liabilities, and JLL and its consolidated subsidiaries would have had no secured indebtedness other than $3.4 million of Capitalized Lease Obligations.

        Although the indenture and the Credit Agreement limit the amount of additional Indebtedness which JLL and the Restricted Subsidiaries can Incur, under certain circumstances the amount of such additional
Indebtedness could be substantial. See "Covenants -- Limitation on
Indebtedness."

CERTAIN DEFINITIONS

        Set forth below is a summary of certain of the defined terms used in the covenants and other provisions of the indenture. Reference is made to the indenture for the full definition of all terms.

        "Acquired Indebtedness" means Indebtedness of a person existing at the time such person becomes a Restricted Subsidiary or assumed in connection with an Asset Acquisition by a Restricted Subsidiary; provided that Indebtedness of such person which is redeemed, defeased, retired or otherwise repaid at the time of or immediately upon consummation of the transactions by which such person becomes a Restricted Subsidiary or such Asset Acquisition shall not be Acquired Indebtedness.

        "Adjusted Consolidated Net Income" means, for any period, the aggregate net income (or loss) of JLL and its Restricted Subsidiaries for such period determined in conformity with GAAP; provided that the following items shall be excluded in computing Adjusted Consolidated Net Income (without duplication):

           (i) the net income (or loss) of any person (other than JLL) that is not a Restricted Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to JLL or any of its Restricted Subsidiaries by such person during such period;

           (ii)the net income (or loss) of any person accrued prior to the date it becomes a Restricted Subsidiary or is merged into or consolidated with JLL or any of its Restricted Subsidiaries or all or substantially all of the property and assets of such person are acquired by JLL or any of its Restricted Subsidiaries;

           (iii) the net income of any Restricted Subsidiary (other than a Guarantor) to the extent that the declaration or payment of dividends or similar distributions by such Restricted Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Restricted Subsidiary;

           (iv) any gains or losses (on an after-tax basis) attributable to Asset Sales;

           (v) solely for purposes of calculating the amount of Restricted Payments that may be made pursuant to clause (C) of the first paragraph of the "Limitation on Restricted Payments" covenant described below (x) any amount paid or accrued as dividends on preferred stock of JLL owned by persons other than JLL and any of its Restricted Subsidiaries and (y) all non-cash contributions and accruals to or with respect to deferred profit sharing or compensation in connection with the JLW Acquisition;

           (vi) all extraordinary gains and extraordinary losses (on an after-tax basis);

           (vii) except for purposes of calculating the Interest Coverage Ratio, any gains or losses (on an after-tax basis) attributable to sales of Investments to the extent of any net cash proceeds included in the calculation under clause (C)(3) of the "Limitation on Restricted Payments" covenant or any gains or losses (on an after-tax basis) attributable to sales of Permitted Investments to the extent of any net cash proceeds included in the calculation under clause (vii)(4) of the definition of "Permitted Investments"; and

           (viii) the cumulative effect of a change in accounting principles.

        "Affiliate" means, as applied to any person, any other person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as applied to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities, by contract or otherwise.

        "Asset Acquisition" means (i) an Investment by JLL or any of its Restricted Subsidiaries in any other person pursuant to which such person shall become a Restricted Subsidiary or shall be merged into or consolidated with JLL or any of its Restricted Subsidiaries or (ii) an acquisition by JLL or any of its Restricted Subsidiaries of the property and assets of any person (other than JLL or any of its Restricted Subsidiaries) that constitute substantially all of a division or line of business of such person.

        "Asset Disposition" means the sale or other disposition by JLL or any of its Restricted Subsidiaries (other than to JLL or a Restricted Subsidiary) of (i) all or substantially all of the Capital Stock of any Restricted Subsidiary or (ii) all or substantially all of the property and assets that constitute a division or line of business of JLL or any of its Restricted Subsidiaries.

        "Asset Sale" means any sale, transfer or other disposition (including by way of merger, consolidation or sale-leaseback transaction) in one transaction or a series of related transactions by JLL or any of its Restricted Subsidiaries to any person other than JLL or any of its Restricted Subsidiaries of (i) all or any of the Capital Stock of any Restricted Subsidiary (other than any director's qualifying shares or Capital Stock held by foreign nationals or employees to the extent required by applicable law in order to conduct business as conducted at the time of issuance of such shares), (ii) all or substantially all of the property and assets of an operating unit or business of JLL or any of its Restricted Subsidiaries or (iii) any other property and assets (other than the Capital Stock or other Investment in an Unrestricted Subsidiary) of JLL or any of its Restricted Subsidiaries outside the ordinary course of business of JLL or such Restricted Subsidiary and, in each case, that is not governed by the provisions of the indenture applicable to mergers, consolidations and sales of assets; provided that "Asset Sale" shall not include (a) sales or other dispositions of inventory, receivables and other current assets, (b) sales, transfers or other dispositions of assets permitted to be made under the "Limitation on Restricted Payments" covenant, (c) sales or other dispositions of assets for consideration at least equal to the fair market value of the assets sold or disposed of, to the extent that the consideration received would satisfy clause (i)(B) of the "Limitation on Asset Sales" covenant, (d) a transaction constituting a Change of Control, provided that the issuer or its successor complies with the provisions of the "Repurchase of Notes upon a Change of Control" or (e) disposition of obsolete, uneconomical, worn out or surplus property or equipment.

        "Average Life" means, at any date of determination with respect to any debt security, the quotient obtained by dividing (i) the sum of the products of the number of years from such date of determination to the dates of each successive scheduled principal payment of such debt security and the amount of such principal payment by (ii) the sum of all such principal payments.

        "Board of Directors" means the board of directors of JLL or any authorized committee thereof.

        "Capital Stock" means, with respect to any person, any and all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) in the equity of such person, whether outstanding on the Closing Date or issued thereafter, including, without limitation, all common stock and preferred stock.

        "Capitalized Lease" means, as applied to any person, any lease of any property (whether real, personal or mixed) which, in conformity with GAAP, is required to be capitalized on the balance sheet of such person.

        "Capitalized Lease Obligations" means, with respect to any person on any date of determination, the amount of such person's liabilities under Capitalized Leases, determined in accordance with GAAP.

        "Change of Control" means such time as (i) with respect to the issuer, JLL ceases to be the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of 99% of the total voting power of the Voting Stock of the issuer or (ii) with respect to JLL, after the Closing Date, (a) a "person" or "group" (within the meaning of Sections 13(d) and 14(d)(2) of the Exchange Act) becomes the ultimate "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 35% of the total voting power of the Voting Stock of JLL on a fully diluted basis; or (b) individuals who on the Closing Date constitute the Board of Directors (together with any new directors whose election by the Board of Directors or whose nomination by the Board of Directors for election by JLL's stockholders was approved by a vote of at least two-thirds of the members of the Board of Directors then in office who either were members of the Board of Directors on the Closing Date or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the members of the Board of Directors then in office.

        "Closing Date" means July 26, 2000.

        "Co-Investment" means direct or indirect investments in real estate or real estate related assets (including securities) in order to attract or retain investments from clients or prospective clients with respect to those assets.

        "Compass Acquisition" means the acquisition by JLL and its Subsidiaries of Compass Management and Leasing, Inc. and companies from Lend Lease Corporation and its affiliates and all transactions in connection therewith.

        "Consolidated EBITDA" means, for any period, Adjusted Consolidated Net Income for such period plus, to the extent such amount was deducted in calculating such Adjusted Consolidated Net Income: (i) Consolidated Interest Expense, (ii) income taxes, (iii) depreciation expense, (iv) amortization expense, (v) all other non-cash items reducing Adjusted Consolidated Net Income (other than items that will require cash payments and for which an accrual or reserve is, or is required by GAAP to be, made) and (vi) non-recurring charges, costs and expenses incurred by JLL and its Restricted Subsidiaries in connection with the Compass Acquisition and the JLW Acquisition, less all non-cash items increasing Adjusted Consolidated Net Income (other than items that represent the reversal of any accrual or reserve for anticipated cash charges in any prior period), all as determined on a consolidated basis for JLL and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by JLL or any of its Restricted Subsidiaries.

        "Consolidated Free Cash Flow" means, for any period, the Consolidated EBITDA for such period less, to the extent such amount was included in calculating such Consolidated EBITDA: (i) Consolidated Interest Expense and (ii) income taxes, less capital expenditures made during such period, all as determined on a consolidated basis for JLL and its Restricted Subsidiaries in conformity with GAAP; provided that, if any Restricted Subsidiary is not a Wholly Owned Restricted Subsidiary, Consolidated Free Cash Flow shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of the Adjusted Consolidated Net Income attributable to such Restricted Subsidiary multiplied by (B) the percentage ownership interest in the income of such Restricted Subsidiary not owned on the last day of such period by JLL or any of its Restricted Subsidiaries

        "Consolidated Interest Expense" means, for any period, the aggregate amount of interest in respect of Indebtedness (including, without limitation, amortization of original issue discount on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with the effective interest method of accounting; all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing; the net costs associated with Interest Rate Agreements; and Indebtedness that is Guaranteed or secured by JLL or any of its Restricted Subsidiaries) and all but the principal component of rentals in respect of Capitalized Lease Obligations paid, accrued or scheduled to be paid or to be accrued by JLL and its Restricted Subsidiaries during such period; excluding, however, (i) any amount of such interest of any Restricted Subsidiary if the net income of such Restricted Subsidiary is excluded in the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof (but only in the same proportion as the net income of such Restricted Subsidiary is excluded from the calculation of Adjusted Consolidated Net Income pursuant to clause (iii) of the definition thereof) and (ii) any premiums, fees and expenses (and any amortization thereof) payable in connection with the offering of the notes, all as determined on a consolidated basis (without taking into account Unrestricted Subsidiaries) in conformity with GAAP.

        "Consolidated Net Worth" means, at any date of determination, stockholders' equity as set forth on the most recently available quarterly or annual consolidated balance sheet of JLL and its Restricted Subsidiaries (which shall be as of a date not more than 90 days prior to the date of such computation, and which shall not take into account Unrestricted Subsidiaries), less any amounts attributable to Disqualified Stock or any equity security convertible into or exchangeable for Indebtedness, the cost of treasury stock and the principal amount of any promissory notes receivable from the sale of the Capital Stock of JLL or any of its Restricted Subsidiaries, each item to be determined in conformity with GAAP (excluding the effects of foreign currency exchange adjustments under Financial Accounting Standards Board Statement of Financial Accounting Standards No. 52).

        "Credit Agreement" means the Second Amended and Restated Multicurrency Credit Agreement dated as of the date of the indenture among the issuer, the guarantors party thereto, the banks party thereto, Harris Trust and Savings Bank, as Administrative Agent, Co-Lead Arranger and Joint Bookrunner, The Chase Manhattan Bank, as Documentation Agent, Bank One, N.A., as Syndication Agent, Banc One Capital Markets, Inc., as Co-Lead Arranger and Joint Bookrunner and Chase Securities Inc., as Co-Arranger, together with any agreements, instruments and documents executed or delivered pursuant to or in connection with such credit agreement, as such credit agreement or such agreements, instruments or documents may be amended, supplemented, extended, restated, renewed or otherwise modified from time to time and any refinancing, replacement or substitution thereof or therefor, or of or for any previous refinancing, replacement or substitution.

        "Currency Agreement" means any foreign exchange contract, currency swap agreement or other similar agreement or arrangement.

        "Default" means any event that is, or after notice or passage of time or both would be, an Event of Default.

        "Disqualified Stock" means any class or series of Capital Stock of any person that by its terms or otherwise is (i) required to be redeemed prior to the Stated Maturity of the notes, (ii) redeemable at the option of the holder of such class or series of Capital Stock at any time prior to the Stated Maturity of the notes or (iii) convertible into or exchangeable for Capital Stock referred to in clause (i) or (ii) above or Indebtedness having a scheduled maturity prior to the Stated Maturity of the notes; provided that any Capital Stock that would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require such person to repurchase or redeem such Capital Stock upon the occurrence of an "Asset Sale" or "Change of Control" occurring prior to the Stated Maturity of the notes shall not constitute Disqualified Stock if the "Asset Sale" or "Change of Control" provisions applicable to such Capital Stock are not materially more favorable to the holders of such Capital Stock than the provisions contained in "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below and such Capital Stock specifically provides that such person will not repurchase or redeem any such stock pursuant to such provision prior to the issuer's repurchase of such notes as are required to be repurchased pursuant to the "Limitation on Asset Sales" and "Repurchase of Notes upon a Change of Control" covenants described below.

        "fair market value" means the price that would be paid in an arm's-length transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy, as determined in good faith, in the case of any valuation of $1 million or less, by an executive officer of JLL and evidenced by an officers' certificate, or, in the case of any valuation of more than $1 million, by the Board of Directors and evidenced by a board resolution, in either such case whose determination shall be conclusive.

        "Foreign Subsidiary" means any Subsidiary of JLL that is organized under the laws of a jurisdiction other than the United States or any state thereof.

        "GAAP" means generally accepted accounting principles in the United States of America as applied by JLL as of the Closing Date, including, without limitation, those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession. All ratios and computations contained or referred to in the indenture shall be computed in conformity with GAAP applied on a consistent basis, except that calculations made for purposes of determining compliance with the terms of the covenants and with other provisions of the indenture shall be made without giving effect to (i) the amortization of any expenses incurred in connection with the offering of the notes and (ii) except as otherwise provided, the amortization of any amounts required or permitted by Accounting Principles Board Opinion Nos. 16 and 17.

        "Government Obligations" means securities that are direct and unconditional obligations of a European Union member country on the date of the indenture (other than Greece, Portugal or Spain) and are not callable or redeemable at the option of the issuer thereof.

        "Guarantee" means any obligation, contingent or otherwise, of any person directly or indirectly guaranteeing any Indebtedness of any other person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other person (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services (unless such purchase arrangements are on arm's-length terms and are entered into in the ordinary course of business), to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided that the term "Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

        "Guarantors" means JLL, as parent guarantor, Jones Lang LaSalle Americas, Inc., a Maryland corporation, LaSalle Investment Management, Inc., a Maryland corporation, Jones Lang LaSalle International, Inc., a Delaware corporation, Jones Lang LaSalle Co-Investment, Inc., a Maryland corporation, LaSalle Hotel Advisors, Inc., a Maryland corporation, Jones Lang LaSalle Limited, a company organized under the laws of England and Wales, and any other Subsidiary which Guarantees the notes pursuant to the "Limitation on Issuances of Guarantees by Restricted Subsidiaries" covenant. If any Subsidiary of JLL becomes a Guarantor, notice thereof will be published as described under "Notices."

        "Incur" means, with respect to any Indebtedness, to incur, create, issue, assume, Guarantee or otherwise become liable for or with respect to, or become responsible for, the payment of, contingently or otherwise, such Indebtedness, including an "Incurrence" of Acquired Indebtedness; provided that neither the accrual of interest nor the accretion of original issue discount shall be considered an Incurrence of Indebtedness.

        "Indebtedness" means, with respect to any person at any date of determination (without duplication):

               (i) all indebtedness of such person for borrowed money;

               (ii) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments;

               (iii) all obligations of such person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto, but excluding obligations with respect to letters of credit (including trade letters of credit) securing obligations (other than obligations described in (i) or (ii) above or (v), (vi) or (vii) below) entered into in the ordinary course of business of such person to the extent such letters of credit are not drawn upon or, if drawn upon, to the extent such drawing is reimbursed no later than the third business day following receipt by such person of a demand for reimbursement);

               (iv) all obligations of such person to pay the deferred and unpaid purchase price of property or services, except Trade Payables, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

               (v) all Capitalized Lease Obligations;

               (vi) all Indebtedness of other persons secured by a Lien on any asset of the person with respect to which a determination is being made, whether or not such Indebtedness is assumed by such person;

           provided that the amount of such Indebtedness shall be the lesser of (A) the fair market value of such asset at such date of determination and (B) the amount of such Indebtedness;

               (vii) all Indebtedness of other persons Guaranteed by the person with respect to which a determination is being made to the extent such Indebtedness is Guaranteed by such person; and

               (viii) to the extent not otherwise included in this definition, obligations under Currency Agreements and Interest Rate Agreements.

The amount of Indebtedness of any person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and, with respect to contingent obligations, the maximum liability upon the occurrence of the contingency giving rise to the obligation, provided (A) that the amount outstanding at any time of any Indebtedness issued with original issue discount is the face amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP, (B) that money borrowed and set aside at the time of the Incurrence of any Indebtedness in order to prefund the payment of the interest on such Indebtedness shall not be deemed to be "Indebtedness" so long as such money is held to secure the payment of such interest and (C) that Indebtedness shall not include any liability for federal, state, local or other taxes.

        "Interest Coverage Ratio" means, on any Transaction Date, the ratio of (i) the aggregate amount of Consolidated EBITDA for the then most recent four fiscal quarters prior to such Transaction Date for which reports have been provided to the trustee (the "Four Quarter Period") to (ii) the aggregate Consolidated Interest Expense during such Four Quarter Period. In making the foregoing calculation, (A) pro forma effect shall be given to any Indebtedness Incurred or repaid during the period (the "Reference Period") commencing on the first day of the Four Quarter Period and ending on the Transaction Date (other than Indebtedness Incurred under a revolving credit or similar arrangement (or under any predecessor revolving credit or similar arrangement) in effect on the last day of such Four Quarter Period unless any portion of such Indebtedness is projected, in the reasonable judgment of the senior management of JLL, to remain outstanding for a period in excess of 12 months from the date of the Incurrence thereof), in each case as if such Indebtedness had been Incurred or repaid on the first day of such Reference Period; (B) Consolidated Interest Expense attributable to interest on any Indebtedness (whether existing or being Incurred) computed on a pro forma basis and bearing a floating interest rate shall be computed as if the rate in effect on the Transaction Date (taking into account any Interest Rate Agreement applicable to such Indebtedness if such Interest Rate Agreement has a remaining term in excess of 12 months or, if shorter, at least equal to the remaining term of such Indebtedness) had been the applicable rate for the entire period; (C) pro forma effect shall be given to Asset Dispositions and Asset Acquisitions (including giving pro forma effect to the application of proceeds of any Asset Disposition) that occur during such Reference Period as if they had occurred and such proceeds had been applied on the first day of such Reference Period; and (D) pro forma effect shall be given to asset dispositions and asset acquisitions (including giving pro forma effect to the application of proceeds of any asset disposition) that have been made by any person that has become a Restricted Subsidiary or has been merged with or into JLL or any Restricted Subsidiary during such Reference Period and that would have constituted Asset Dispositions or Asset Acquisitions had such transactions occurred when such person was a Restricted Subsidiary as if such asset dispositions or asset acquisitions were Asset Dispositions or Asset Acquisitions that occurred on the first day of such Reference Period; provided that to the extent that clause (C) or (D) of this sentence requires that pro forma effect be given to an Asset Acquisition or Asset Disposition, such pro forma calculation shall be based upon the four full fiscal quarters immediately preceding the Transaction Date of the person, or division or line of business of the person, that is acquired or disposed of for which financial information is available.

        "Interest Rate Agreement" means any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement, option or future contract or other similar agreement or arrangement.

        "Investment" in any person means any direct or indirect advance, loan or other extension of credit (including, without limitation, by way of Guarantee or similar arrangement; but excluding advances to customers in the ordinary course of business that are, in conformity with GAAP, recorded as accounts receivable on the balance sheet of JLL or its Restricted Subsidiaries) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, bonds, notes, debentures or other similar instruments issued by, such person and shall include (i) the designation of a Restricted Subsidiary as an Unrestricted Subsidiary and (ii) the retention of the Capital Stock (or any other Investment) by JLL or any of its Restricted Subsidiaries, of (or
in) any person that has ceased to be a Subsidiary, including without limitation, by reason of any transaction permitted by clause (iii) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant. For purposes of the definition of "Unrestricted Subsidiary" and the "Limitation on Restricted Payments" covenant described below, the amount of an Investment made or a reduction in an Investment shall be equal to the fair market value thereof at the time such Investment is made or reduced, respectively. A change in the form of an Investment shall not be regarded as a further Investment except to the extent JLL or any of its Subsidiaries invests any amounts in addition to any existing Investments.

        "JLW Acquisition" means the acquisition by JLL and its Subsidiaries of the entities conducting business worldwide under the names "Jones Lang Wootton" and "JLW" prior to such acquisition and all transactions in connection therewith.

        "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any agreement to give any security interest).

        "Moody's" means Moody's Investors Service, Inc. and its successors.

        "Net Cash Proceeds" means:

               (i) with respect to any Asset Sale, the proceeds of such Asset Sale received by JLL or any Restricted Subsidiary (and excluding any amount received by other minority interest holders) in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of (A) brokerage commissions and other fees and expenses (including fees and expenses of accountants, counsel, consultants and investment bankers) related to such Asset Sale, (B) provisions for all taxes (whether or not such taxes will actually be paid or are payable) as a result of such Asset Sale without regard to the consolidated results of operations of JLL and its Restricted Subsidiaries, taken as a whole, (C) payments made to repay Indebtedness or any other obligation outstanding at the time of such Asset Sale that either (I) is secured by a Lien on the property or assets sold or (II) is required to be paid as a result of such sale, and (D) appropriate amounts to be provided by JLL or any Restricted Subsidiary as a reserve against any liabilities associated with such Asset Sale, including, without limitation, pension and other post-employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale, all as determined in conformity with GAAP, and

               (ii) with respect to any issuance or sale of Capital Stock, the proceeds of such issuance or sale in the form of cash or cash equivalents, including payments in respect of deferred payment obligations (to the extent corresponding to the principal, but not interest, component thereof) when received in the form of cash or cash equivalents and proceeds from the conversion of other property received when converted to cash or cash equivalents, net of attorney's fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

        "Note Guarantee" means any Guarantee by any of the Guarantors, or any successor thereto, of the issuer's obligations under the indenture and the notes.

        "Offer to Purchase" means an offer to purchase notes by the issuer from the holders thereof commenced by mailing a notice to the trustee and each holder stating:

               (i) the covenant pursuant to which the offer is being made and that all notes validly tendered will be accepted for payment on a pro rata basis;

               (ii) the purchase price and the date of purchase (which shall be a business day no earlier than 30 days nor later than 60 days from the date such notice is mailed) (the "Payment Date");

               (iii) that any note not tendered will continue to accrue interest pursuant to its terms;

               (iv) that, unless the issuer defaults in the payment of the purchase price, any note accepted for payment pursuant to the Offer to Purchase shall cease to accrue interest on and after the Payment Date;

               (v) that holders electing to have a note purchased pursuant to the Offer to Purchase will be required to surrender the note, together with the form entitled "Option of the Holder to Elect Purchase" on the reverse side of the note completed, to the paying agent at the address specified in the notice prior to the close of business on the business day immediately preceding the Payment Date;

               (vi) that holders will be entitled to withdraw their election if the paying agent receives, not later than the close of business on the third business day immediately preceding the Payment Date, a telegram, facsimile transmission or letter setting forth the name of such holder, the principal amount of notes delivered for purchase and a statement that such holder is withdrawing his election to have such notes purchased; and

               (vii) that holders whose notes are being purchased only in part will be issued new notes equal in principal amount to the unpurchased portion of the notes surrendered; provided that each note purchased and each new note issued shall be in a principal amount of [EURO]1,000 or integral multiples thereof.

On the Payment Date, the issuer shall (i) accept for payment on a pro rata basis notes or portions thereof tendered pursuant to an Offer to Purchase;
(ii) deposit with the paying agent money sufficient to pay the purchase price of all notes or portions thereof so accepted; and (iii) deliver, or cause to be delivered, to the trustee all notes or portions thereof so accepted together with an officers' certificate specifying the notes or portions thereof accepted for payment by the issuer. The paying agent shall promptly mail to the holders of notes so accepted payment in an amount equal to the purchase price, and the trustee shall promptly authenticate and mail to such holders a new note equal in principal amount to any unpurchased portion of the note surrendered; provided that each note purchased and each new note issued shall be in a principal amount of [EURO]1,000 or integral multiples thereof. The issuer will publicly announce the results of an Offer to Purchase as soon as practicable after the Payment Date. The trustee shall act as the paying agent for an Offer to Purchase. The issuer will comply with Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable, in the event that the issuer is required to repurchase notes pursuant to an Offer to Purchase.

        "Permitted Investment" means:

               (i) an Investment in JLL or a Restricted Subsidiary or a person which will, upon the making of such Investment, become a Restricted Subsidiary or be merged or consolidated with or into or transfer or convey all or substantially all its assets to, JLL or a Restricted Subsidiary; provided that such person's primary business is related, ancillary or complementary to the businesses of JLL and its Restricted Subsidiaries on the date of such Investment;

               (ii) Temporary Cash Investments;

               (iii) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses in accordance with GAAP;

               (iv) stock, obligations or securities received in satisfaction of judgments or received in settlements of debts created in the ordinary course of business;

               (v) an Investment in an Unrestricted Subsidiary consisting solely of an Investment in another Unrestricted Subsidiary;

               (vi) Interest Rate Agreements and Currency Agreements designed solely to protect JLL or its Restricted Subsidiaries against fluctuations in interest rates or foreign currency exchange rates;

               (vii) Co-Investments; provided that at the time of, and after giving effect to, such Co-Investment, the aggregate amount of all Co-Investments under this clause (vii) (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution) made after the Closing Date shall not exceed:

               (1) $40 million, plus

               (2) on or after January 1, 2001, an additional $40 million, plus

               (3) if greater than zero, the sum of:

                   (a) 35% of the aggregate amount of Consolidated Free Cash Flow (or, if Consolidated Free Cash Flow is negative, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by JLL or any Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the trustee, and

                   (b) an amount equal to the net reduction in Co-Investments that constitute Investments (including Investments in an Unrestricted Subsidiary) resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in any case to JLL, the issuer or any Restricted Subsidiary or from the net cash proceeds from the sale of any Co-Investment to the extent the gain is not included by the issuer in the calculation under clause (C)(1) of the "Limitation on Restricted Payments" covenant or redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries except to the extent that such redesignation is used in the calculation under clause (C)(3) of the "Limitation on Restricted Payments" covenant (valued in each case as provided in the definition of "Investment");

               (viii) receivables owing to JLL or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided that such trade terms may include such concessionary trade terms as JLL or any such Restricted Subsidiary deems reasonable under the circumstances;

               (ix) Investments in any person, including in the form of bonds, notes, debentures and other securities, to the extent such Investments represent the non-cash portion of the consideration received from an Asset Sale that was made pursuant to and in compliance with the covenant described under " - Limitation on Asset Sales";

               (x) Investments deemed to have been made as a result of the acquisition of a person that at the time of such acquisition held instruments constituting Investments that were not acquired in contemplation of the acquisition of such person;

               (xi) loans or advances to directors, officers and employees made in the ordinary course of business in an aggregate not to exceed $10 million at any time outstanding;

               (xii) Investments in prepaid expenses and lease, utility and workers' compensation performance and other similar deposits;

               (xiii) Investments consisting of intercompany indebtedness not prohibited under the indenture;

               (xiv) Investments consisting of Guarantees of Indebtedness of JLL or any Restricted Subsidiary not otherwise prohibited by the indenture; and

               (xv) any Investment existing as of the Closing Date, and any amendment, modification, extension or renewal thereof to the extent such amendment, modification, extension or renewal does not require JLL or any Restricted Subsidiary to make any additional cash or non-cash payments.

        "Permitted Liens" means:

               (i) Liens for taxes, assessments, governmental charges or claims that are not yet due and payable, that are not subject to penalties or interest for non-payment or that are being contested in good faith by appropriate proceedings and for which, if required by GAAP, a reserve or other appropriate provision in conformity with GAAP shall have been made;

               (ii) statutory and common law Liens of landlords and carriers, warehousemen, mechanics, suppliers, materialmen, repairmen or other similar Liens arising in the ordinary course of business and deposits made to obtain the release of such Liens and with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings and for which, if required by GAAP, a reserve or other appropriate provision in conformity with GAAP shall have been made;

               (iii) Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security;

               (iv) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal bonds, contracts, import duties, payment of rent, performance, letters of credit and return-of-money bonds and other obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money);

               (v) easements, reservations, rights-of-way, zoning ordinances and similar charges, restrictions, exceptions, encumbrances, title defects or other irregularities that do not materially interfere with the ordinary course of business of JLL or any of its Restricted Subsidiaries;

               (vi) Liens (including extensions, renewals and replacements thereof) upon real or personal property acquired, constructed, leased, repaired or improved after the Closing Date; provided that (a) such Lien is created solely for the purpose of securing Purchase Money Indebtedness Incurred in accordance with the "Limitation on Indebtedness" covenant described below, (b) such Lien is created prior to, at the time of or within six months after the later of the acquisition, the completion of construction, improvement or repair or the commencement of full operation of such property and (c) such Lien shall not extend to or cover any property or assets other than such item of property or assets and any improvements thereon; (viileases or subleases granted to others that do not materially interfere with the ordinary course of business of JLL and its Restricted Subsidiaries, taken as a whole;

               (vii) Liens encumbering property or assets under construction arising from progress or partial payments by a customer of JLL or its Restricted Subsidiaries relating to such property or assets;

               (ix) any interest or title of a lessor in the property subject to any Capitalized Lease or operating lease;

               (x) Liens arising from filing Uniform Commercial Code financing statements regarding leases;

               (xi) Liens on assets or property of, shares of Capital Stock of or Indebtedness owed to, any person existing at the time such assets or property are acquired by JLL or any Restricted Subsidiary, or such person becomes a Restricted Subsidiary, or such person becomes a part of JLL or any Restricted Subsidiary; provided that such Liens do not extend to or cover any property or assets of JLL or any Restricted Subsidiary other than the property or assets so acquired;

               (xii) Liens in favor of JLL or any Restricted Subsidiary;

               (xiii) Liens arising from the rendering of a judgment that is not a final judgment or order against JLL or any Restricted Subsidiary with respect to which JLL or such Restricted Subsidiary is then proceeding with an appeal or other proceeding for review or in connection with surety or appeal bonds in connection with such attachment or judgment, and Liens arising from the rendering of a final judgment or order against JLL or any Restricted Subsidiary that does not give rise to an Event of Default;

               (xiv) Liens securing reimbursement obligations with respect to letters of credit that encumber documents and other property relating to such letters of credit and the products and proceeds thereof;

               (xv) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

               (xvi) Liens encumbering customary initial deposits and margin deposits, and other Liens that are customary in the industry and incurred in the ordinary course of business, in each case, securing Indebtedness under Interest Rate Agreements and Currency Agreements and forward contracts, options, future contracts, futures options or similar agreements or arrangements designed solely to protect JLL or any of its Restricted Subsidiaries from fluctuations in interest rates, currencies or the price of commodities;

               (xvii) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into by JLL or any of its Restricted Subsidiaries in the ordinary course of business in accordance with the past practices of JLL and its Restricted Subsidiaries;

               (xviii) Liens on shares of Capital Stock of any Unrestricted Subsidiary to secure Indebtedness of such Unrestricted
           Subsidiary;

               (xix) Liens on or sales of receivables;

               (xx) Liens not otherwise permitted under the "Limitation on Liens" covenant on property or assets securing Indebtedness and Liens on property or assets securing any Indebtedness Incurred in connection with any refinancing, replacement, renewal or refunding of such Indebtedness in an aggregate principal amount not exceeding $5 million at any time outstanding;

               (xxi) Liens to secure any refinancing (or successive refinancings) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clauses (xi), (xii) and (xxiii) herein; provided that:

                       (A) such new Lien shall be limited to all or part of
                   the same property or assets that secured the original Lien (plus repairs of, or improvements to or on, such property); and

                       (B) the Indebtedness secured by such Lien at such
                   time is not increased to any amount greater than the sum of: (I) the outstanding principal amount or, if greater, committed amount of the Indebtedness secured by Liens described under clauses (xi), (xii) and (xxiii) herein at the time the original Lien became a Permitted Lien and (II) an amount necessary to pay any fees and expenses, including premiums and prepayment penalties, related to such refinancings;

               (xxii) Liens existing on the Closing Date;

               (xxiii) Liens granted after the Closing Date on any assets or Capital Stock of JLL or its Restricted Subsidiaries created in favor of the holders of the notes;

               (xxiv) Liens securing Indebtedness which is Incurred to refinance, extend or renew secured Indebtedness which is permitted to be Incurred under clause (b)(iii) of the "Limitation on Indebtedness" covenant; provided that such Liens do not extend to or cover any property or assets of JLL or any Restricted Subsidiary other than the property or assets securing the Indebtedness being refinanced; and

               (xxv) Liens on any property or assets of a Restricted Subsidiary (other than the issuer or a Guarantor) securing Indebtedness of such Restricted Subsidiary permitted under the "Limitation on Indebtedness" covenant.

        "Purchase Money Indebtedness" means Indebtedness Incurred to finance, refinance or refund the cost (including the cost of improvement, construction or repair) of property or assets; provided that (i) such Indebtedness is Incurred prior to, at the time of or within six months after the later of the acquisition, the completion of construction, improvement or repair or the commencement of full operation of such property or assets and (ii) the principal amount of such Indebtedness does not exceed 100% of the cost of such property or assets.

        "Restricted Subsidiary" means any Guarantor other than JLL and each other Subsidiary of JLL other than an Unrestricted Subsidiary.

        "S&P" means Standard & Poor's Ratings Group, a division of The McGraw-Hill Companies, and its successors.

        "Significant Subsidiary" means, at any date of determination, the issuer, any Guarantor other than JLL and any Restricted Subsidiary that, together with its Subsidiaries, (i) for the most recent fiscal year of JLL, accounted for more than 10% of the consolidated revenues of JLL and its Restricted Subsidiaries or (ii) as of the end of such fiscal year, was the owner of more than 10% of the consolidated assets of JLL and its Restricted Subsidiaries, all as set forth on the most recently available consolidated financial statements of JLL for such fiscal year.

        "Stated Maturity" means, (i) with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable and (ii) with respect to any scheduled installment of principal of or interest on any debt security, the date specified in such debt security as the fixed date on which such installment is due and payable.

        "Subsidiary" means, with respect to any person, any corporation, association or other business entity of which more than 50% of the voting power of the outstanding Voting Stock is owned, directly or indirectly, by such person and one or more other Subsidiaries of such person.

        "Temporary Cash Investment" means any of the following:

               (i) direct obligations of the United States of America or any agency or instrumentality thereof or obligations fully and unconditionally guaranteed by the United States of America or any agency or instrumentality thereof maturing within one year, provided that obligations purchased in connection with a defeasance of the notes as provided under "- Defeasance" may have maturities of longer than one year;

               (ii) time deposit accounts, certificates of deposit and money market deposits maturing within one year of the date of acquisition thereof issued by a bank or trust company, and which bank or trust company has capital, surplus and undivided profits aggregating not less than $50 million (or the foreign currency equivalent thereof) and has outstanding debt which is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act) or any money-market fund sponsored by a registered broker dealer or mutual fund distributor;

               (iii) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause
           (i) above entered into with a bank or trust company meeting the qualifications described in clause (ii) above;

               (iv) commercial paper, maturing not more than one year after the date of acquisition, issued by a person (other than an Affiliate of JLL) with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's or "A-1" (or higher) according to S&P;

               (v) securities with maturities of one year or less from the date of acquisition issued or fully and unconditionally guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or Moody's;

               (vi) Government Obligations;

               (vii) demand deposit accounts maintained in the ordinary course of business; and

               (viii) investments in money market funds that invest solely, and which are restricted by their respective charters to invest solely, in investments of the type described in the immediately preceding subsections (i), (ii), (iv) and (vi) above.

        "Trade Payables" means, with respect to any person, any accounts payable or any other indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such person or any of its Subsidiaries arising in the ordinary course of business in connection with the acquisition of goods or services.

        "Transaction Date" means, with respect to the Incurrence of any Indebtedness by JLL or any of its Restricted Subsidiaries, the date such Indebtedness is to be Incurred and, with respect to any Restricted Payment, the date such Restricted Payment is to be made.

        "Unrestricted Subsidiary" means (i) any Subsidiary of JLL that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors in the manner provided below; and (ii) any Subsidiary of an Unrestricted Subsidiary. The Board of Directors may designate any Restricted Subsidiary (including any newly acquired or newly formed Subsidiary of JLL), other than the issuer or any Guarantor, to be an Unrestricted Subsidiary unless such Subsidiary owns any Capital Stock of, or owns or holds any Lien on any property of, JLL or any Restricted Subsidiary; provided that (A) any Guarantee by JLL or any Restricted Subsidiary of any Indebtedness of the Subsidiary being so designated shall be deemed an "Incurrence" of such Indebtedness and an "Investment" by JLL or such Restricted Subsidiary (or both, if applicable) at the time of such designation; (B) either (I) the Subsidiary to be so designated has total assets of $1,000 or less or (II) if such Subsidiary has assets greater than $1,000, such designation would be permitted under the "Limitation on Restricted Payments" covenant described below and (C) if applicable, the Incurrence of Indebtedness and the Investment referred to in clause (A) of this proviso would be permitted under the "Limitation on Indebtedness" and "Limitation on Restricted Payments" covenants described below. The Board of Directors may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that (i) no Default or Event of Default shall have occurred and be continuing at the time of or after giving effect to such designation and (ii) all Liens and Indebtedness of such Unrestricted Subsidiary outstanding immediately after such designation would, if Incurred at such time, have been permitted to be Incurred (and shall be deemed to have been Incurred) for all purposes of the indenture. Any such designation by the Board of Directors shall be evidenced to the trustee by promptly filing with the trustee a copy of the board resolution giving effect to such designation and an officers' certificate certifying that such designation complied with the foregoing provisions.

        "U.S. Government Obligations" means securities that are (i) direct obligations of the United States of America for the payment of which its full faith and credit is pledged or (ii) obligations of a person controlled or supervised by and acting as an agency or instrumentality of the United States of America the payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer or its successor thereof at any time prior to the Stated Maturity of the notes, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligation or a specific payment of interest on or principal of any such U.S. Government Obligation held by such custodian for the account of the holder of a depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of interest on or principal of the U.S. Government Obligation evidenced by such depository receipt.

        "Voting Stock" means with respect to any person, Capital Stock of any class or kind ordinarily having the power to vote for the election of directors, managers or other voting members of the governing body of such person.

        "Wholly Owned" means, with respect to any Subsidiary of any person, the ownership of all of the outstanding Capital Stock of such Subsidiary (other than any director's qualifying shares or Capital Stock held by foreign nationals or employees to the extent required by applicable law in order to conduct business as conducted at the time of issuance of such shares) by such person or one or more Wholly Owned Subsidiaries of such person.





COVENANTS

        Limitation on Indebtedness

        (a) JLL will not, and will not permit any of its Restricted Subsidiaries to, Incur any Indebtedness (other than the notes, the Note Guarantees and Indebtedness existing on the Closing Date); provided that the issuer or any Guarantor may Incur Indebtedness if, after giving effect to the Incurrence of such Indebtedness and the receipt and application of the proceeds therefrom, the Interest Coverage Ratio would be greater than 3.0:1.

        (b) Notwithstanding the foregoing, JLL and any Restricted
Subsidiary (except as specified below) may Incur each and all of the following:

               (i) Indebtedness of the issuer or any Guarantor under the Credit Agreement in an aggregate principal amount (together with refinancings thereof) not to exceed $275 million, less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below;

               (ii) Indebtedness owed to JLL evidenced by an unsubordinated promissory note or to any Restricted Subsidiary; provided that any event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of such Indebtedness (other than to JLL, the issuer or any Restricted Subsidiary) shall be deemed, in each case, to constitute an Incurrence of such Indebtedness not permitted by this clause (ii);

               (iii) Indebtedness issued in exchange for, or the net proceeds of which are used to refinance, replace, renew or refund then outstanding Indebtedness (other than Indebtedness outstanding under clause (ix) or (x)) and any refinancings thereof in an amount not to exceed the amount so refinanced, replaced, renewed or refunded (plus premiums, accrued interest, prepayment penalties, fees and expenses); provided that Indebtedness the proceeds of which are used to refinance or refund the notes or Indebtedness that is ranked equally with, or subordinated in right of payment to, the notes or any Note Guarantee shall only be permitted under this clause (iii) if (A) in case the notes and any Note Guarantees are refinanced in part or the Indebtedness to be refinanced is ranked equally with the notes or any Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is outstanding, is expressly made equal to, or subordinate in right of payment to, the remaining notes and Note Guarantees, (B) in case the Indebtedness to be refinanced is subordinated in right of payment to the notes or any Note Guarantee, such new Indebtedness, by its terms or by the terms of any agreement or instrument pursuant to which such new Indebtedness is issued or remains outstanding, is expressly made subordinate in right of payment to the notes and Note Guarantees at least to the extent that the Indebtedness to be refinanced is subordinated to the notes or such Note Guarantee and (C) such new Indebtedness, determined as of the date of Incurrence of such new Indebtedness, does not mature prior to the Stated Maturity of the Indebtedness to be refinanced, replaced, renewed or refunded, and the Average Life of such new Indebtedness is at least equal to the remaining Average Life of the Indebtedness to be refinanced or refunded; and provided further that in no event may Indebtedness of JLL or the issuer be refinanced by means of any Indebtedness of any Restricted Subsidiary that is not a Guarantor pursuant to this clause
           (iii);

               (iv) Indebtedness (A) in respect of performance, bid, surety or appeal bonds and completion guarantees provided in the ordinary course of business, (B) under Currency Agreements and Interest Rate Agreements; provided that such agreements (a) are designed solely to protect JLL or its Restricted Subsidiaries against fluctuations in foreign currency exchange rates or interest rates and (b) do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in foreign currency exchange rates or interest rates or by reason of fees, indemnities and compensation payable thereunder; and (C) arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from Guarantees or letters of credit, surety bonds or performance bonds securing any obligations of JLL or any of its Restricted Subsidiaries pursuant to such agreements, in any case Incurred in connection with the disposition of any business, assets or Subsidiary (other than Guarantees of Indebtedness Incurred by any person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition), in a principal amount not to exceed the gross proceeds actually received by JLL or any Restricted Subsidiary in connection with such disposition;

               (v) Indebtedness of JLL or any Restricted Subsidiary, to the extent the net proceeds thereof are promptly (A) used to purchase notes tendered in an Offer to Purchase made as a result of a Change in Control or (B) deposited to defease the notes as described below under "Defeasance";

               (vi) Guarantees of the notes and Guarantees of Indebtedness of JLL or any Restricted Subsidiary by any Restricted Subsidiary provided the Guarantee of such Indebtedness is permitted by and made in accordance with the "Limitation on Issuance of Guarantees by Restricted Subsidiaries" covenant described below;

               (vii) any Guarantee by JLL of Indebtedness or other obligations of any of its Restricted Subsidiaries so long as the incurrence of such Indebtedness by such Restricted Subsidiary is not prohibited by the terms of the indenture;

               (viii) the Incurrence by JLL and its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including without limitation letters of credit in respect of workers' compensation claims, health, disability or other employee benefits or property, casualty or liability insurance or self-insurance, or with respect to an agreement to provide services, or other claims; provided that upon the drawing of such letters of credit or Incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or Incurrence;

               (ix) Capitalized Lease Obligations or Purchase Money Indebtedness in an aggregate principal amount outstanding not to exceed $20 million on any date of determination; and

               (x) Indebtedness of JLL or any Restricted Subsidiary (in addition to Indebtedness permitted under clauses (i) through
           (ix) above) in an aggregate principal amount outstanding at any time (together with refinancings thereof) not to exceed $40 million, less any amount of such Indebtedness permanently repaid as provided under the "Limitation on Asset Sales" covenant described below.

        (c) Notwithstanding any other provision of this "Limitation on Indebtedness" covenant, the maximum amount of Indebtedness that JLL or a Restricted Subsidiary may Incur pursuant to this "Limitation on Indebtedness" covenant shall not be deemed to be exceeded, with respect to any outstanding Indebtedness due solely to the result of fluctuations in the exchange rates of currencies.

        (d) For purposes of determining any particular amount of Indebtedness under this "Limitation on Indebtedness" covenant, (1) Indebtedness Incurred under the Credit Agreement on or prior to the Closing Date shall be treated as Incurred pursuant to clause (b)(i) of this "Limitation on Indebtedness" covenant, (2) Guarantees, Liens or obligations with respect to letters of credit supporting Indebtedness otherwise included in the determination of such particular amount shall not be included and (3) any Liens granted pursuant to the equal and ratable provisions referred to in the "Limitation on Liens" covenant described below shall not be treated as Indebtedness. For purposes of determining compliance with this "Limitation on Indebtedness" covenant, in the event that an item of Indebtedness meets the criteria of more than one of the types of Indebtedness described in the above clauses, JLL, in its sole discretion, shall classify, and from time to time may reclassify, such item of Indebtedness and only be required to include the amount and type of such Indebtedness in one of such clauses. Accrual of interest, accretion of accreted value and payment of interest in the form of additional Indebtedness will not be deemed an Incurrence of Indebtedness.

        Limitation on Restricted Payments

        JLL will not, and will not permit any Restricted Subsidiary to, directly or indirectly, (i) declare or pay any dividend or make any distribution on or with respect to its Capital Stock (other than (x) dividends or distributions payable solely in shares of its Capital Stock (other than Disqualified Stock) or in options, warrants or other rights to acquire shares of such Capital Stock and (y) pro rata dividends or distributions on Capital Stock of Restricted Subsidiaries held by minority stockholders) held by persons other than JLL or any of its Restricted Subsidiaries, (ii) purchase, redeem, retire or otherwise acquire for value any shares of Capital Stock of (A) JLL, the issuer or any Guarantor (including options, warrants or other rights to acquire such shares of Capital Stock) held by any person other than the issuer or any other Guarantor or (B) a Restricted Subsidiary (other than a Guarantor) (including options, warrants or other rights to acquire such shares of Capital Stock) held by any Affiliate of JLL (other than a Wholly Owned Restricted Subsidiary) or any holder of more than 5% of the Capital Stock of JLL, (iii) make any voluntary or optional principal payment, or voluntary or optional redemption, repurchase, defeasance, or other acquisition or retirement for value, of Indebtedness of any Guarantor that is subordinated in right of payment to its Note Guarantee or Indebtedness of the issuer that is subordinate in right of payment to the notes or (iv) make any Investment, other than a Permitted Investment, in any person (such payments or any other actions described in clauses (i) through (iv) above being collectively "Restricted Payments") if, at the time of, and after giving effect to, the proposed Restricted Payment:

               (A) a Default or Event of Default shall have occurred and be continuing,

               (B) JLL could not Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant or

               (C) the aggregate amount of all Restricted Payments (the amount, if other than in cash, to be determined in good faith by the Board of Directors, whose determination shall be conclusive and evidenced by a board resolution) made after the Closing Date shall exceed the sum of:

                   (1) 50% of the aggregate amount of Adjusted Consolidated Net Income (or, if Adjusted Consolidated Net Income is a loss, minus 100% of the amount of such loss) (determined by excluding income resulting from transfers of assets by JLL or a Restricted Subsidiary to an Unrestricted Subsidiary) accrued on a cumulative basis during the period (taken as one accounting period) beginning on the first day of the fiscal quarter immediately following the Closing Date and ending on the last day of the last fiscal quarter preceding the Transaction Date for which reports have been filed with the SEC or provided to the trustee plus

                   (2) the aggregate Net Cash Proceeds received by the Issuer or JLL after the Closing Date from a capital contribution or the issuance and sale permitted by the indenture of its Capital Stock (other than Disqualified Stock) from or to a person other than JLL or any Restricted Subsidiary, including an issuance or sale permitted by the indenture of Indebtedness or Disqualified Stock of JLL or the issuer for cash subsequent to the Closing Date upon the conversion of such Indebtedness or Disqualified Stock into Capital Stock (other than Disqualified Stock) of JLL or the issuer, or from the issuance to a person other than JLL or any Restricted Subsidiary of JLL of any options, warrants or other rights to acquire Capital Stock of JLL or the issuer (in each case, exclusive of any Disqualified Stock or any options, warrants or other rights that are redeemable at the option of the holder, or are required to be redeemed, prior to the Stated Maturity of the notes) plus

                    (3) an amount equal to the net reduction in Investments (other than reductions in Permitted Investments) in any person (including Investments in an Unrestricted Subsidiary) resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances, or other transfers of assets, in each case to JLL, the issuer or any Restricted Subsidiary or from the net cash proceeds from the sale of any such Investment, or from redesignations of Unrestricted Subsidiaries as Restricted Subsidiaries (other than redesignations of Unrestricted Subsidiaries holding Co-Investments to the extent that any such redesignation is used to increase Permitted Investments pursuant to clause (vii)(3)(b) of the definition of "Permitted Investment" (valued in each case as provided in the definition of "Investment")).

        The foregoing provision shall not be violated by reason of:

               (i) the payment of any dividend within 60 days after the date of declaration thereof if, at said date of declaration, such payment would comply with the foregoing paragraph;

               (ii) the redemption, repurchase, defeasance or other acquisition or retirement for value of Indebtedness that is subordinated in right of payment to any Note Guarantee or the notes including premium, if any, and accrued and unpaid interest thereon, with the proceeds of, or in exchange for, Indebtedness Incurred under clause (b)(iii) of the "Limitation on Indebtedness" covenant;

               (iii) the repurchase, redemption or other acquisition of Capital Stock of any Guarantor, the issuer or an Unrestricted Subsidiary (or options, warrants or other rights to acquire such Capital Stock) in exchange for, or out of the proceeds of a substantially concurrent offering of, shares of Capital Stock (other than Disqualified Stock) of JLL (or options, warrants or other rights to acquire such Capital Stock);

               (iv) the making of any principal payment or the repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness which is subordinated in right of payment to the notes or any Note Guarantee in exchange for, or out of the proceeds of, a substantially concurrent offering of, shares of the Capital Stock (other than Disqualified Stock) of JLL (or options, warrants or other rights to acquire such Capital Stock);

               (v) payments or distributions, to dissenting stockholders pursuant to applicable law, pursuant to or in connection with a consolidation, merger or transfer of assets that complies with the provisions of the indenture applicable to mergers, consolidations and transfers of all or substantially all property and assets;

               (vi) Investments acquired in exchange for, or out of the proceeds of a substantially concurrent issuance of, Capital Stock (other than Disqualified Stock) of JLL;

               (vii) purchases of outstanding Capital Stock (other than Disqualified Stock) or options, warrants or other rights to acquire such Capital Stock (A) in an amount equivalent to the number of shares to be delivered after the Closing Date under JLL's Stock Compensation Program, Employee Stock Purchase Plan, Stock Award and Incentive Plan and any similar programs or plans approved by the Board of Directors and (B) in connection with the satisfaction of taxes or other obligations relating to the shares being allocated and distributed under the Employee Stock Ownership Trust established in connection with the JLW Acquisition in an aggregate amount not to exceed $10 million;

               (viii) endorsements of negotiable instruments for collection in the ordinary course of business;

               (ix) any purchase, repurchase, redemption, retirement or other acquisition for value of Disqualified Stock of JLL or a Restricted Subsidiary made by exchange for, or out of the proceeds of the substantially concurrent offering of, Disqualified Stock of JLL or a Restricted Subsidiary which is permitted to be issued pursuant to the indenture; provided that (A) in the case of a Change of Control, the issuer shall first comply with its obligations described under "- Repurchase of Notes upon a Change of Control" and (B) in the case of an Asset Sale, the issuer shall comply with its obligations under "Limitations on Asset Sales";

               (x) any purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness that is subordinated in right of payment to any Note Guarantee or the notes including premium, if any, and accrued and unpaid interest upon a Change of Control or Asset Sale to the extent required by the agreements or instruments governing such Indebtedness; provided that (A) in the case of a Change of Control, the issuer shall first comply with its obligations described under "- Repurchase of Notes upon a Change of Control" and (B) in the case of an Asset Sale, the issuer shall comply with its obligations under "Limitations on Asset Sales";

               (xi) any repurchase of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price of such stock options; or

               (xii) other Restricted Payments not exceeding $20 million in the aggregate;

provided that, except in the case of clauses (i) and (iii), no Default or Event of Default shall have occurred and be continuing or occur as a consequence of the actions or payments set forth therein.

        In determining whether any Restricted Payment is permitted by the covenant described above, JLL may allocate or reallocate all or any portion of such Restricted Payment among clauses (i) through (xii) of the immediately preceding paragraph or among such clauses and the first paragraph of this section above; provided that at the time of such allocation or reallocation, all such Restricted Payments, or allocated or reallocated portions thereof, would be permitted under the various provisions of the covenant described above.

        Each Restricted Payment permitted pursuant to the second preceding paragraph (other than the Restricted Payment referred to in clause (ii) thereof, an exchange of Capital Stock for Capital Stock or Indebtedness referred to in clause (iii) or (iv) thereof, an Investment acquired as a capital contribution or in exchange for Capital Stock referred to in clause
(vi) thereof or any purchase, repurchase, redemption, retirement or other acquisition for value of Disqualified Stock of JLL or a Restricted Subsidiary made for Disqualified Stock of JLL or a Restricted Subsidiary pursuant to clause (ix) thereof, and the Net Cash Proceeds from any issuance of Capital Stock or Disqualified Stock referred to in clauses
(iii), (iv) and (ix)), shall be included in calculating whether the conditions of clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant have been met with respect to any subsequent Restricted Payments. In the event the proceeds of an issuance of Capital Stock of JLL are used for the redemption, repurchase or other acquisition of the notes, or Indebtedness that ranks equally with the notes or any Note Guarantee, then the Net Cash Proceeds of such issuance shall be included in clause (C) of the first paragraph of this "Limitation on Restricted Payments" covenant only to the extent such proceeds are not used for such redemption, repurchase or other acquisition of Indebtedness.

        Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

        JLL will not, and will not permit any Restricted Subsidiary to, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction of any kind on the ability of any Restricted Subsidiary to (i) pay dividends or make any other distributions permitted by applicable law on any Capital Stock of such Restricted Subsidiary owned by JLL or any other Restricted Subsidiary, (ii) pay any Indebtedness owed to JLL or any other Restricted Subsidiary, (iii) make loans or advances to JLL or any other Restricted Subsidiary or (iv) transfer any of its property or assets to JLL or any other Restricted Subsidiary.

        The foregoing provisions shall not restrict any encumbrances or restrictions:

               (i) existing on the Closing Date in the Credit Agreement, the indenture or any other agreements in effect on the Closing Date, and any extensions, refinancings, renewals or replacements of such agreements; provided that the encumbrances and restrictions in any such extensions, refinancings, renewals or replacements are no less favorable in any material respect to the holders of the notes than those encumbrances or restrictions that are then in effect and that are being extended, refinanced, renewed or replaced;

               (ii) existing under or by reason of applicable law or government regulation;

               (iii) existing with respect to any person or the property or assets of such person acquired by JLL or any Restricted Subsidiary, existing at the time of such acquisition or at the time such person becomes a Restricted Subsidiary and not incurred in contemplation thereof, which encumbrances or restrictions are not applicable to any person or the property or assets of any person other than such person or the property or assets of such person so acquired or that becomes a Restricted Subsidiary;

               (iv) in the case of clause (iv) of the first paragraph of this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant, (A) that restrict in a customary manner the subletting, assignment or transfer of any property or asset that is a lease, license, conveyance or contract or similar property or asset, (B) existing by virtue of any transfer of, agreement to transfer, option or right with respect to, or Lien on, any property or assets of JLL or any Restricted Subsidiary not otherwise prohibited by the indenture or (C) arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, detract from the value of property or assets of JLL or any Restricted Subsidiary in any manner material to JLL or any Restricted Subsidiary;

               (v) with respect to a Restricted Subsidiary and imposed pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock of, or property and assets of, such Restricted Subsidiary;

               (vi) any restriction on cash, other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

               (vii) contained in the terms of any Indebtedness or any agreement pursuant to which such Indebtedness was issued if:

                   (A) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in such Indebtedness or agreement,

                   (B) the encumbrance or restriction is not materially more disadvantageous to the holders of the notes than is customary in comparable financings (as determined by JLL in good faith) and

                   (C) JLL determines that any such encumbrance or restriction will not materially affect the issuer's ability to make principal or interest payments on the notes; or

               (viii) any encumbrance or restriction of the type referred to in clauses (i) through (iv) of the first paragraph above imposed by any amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing of a contract, instrument or obligation referred to in clauses (i) through (vii) above that is no more restrictive in any material respect than the encumbrance or restriction imposed by the applicable predecessor contract, instrument or obligation as determined in good faith by an executive officer of JLL.

        Nothing contained in this "Limitation on Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries" covenant shall prevent JLL or any Restricted Subsidiary from (1) creating, incurring, assuming or suffering to exist any Liens otherwise permitted in the "Limitation on Liens" covenant or (2) restricting the sale or other disposition of property or assets of JLL or any of its Restricted Subsidiaries that secure Indebtedness of JLL or any of its Restricted Subsidiaries.

        Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries

        JLL will not sell, and will not permit any Restricted Subsidiary, directly or indirectly, to issue or sell, any shares of Capital Stock of a Restricted Subsidiary other than the issuer (including options, warrants or other rights to purchase shares of such Capital Stock) except:

               (i) to JLL or any Restricted Subsidiary of which JLL directly or indirectly holds at least the same percentage equity ownership as the ownership interest which JLL held, directly or indirectly, in such Restricted Subsidiary prior to such sale of Capital Stock;

               (ii) issuances of director's qualifying shares or issuances of Capital Stock to foreign nationals or employees to the extent required by applicable law in order to conduct business as conducted at the time of issuance of such shares;

               (iii) if, immediately after giving effect to such issuance or sale, such Restricted Subsidiary would no longer constitute a Restricted Subsidiary and any Investment in such person remaining after giving effect to such issuance or sale would have been permitted to be made under the "Limitation on Restricted Payments" covenant if made on the date of such issuance or sale;

               (iv) sales of Capital Stock (including options, warrants or other rights to purchase shares of Capital Stock) of a Restricted Subsidiary by JLL, the issuer or a Restricted Subsidiary, provided that JLL, the issuer or such Restricted Subsidiary applies the Net Cash Proceeds of any such sale in accordance with clause (A) or (B) of the "Limitation on Asset Sales" covenant; or

               (v) issuances and sales of Capital Stock (including options, warrants or other rights to purchase shares of Capital Stock) of a special purpose Restricted Subsidiary holding no assets other than Co-Investments (including any proceeds thereof).

        Limitation on Issuances of Guarantees by Restricted Subsidiaries

        JLL will not permit any Restricted Subsidiary, other than the issuer or another Guarantor, directly or indirectly, to Guarantee any Indebtedness of JLL or any other Restricted Subsidiary which ranks equally with or subordinate in right of payment to the notes or the Note Guarantees ("Guaranteed Indebtedness"), unless and to the extent such Restricted Subsidiary could incur Indebtedness under the "Limitation of Indebtedness" covenant, unless (i) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for a Guarantee (a "Subsidiary Guarantee") of payment of the notes by such Restricted Subsidiary and (ii) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against JLL or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Subsidiary Guarantee; provided that this paragraph will not apply to any Guarantee of any Restricted Subsidiary that existed at the time such person became a Restricted Subsidiary and was not Incurred in connection with, or in contemplation of, such person becoming a Restricted Subsidiary or to any Guarantee issued in connection with the refinancing of any such obligation. If the Guaranteed Indebtedness (A) ranks equally with any Note Guarantees or the notes, then the Guarantee of such Guaranteed Indebtedness shall rank equally with, or be subordinated to, the Subsidiary Guarantee or (B) is subordinated to any Note Guarantee or the notes, then the Guarantee of such Guaranteed Indebtedness shall be subordinated to the Subsidiary Guarantee at least to the extent that the Guaranteed Indebtedness is subordinated to such Note Guarantee or the notes.

        Notwithstanding the foregoing, any Subsidiary Guarantee by a Restricted Subsidiary may provide by its terms that it shall be automatically and unconditionally released and discharged upon (i) any sale, exchange or transfer, to any person not an Affiliate of JLL, of all of JLL's and each Restricted Subsidiary's Capital Stock in, or all or substantially all the assets of, such Restricted Subsidiary (which sale, exchange or transfer is not prohibited by the indenture) or (ii) the release or discharge of the Guarantee which resulted in the creation of such Subsidiary Guarantee, except a discharge or release by or as a result of payment under such Guarantee.

        If any Restricted Subsidiary provides a Subsidiary Guarantee pursuant to the provisions described above, notice thereof will be published as described under "- Notices."

        Limitation on Transactions with Shareholders and Affiliates

        JLL will not, and will not permit any Restricted Subsidiary to, directly or indirectly, enter into, renew or extend any transaction (including, without limitation, the purchase, sale, lease or exchange of property or assets, or the rendering of any service) with any Affiliate of JLL or any Restricted Subsidiary, except upon fair and reasonable terms no less favorable to JLL or such Restricted Subsidiary than could be obtained, at the time of such transaction or, if such transaction is pursuant to a written agreement, at the time of the execution of the agreement providing therefor, in a comparable arm's-length transaction with a person that is not such an Affiliate.

        The foregoing limitation does not limit, and shall not apply to:

               (i) transactions (A) approved by a majority of the disinterested members of the Board of Directors or (B) for which JLL or a Restricted Subsidiary delivers to the trustee a written opinion of a nationally recognized investment banking firm stating that the transaction is fair to JLL or such Restricted Subsidiary from a financial point of view;

               (ii) any transaction solely between JLL and any of its Restricted Subsidiaries or solely between Restricted Subsidiaries;

               (iii) the payment of reasonable and customary fees, compensation and benefits, indemnities provided for the benefit of, or other compensation to directors of JLL who are not employees of JLL and the payment of reasonable employee compensation and benefits taken in the aggregate;

               (iv) any payments or other transactions pursuant to any tax-sharing agreement between JLL and any other person with which JLL files a consolidated tax return or with which JLL is part of a consolidated group for tax purposes;

               (v) any sale of shares of Capital Stock (other than Disqualified Stock) of JLL and its Restricted Subsidiaries or the issuer;

               (vi) any Permitted Investment or Restricted Payments not prohibited by the "Limitation on Restricted Payments" covenant;

               (vii) any issuance of securities subordinate in right of payment to the notes pursuant to, or the funding of, employment arrangements, stock options and stock ownership plans approved by the Board of Directors;

               (viii) the grant of stock options or similar rights to officers, employees, consultants and directors of JLL and, to the extent otherwise permitted under the indenture, to any Restricted Subsidiary, pursuant to plans approved by the Board of Directors and the issuance of securities pursuant thereto; or

               (ix) transactions undertaken under any arrangement in existence on the Closing Date, as such arrangement may be amended or restated, renewed, extended, refinanced, refunded or replaced from time to time, provided that any such amendment or restatement, renewal, extension, refinancing, refund or replacement is on terms and conditions not more disadvantageous to the holders of the notes in any material respect, based on the good faith determination of the Board of Directors, to JLL or its Restricted Subsidiaries than the arrangement in existence on the Closing Date.

        Notwithstanding the foregoing, any transaction or series of related transactions covered by the first paragraph of this "Limitation on Transactions with Shareholders and Affiliates" covenant and not covered by clauses (ii) through (ix) of this paragraph:

        (a) the aggregate amount of which is $5 million or less in value, must be approved or determined to be fair by an executive officer of JLL evidenced in an officers' certificate or in the manner provided for in clause (i)(A) or (B) above,

        (b) the aggregate amount of which exceeds $5 million in value, must be approved or determined to be fair in the manner provided for in clause
(i)(A) or (B) above and

        (c) the aggregate amount of which exceeds $10 million in value, must be determined to be fair in the manner provided for in clause (i)(B) above.

        Limitation on Liens

        JLL will not, and will not permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Lien (other than Permitted Liens) on any of its assets or properties of any character, or any shares of Capital Stock or assets securing Indebtedness of any Restricted Subsidiary, without making effective provision for all of the notes and all other amounts due under the indenture to be directly secured equally and ratably with (or, if the obligation or liability to be secured by such Lien is subordinated in right of payment to the notes, prior to) the obligation or liability secured by such Lien until such time as such obligation or liability is no longer secured by such Lien.

        Limitation on Sale-Leaseback Transactions

        JLL will not, and will not permit any Restricted Subsidiary to, enter into any sale-leaseback transaction involving any of its assets or properties whether now owned or hereafter acquired, whereby JLL or a Restricted Subsidiary sells or transfers such assets or properties and then or thereafter leases such assets or properties or any part thereof or any other assets or properties which JLL or such Restricted Subsidiary, as the case may be, intends to use for substantially the same purpose or purposes as the assets or properties sold or transferred.

        The foregoing restriction does not apply to any sale-leaseback transaction (i) if the lease is for a period, including renewal rights, of not in excess of three years; (ii) if the lease secures or relates to industrial revenue or pollution control bonds; (iii) if the transaction is solely between JLL and any Restricted Subsidiary or solely between Restricted Subsidiaries; (iv) if JLL or such Restricted Subsidiary, within 12 months after the sale or transfer of any assets or properties is completed, applies an amount not less than the net proceeds received from such sale in accordance with clause (i)(A) or (i)(B) of the third paragraph or clause (ii) of the third paragraph of the "Limitation on Asset Sales" covenant described below or (v) except to the extent the aggregate principal amount of Capitalized Lease Obligations under such leases plus the outstanding principal amount of Indebtedness secured by Liens permitted by clause (xx) of the definition of Permitted Liens (and not separately permitted by other provisions of the "Limitation on Liens" covenant) does not exceed $10 million at any time outstanding.

        Limitation on Asset Sales

        Except for the sale or other disposition of (a) all or any portion of the Capital Stock of a Restricted Subsidiary permitted to be issued or sold under clause (v) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant and (b) an asset consisting only of Co-Investments or interest in a person (other than Capital Stock of a Restricted Subsidiary) consisting only of Co-Investments, JLL will not, and will not permit any Restricted Subsidiary to, consummate any Asset Sale, unless (i) the consideration received by JLL or such Restricted Subsidiary (including by way of any person (other than JLL or another Restricted Subsidiary) assuming sole responsibility or retiring any liabilities, contingent or otherwise) is at least equal to the fair market value of the assets sold or disposed of and (ii) at least 80% of the consideration received consists of cash or Temporary Cash Investments or the assumption of Indebtedness of JLL or any Restricted Subsidiary (other than Indebtedness to JLL or any Restricted Subsidiary), provided that JLL or such Restricted Subsidiary is irrevocably and unconditionally released from all liability under such Indebtedness.

        For purposes of clause (ii) above of the preceding paragraph, the following are deemed to be cash: (a) the assumption of any liabilities of JLL or of any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinate to the notes or any Note Guarantee) and the release of JLL or any such Restricted Subsidiary from liability in connection with such Asset Sale; and (b) any securities or other obligations received by JLL or any Restricted Subsidiary from the transferee that are converted within 90 days of receipt by JLL or such Restricted Subsidiary, but only to the extent of the amount of cash actually received by JLL or such Restricted Subsidiary as a result of such conversion.

        In the event and to the extent that the Net Cash Proceeds received by JLL or any of its Restricted Subsidiaries from one or more Asset Sales occurring on or after the Closing Date in any period of 12 consecutive months exceed $20 million (determined as of the date closest to the commencement of such 12-month period for which a consolidated balance sheet of JLL and its Subsidiaries has been filed with the SEC or provided to the trustee), then JLL shall or shall cause the relevant Restricted Subsidiary to:

               (i) within 12 months after the date Net Cash Proceeds so received exceed $20 million:

                   (A) apply an amount equal to such excess Net Cash Proceeds to permanently repay unsubordinated Indebtedness of JLL, the issuer or any Restricted Subsidiary providing a Subsidiary Guarantee pursuant to the "Limitation on Issuances of Guarantees by Restricted Subsidiaries" covenant described above or Indebtedness of any other Restricted Subsidiary, in each case owing to a person other than JLL or any of its Restricted Subsidiaries or

                   (B) invest an equal amount, or the amount not so applied pursuant to clause (A) (or enter into a definitive agreement committing to so invest within 12 months after the date of such agreement), in property or assets (other than current assets) of a nature or type or that are used in a business (or in a company having property and assets of a nature or type, or engaged in a business) similar or related to the nature or type of the property and assets of, or the business of, JLL and its Restricted Subsidiaries existing on the date of such investment and

               (ii) apply (no later than the end of the 12-month period referred to in clause (i)) such excess Net Cash Proceeds (to the extent not applied pursuant to clause (i)) as provided in the following paragraph of this "Limitation on Asset Sales" covenant, provided that prior to the application of any such Net Cash Proceeds as required under clauses (i) and (ii) above, JLL or the relevant Restricted Subsidiary may invest such Net Cash Proceeds in Temporary Cash Investments or use such Net Cash Proceeds to repay outstanding Indebtedness of JLL or any Restricted Subsidiary under an existing revolving credit facility. The amount of such excess Net Cash Proceeds required to be applied (or to be committed to be applied) during such 12-month period as set forth in clause (i) of the preceding sentence and not applied as so required by the end of such period shall constitute "Excess Proceeds."

        If, as of the first day of any calendar month, the aggregate amount of Excess Proceeds not theretofore subject to an Offer to Purchase pursuant to this "Limitation on Asset Sales" covenant totals at least $20 million, the issuer must commence, not later than the fifteenth business day of such month but at any time prior to such date, and consummate an Offer to Purchase from the holders (and if required by the terms of any Indebtedness that ranks equally with the notes or any Note Guarantee ("Pari Passu Indebtedness"), from the holders of such Pari Passu Indebtedness) on a pro rata basis an aggregate principal amount of notes (and Pari Passu Indebtedness) equal to the Excess Proceeds on such date, at a purchase price equal to 100% of the principal amount thereof, plus, in each case, accrued interest (if any) to the Payment Date. To the extent that the aggregate principal amount of notes and Pari Passu Indebtedness so tendered, together with accrued interest (if any) to the Payment Date is less than the aggregate Excess Proceeds available, JLL may use such remaining Excess Proceeds for general corporate purposes, subject to the other limitations in the indenture. The procedures that will be followed by the issuer in consummating an Offer to Purchase are set forth in the definition of Offer to Purchase under " - Certain Definitions." In the event an Offer to Purchase is required pursuant to this "Limitation on Asset Sales" covenant, notice thereof will be published as described under "- Notices."

REPURCHASE OF NOTES UPON A CHANGE OF CONTROL

        The issuer must commence, within 30 days of the occurrence of a Change of Control, and consummate an Offer to Purchase for all notes then outstanding, at a purchase price equal to 101% of the principal amount thereof, plus accrued interest (if any) to the Payment Date. The procedures that will be followed by the issuer in consummating an Offer to Purchase are set forth in the definition of Offer to Purchase under "- Certain Definitions." In the event a Change of Control occurs, notice of thereof will be published as described under "- Notices."

        There can be no assurance that the issuer will have sufficient funds available at the time of any Change of Control to make any debt payment (including repurchases of notes) required by the foregoing covenant (as well as may be contained in other securities of JLL or any or its Subsidiaries which might be outstanding at the time). The above covenant requiring the repurchase the notes will, unless consents are obtained, require the issuer to repay all indebtedness then outstanding which by its terms would prohibit such note repurchase, either prior to or concurrently with such note repurchase.

        In addition, our ability to purchase the notes may be limited by the Credit Agreement so that a Change of Control could cause a default under the Credit Agreement. Our failure to purchase the notes when required by a Change of Control would result in an Event of Default with respect to the notes.

SEC REPORTS AND REPORTS TO HOLDERS

        Whether or not JLL and the issuer are then required to file reports with the SEC, JLL and the issuer shall file with the SEC all such reports and other information (collectively, "SEC Reports") as they would be required to file with the SEC by Sections 13(a) or 15(d) under the Exchange Act if they were subject thereto, provided that JLL and the issuer will not be required to make any filings not permitted by the SEC. JLL and the issuer shall supply the trustee and each holder or shall supply to the trustee for forwarding to each such holder, without cost to such holder, copies of the SEC Reports. Copies of the SEC Reports will also be available at the offices of the Luxembourg paying and transfer agent.

NOTICES

        All notices to holders of the notes may be delivered in person or sent by mail or facsimile transmission or telex to them at their respective registered addresses, registered facsimile numbers or registered telex numbers. Any such notice shall be deemed to have been given, in the case of a letter delivered by hand, at the time of delivery, in the case of a letter sent by mail, on the fourth business day after the date of mailing, in the case of a facsimile transmission, at the time of dispatch and in the case of a telex, on receipt of any answerback confirmation by the sender.

        In addition, as long as the notes are listed on the Luxembourg Stock Exchange, notices will be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger
Wort). Any such notice shall be deemed to be given on the date of such publication or, if published more than once on different dates, on the first date on which publication is made.

EVENTS OF DEFAULT

        The following events will be defined as "Events of Default" in the indenture:

               (a) default in the payment of principal of (or premium, if any, on) any note when the same becomes due and payable at maturity, upon acceleration, redemption or otherwise;

               (b) default in the payment of interest on any note when the same becomes due and payable, and such default continues for a period of 30 days;

               (c) default in the performance or breach of the provisions of the indenture described under "Consolidation, Merger and Sale of Assets" or the failure to make or consummate an Offer to Purchase in accordance with the "Limitation on Asset Sales" or "Repurchase of Notes upon a Change of Control" covenant;

               (d) the issuer or any Guarantor defaults in the performance of or breaches any other covenant or agreement of the issuer or such Guarantor in the indenture or under the notes (other than a default specified in clause (a), (b) or (c) above) and such default or breach continues for a period of 30 consecutive days after written notice by the trustee or the holders of 25% or more in aggregate principal amount of the notes;

               (e) there occurs with respect to any issue or issues of Indebtedness of the issuer, any Guarantor or any Significant Subsidiary having an outstanding principal amount of $10 million or more in the aggregate for all such issues of all such persons, whether such Indebtedness now exists or shall hereafter be created,
        (I) an event of default that has caused the holder thereof to declare such Indebtedness to be due and payable prior to its Stated Maturity and such Indebtedness has not been discharged in full or such acceleration has not been rescinded or annulled within 30 days of such acceleration and/or (II) the failure to make a principal payment at the final (but not any interim) fixed maturity and such defaulted payment shall not have been made, waived or extended within 30 days of such payment default;

               (f) any final judgment or order (not covered by insurance) for the payment of money in excess of $10 million in the aggregate for all such final judgments or orders against all such persons (treating any deductibles, self-insurance or retention as not so covered) shall be rendered against the issuer, any Guarantor or any Significant Subsidiary and shall not be paid or discharged, and there shall be any period of 60 consecutive days following entry of the final judgment or order that causes the aggregate amount for all such final judgments or orders outstanding and not paid or discharged against all such persons to exceed $10 million during which a stay of enforcement of such final judgment or order, by reason of a pending appeal or otherwise, shall not be in effect;

               (g) a court having jurisdiction in the premises enters a decree or order for (A) relief in respect of the issuer, any Guarantor or any Significant Subsidiary in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, (B) appointment of a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the issuer, any Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the issuer, any Guarantor or any Significant Subsidiary or (C) the winding up or liquidation of the affairs of the issuer, any Guarantor or any Significant Subsidiary and, in each case, such decree or order shall remain unstayed and in effect for a period of 60 consecutive days;

               (h) the issuer, any Guarantor or any Significant Subsidiary
        (A) commences a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consents to the entry of an order for relief in an involuntary case under any such law, (B) consents to the appointment of or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official of the issuer, any Guarantor or any Significant Subsidiary or for all or substantially all of the property and assets of the issuer, any Guarantor or any Significant Subsidiary or (C) effects any general assignment for the benefit of creditors; or

               (i) any Note Guarantee or any Subsidiary Guarantee (other than any Subsidiary Guarantee with respect to a Guarantor all of the Capital Stock of which is sold in accordance with the provisions of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant) ceases to be in full force and effect (except as contemplated by the terms thereof) or any Guarantor denies or disaffirms its obligations under the indenture or its Note Guarantee.

        If an Event of Default (other than an Event of Default specified in clause (g) or (h) above that occurs with respect to the issuer or any Guarantor) occurs and is continuing under the indenture, the trustee or the holders of at least 25% in aggregate principal amount of the notes, then outstanding, by written notice to the issuer (and to the trustee if such notice is given by the holders), may, and the trustee at the request of such holders shall, declare the principal of, premium, if any, and accrued interest on the notes to be immediately due and payable, provided that, in the event of a Guarantor default, JLL may elect to substitute another Guarantor or Guarantors acceptable to at least one nationally-recognized rating agency, in which case neither the trustee nor the requisite percentage of holders shall have any right to declare the principal, premium (if any) or interest on the notes to be immediately due and payable. Upon a declaration of acceleration, such principal of, premium, if any, and accrued interest shall be immediately due and payable. In the event of a declaration of acceleration because an Event of Default set forth in clause (e) above has occurred and is continuing, such declaration of acceleration shall be automatically rescinded and annulled if the event of default triggering such Event of Default pursuant to clause (e) shall be remedied or cured by the issuer, any Guarantor or the relevant Significant Subsidiary or waived by the holders of the relevant Indebtedness within 60 days after the declaration of acceleration with respect thereto. If an Event of Default specified in clause (g) or (h) above occurs with respect to the issuer or a Guarantor, the principal of, premium, if any, and accrued interest on the notes then outstanding shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder. The holders of at least a majority in principal amount of the outstanding notes by written notice to the issuer and to the trustee, may waive all past defaults and rescind and annul a declaration of acceleration and its consequences if (i) all existing Events of Default, other than the nonpayment of the principal of, premium, if any, and interest on the notes that have become due solely by such declaration of acceleration, have been cured or waived and (ii) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction. For information as to the waiver of defaults, see "- Modification and Waiver."

        The holders of at least a majority in aggregate principal amount of the outstanding notes may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee. However, the trustee may refuse to follow any direction that conflicts with law or the indenture, that may involve the trustee in personal liability, or that the trustee determines in good faith may be unduly prejudicial to the rights of holders of notes not joining in the giving of such direction and may take any other action it deems proper that is not inconsistent with any such direction received from holders of notes. A holder may not pursue any remedy with respect to the indenture or the notes unless: (i) the holder gives the trustee written notice of a continuing Event of Default; (ii) the holders of at least 25% in aggregate principal amount of outstanding notes make a written request to the trustee to pursue the remedy; (iii) such holder or holders offer the trustee indemnity satisfactory to the trustee against any costs, liability or expense; (iv) the trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity; and (v) during such 60-day period, the holders of a majority in aggregate principal amount of the outstanding notes do not give the trustee a direction that is inconsistent with the request. However, such limitations do not apply to the right of any holder of a note to receive payment of the principal of, premium, if any, or interest on, such note or to bring suit for the enforcement of any such payment, on or after the due date expressed in the notes, which right shall not be impaired or affected without the consent of the holder.

        The indenture requires certain officers of JLL and the issuer to certify, on or before a date not more than 90 days after the end of each fiscal year, that a review has been conducted of the activities of the issuer, each Guarantor and the Restricted Subsidiaries and the issuer's, each Guarantor's and each Restricted Subsidiary's performance under the indenture and that each has fulfilled its obligations thereunder, or, if there has been a default in the fulfillment of any such obligation, specifying each such default and the nature and status thereof. JLL and the issuer will also be obligated to notify the trustee of any default or defaults in the performance of any covenants or agreements under the indenture.

CONSOLIDATION, MERGER AND SALE OF ASSETS

        Except for the sale or other disposition of (a) all or any portion of the Capital Stock of a Restricted Subsidiary permitted to be issued or sold under clause (v) of the "Limitation on the Issuance and Sale of Capital Stock of Restricted Subsidiaries" covenant and (b) an asset consisting only of Co-Investments or interest in a person (other than Capital Stock of a Restricted Subsidiary) consisting only of Co-Investments, neither the issuer nor JLL will consolidate with, merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets (as an entirety or substantially an entirety in one transaction or a series of related transactions) to, any person or permit any person to merge with or into it unless:

               (i) the issuer or JLL shall be the continuing person, or the person (if other than the issuer or JLL) formed by such consolidation or into which the issuer or JLL is merged or that acquired or leased such property and assets of the issuer or JLL shall be a corporation organized and validly existing under the laws of the United States of America or any jurisdiction thereof or under the laws of the European Union or any member country thereof on the date of the indenture (other than Greece, Portugal or Spain), and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of the issuer or JLL on all of the notes or its Note Guarantee, as the case may be, and under the indenture;

               (ii) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing;

               (iii) immediately after giving effect to such transaction on a pro forma basis, the issuer, JLL or any person becoming the successor obligor of the notes or respective Note Guarantee, as the case may be, shall have a Consolidated Net Worth equal to or greater than the Consolidated Net Worth immediately prior to such transaction;

               (iv) immediately after giving effect to such transaction on a pro forma basis the issuer or any person becoming the successor obligor of the notes or the respective Note Guarantee, as the case may be, could Incur at least $1.00 of Indebtedness under the first paragraph of the "Limitation on Indebtedness" covenant; provided that this clause (iv) shall not apply to a consolidation, merger or sale of all (but not less than all) of the assets of the issuer or JLL if all Liens and Indebtedness of the issuer, JLL or any person becoming the successor obligor on the notes or the respective Note Guarantee, as the case may be, and the Restricted Subsidiaries outstanding immediately after such transaction would have been permitted (and all such Liens and Indebtedness, other than Liens and Indebtedness of JLL and its Restricted Subsidiaries outstanding immediately prior to the transaction, shall be deemed to have been Incurred) for all purposes of the indenture;

               (v) the issuer or JLL, as applicable, delivers to the trustee an officers' certificate (attaching the arithmetic computations to demonstrate compliance with clauses (iii) and (iv)) and Opinion of Counsel, in each case stating that such consolidation, merger or transfer and such supplemental indenture complies with this provision and that all conditions precedent provided for herein relating to such transaction have been complied with; and

               (vi) each Guarantor, unless such Guarantor is the person with which the issuer or JLL has entered into a transaction under this "Consolidation, Merger and Sale of Assets" section, shall have by amendment to its Note Guarantee confirmed that its Note Guarantee shall apply to the obligations of the issuer, JLL or the Surviving Person, as the case may be, in accordance with the notes and the indenture;

provided, however, that clauses (iii) and (iv) above do not apply if, in the good faith determination of the Board of Directors, whose determination shall be evidenced by a board resolution, the principal purpose of such transaction is to change the state of incorporation of the issuer or such Guarantor and any such transaction shall not have as one of its purposes the evasion of the foregoing limitations.

PAYMENT OF ADDITIONAL AMOUNTS

        All payments made by the issuer under or with respect to the notes will be made free and clear of and without withholding or deduction for or on account of any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related to any such tax, duty, levy, impost, assessment or other governmental charge) (collectively, "Taxes") imposed or levied by or on behalf of the Netherlands or any other jurisdiction in which the issuer is organized or is a resident for tax purposes or by any government authority or political subdivision or territory or possession or agency therein or thereof having the power to tax (each, a "Taxing Authority"), unless the issuer is required to withhold or deduct Taxes by law or by an interpretation or administration of law.

        If the issuer is required to withhold or deduct any amount for or on account of Taxes imposed by a Taxing Authority within the Netherlands or within any other jurisdiction in which the issuer is organized or is a resident for tax purposes, from any payment made under or with respect to the notes, the issuer will pay such additional amounts ("Additional Amounts") as may be necessary so that the net amount received by each holder of notes after such withholding or deduction will not be less than the amount the holder and beneficial owner would have received if such Taxes had not been withheld or deducted. However, no Additional Amounts will be payable with respect to a payment made to a holder of notes or to a third party on behalf of a holder with respect to (a) any Taxes that would not have been imposed but for the existence of any present or former connection between that holder and the jurisdiction imposing such tax (other than the mere receipt of payment or the ownership or holding outside of the Netherlands of such note); (b) any estate, inheritance, wealth, gift, sales, excise, transfer, personal property tax or similar tax, assessment or governmental charge; (c) any Taxes payable otherwise than by deduction or withholding from payments of principal of, premium, if any, or interest on such note; or (d) Taxes that would not have been imposed but for the failure of the holder or beneficial owner of a note to comply with any certification, identification, information, or other documentation requirement under law, regulation, administrative practice or an applicable treaty that is a precondition to exemption from, or reduction in the rate of the imposition, deduction or withholding of Taxes; nor will Additional Amounts be paid:

               (i) if the payment under or with respect to the notes could have been made by another paying agent without such deduction or withholding,

               (ii) if the payment under or with respect to the notes could have been made without such deduction or withholding if the beneficiary of the payment had presented the note for payment within 15 days after (A) the date on which such payment or such note became due and payable or (B) the date on which payment thereof is duly provided for, whichever is later (except to the extent that the holder would have been entitled to Additional Amounts had the note been presented on the last day of such 15-day period), or

               (iii) with respect to any payment under or with respect to the notes to any holder who is a fiduciary or partnership or any person other than the sole beneficial owner of such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the actual holder of such note.

        The issuer will also (i) make such withholding or deduction and
(ii) remit the full amount deducted or withheld to the relevant authority in accordance with applicable law. The issuer will use its reasonable efforts to obtain certified copies of tax receipts evidencing the payment of any Taxes so deducted or withheld from each Taxing Authority imposing such Taxes. The issuer will supply to the trustee for forwarding to all holders, without cost to such holders, within 60 days after the date the payment of any Taxes so deducted or withheld is due pursuant to applicable law, certified copies of tax receipts evidencing such payment by the issuer or if, notwithstanding the issuer's efforts to obtain such receipts, the same are not obtainable, other evidence of such payments by the issuer.

        At least 30 days prior to each date on which any payment under or with respect to the notes is due and payable, if the issuer will be obligated to pay Additional Amounts with respect to such payment, the issuer will deliver to the trustee an officers' certificate stating the fact that such Additional Amounts will be payable and the amounts so payable, and will set forth such other information as is necessary to enable such Trustee to pay such Additional Amounts to holders of notes on the payment date.

        The provisions under "- Payment of Additional Amounts" will survive any termination or the discharge of the indenture and shall apply mutatis mutandis to any jurisdiction in which any successor person to the issuer is organized or is engaged in business for tax purposes or any political subdivision or taxing authority or agency thereof or therein.

        In addition, the issuer will pay any stamp, issue, registration, documentary or other similar taxes and duties, including interest and penalties, payable in the Netherlands or any political subdivision of or in the Netherlands in respect of the creation, issue and offering of the notes.

        Whenever in the indenture, the notes or this memorandum there is mentioned in any context, the payment of amounts based upon principal of, premium, if any, or interest or of any other amount payable under or with respect to any of the notes, such mention will be deemed to include mention of the payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

DEFEASANCE

        Defeasance and Discharge. The indenture provides that the issuer and the Guarantors will be deemed to have paid and will be discharged from any and all obligations in respect of the notes on the 123rd day after the deposit referred to below, and the provisions of the indenture will no longer be in effect with respect to the notes (except for, among other matters, certain obligations to register the transfer or exchange of the notes, to replace stolen, lost or mutilated notes, to maintain paying agencies and to hold monies for payment in trust) if, among other things:

                   (A) the issuer has deposited with the trustee, in trust, money; Government Obligations and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the indenture and the notes,

                   (B) the issuer has delivered to the trustee (i) either
        (x) an Opinion of Counsel to the effect that holders will not recognize income, gain or loss for federal income tax purposes as a result of the issuer's exercise of its option under this "Defeasance" provision and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit, defeasance and discharge had not occurred, which Opinion of Counsel must be based upon (and accompanied by a copy of) a ruling of the Internal Revenue Service to the same effect unless there has been a change in applicable federal income tax law after the Closing Date such that a ruling is no longer required or (y) a ruling directed to the trustee received from the Internal Revenue Service to the same effect as the aforementioned Opinion of Counsel and (ii) an Opinion of Counsel to the effect that the creation of the defeasance trust does not violate the Investment Company Act of 1940 and after the passage of 123 days following the deposit, the trust fund will not be subject to the effect of Section 547 of the United States Bankruptcy Code or Section 15 of the New York Debtor and Creditor Law, and

                   (C) immediately after giving effect to such deposit on a pro forma basis, no Event of Default, or event that after the giving of notice or lapse of time or both would become an Event of Default, shall have occurred and be continuing on the date of such deposit or during the period ending on the 123rd day after the date of such deposit, and such deposit shall not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which JLL or any of its Subsidiaries is a party or by which JLL or any of its Subsidiaries is bound.

        Defeasance of Certain Covenants and Certain Events of Default. The indenture further provides that the provisions of the indenture will no longer be in effect with respect to clauses (iii) and (iv) under "Consolidation, Merger and Sale of Assets" and all the covenants described herein under "Covenants," clause (c) under "Events of Default" with respect to such clauses (iii) and (iv) under "Consolidation, Merger and Sale of Assets," clause (d) under "Events of Default" with respect to such other covenants and clauses (e) and (f) under "Events of Default" shall be deemed not to be Events of Default upon, among other things, the deposit with the trustee, in trust, of money, Government Obligations and/or U.S. Government Obligations that through the payment of interest and principal in respect thereof in accordance with their terms will provide money in an amount sufficient to pay the principal of, premium, if any, and accrued interest on the notes on the Stated Maturity of such payments in accordance with the terms of the indenture and the notes, the satisfaction of the provisions described in clauses (B)(ii), (C) and (D) of the preceding paragraph and the delivery by the issuer to the trustee of an Opinion of Counsel to the effect that, among other things, the holders will not recognize income, gain or loss for federal income tax purposes as a result of such deposit and defeasance of certain covenants and Events of Default and will be subject to federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred.

        Defeasance and Certain Other Events of Default. In the event the issuer exercises its option to omit compliance with certain covenants and provisions of the indenture with respect to the notes as described in the immediately preceding paragraph and the notes are declared due and payable because of the occurrence of an Event of Default that remains applicable, the amount of money, Government Obligations and/or U.S. Government Obligations on deposit with the trustee will be sufficient to pay amounts due on the notes at the time of their Stated Maturity but may not be sufficient to pay amounts due on the notes at the time of the acceleration resulting from such Event of Default. However, the issuer will remain liable for such payments and the Note Guarantees with respect to such payments will remain in effect.

MODIFICATION AND WAIVER

        JLL, the issuer and the trustee may amend the indenture, without the consent of any holder, to: (i) cure any ambiguity, defect or inconsistency in the indenture; provided that such amendments do not adversely affect the interests of the holders in any material respect; (ii) comply with the provisions described under "Consolidation, Merger and Sale of Assets"; (iii) comply with any requirements of the SEC in connection with the qualification of the indenture under the Trust Indenture Act; (iv) evidence and provide for the acceptance of appointment by a successor trustee; or (v) make any change that, in the good faith opinion of the Board of Directors, does not materially and adversely affect the rights of any holder. Modifications, waivers and amendments of the indenture may be made by JLL, the issuer and the trustee with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding notes; provided, however, that no such modification, waiver or amendment may, without the consent of each holder affected thereby, (i) change the Stated Maturity of the principal of, or any installment of interest on, any note, (ii) reduce the principal amount of, or premium, if any, or interest on, any note, (iii) change the place or currency of payment of principal of, or premium, if any, or interest on, any note, (iv) impair the right to institute suit for the enforcement of any payment on or after the Stated Maturity (or, in the case of a redemption, on or after the Redemption Date) of any note, (v) waive a default in the payment of principal of, premium, if any, or interest on the notes (other than as a result of acceleration),
(vi) modify any Note Guarantee in a manner adverse to the holders or (vii) reduce the percentage or aggregate principal amount of outstanding notes the consent of whose holders is necessary for waiver of compliance with certain provisions of the indenture or for waiver of certain defaults.

NO PERSONAL LIABILITY OF INCORPORATORS, STOCKHOLDERS, OFFICERS, DIRECTORS, OR EMPLOYEES

        The indenture provides that no recourse for the payment of the principal of, premium, if any, or interest on any of the notes or for any claim based thereon or otherwise in respect thereof, and no recourse under or upon any obligation, covenant or agreement of the issuer or any Guarantor in the indenture, or in any of the notes or the Note Guarantees or because of the creation of any Indebtedness represented thereby, shall be had against any incorporator, stockholder, officer, director, employee or controlling person of the issuer or any Guarantor or of any successor person thereof. Each holder, by accepting the notes, waives and releases all such liability.

CONCERNING THE TRUSTEE

        The indenture provides that, except during the continuance of a Default, the trustee will not be liable, except for the performance of such duties as are specifically set forth in such indenture. If an Event of Default has occurred and is continuing, the trustee will use the same degree of care and skill in its exercise of the rights and powers vested in it under the indenture as a prudent person would exercise under the circumstances in the conduct of such person's own affairs.

        The indenture and provisions of the Trust Indenture Act incorporated by reference therein contain limitations on the rights of the trustee, should it become a creditor of the issuer or any Guarantor, to obtain payment of claims in certain cases or to realize on certain property received by it in respect of any such claims, as security or otherwise. The trustee is permitted to engage in other transactions; provided, however, that if it acquires any conflicting interest, it must eliminate such conflict or resign.

BOOK-ENTRY; DELIVERY AND FORM FOR NEW NOTES

General

        The new notes will be represented by one or more notes in registered, global form without interest coupons attached.

        On the date of closing of the exchange offer, one global note (the "U.S. Global Note") will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC, and one global note (the "International Global Note" and, together with the U.S. Global Note, the "New Global Notes") will be deposited with, and registered in the name of the nominee of, the trustee in London as common depositary for Euroclear and Clearstream. The new notes will initially be represented by the New Global Notes.

        Ownership of interests in the New Global Notes ("Book-Entry Interests") will be limited to persons that have accounts with DTC, Euroclear and/or Clearstream, or persons that hold interests through such participants. Except under the limited circumstances described below, beneficial owners of Book-Entry Interests will not be entitled to physical delivery of new notes in definitive form.

        Book-Entry Interests will be shown on, and transfers thereof will be effected only through, records maintained in book-entry form by DTC, Euroclear and Clearstream (or their respective nominees) and their participants. The laws of some jurisdictions, including certain states of the United States, may require that certain purchasers of securities take physical delivery of such securities in definitive form. The foregoing limitations may impair your ability to own, transfer or pledge Book-Entry Interests. In addition while the new notes are in global form, holders of Book-Entry Interests will not be considered the owners or "holders" of new notes for any purpose. So long as the new notes are held in global form, DTC, Euroclear and/or Clearstream, as applicable (or their respective nominees), will be considered the sole holders of the New Global Notes for all purposes under the indenture. In addition, participants must rely on the procedures of DTC, Euroclear and Clearstream and indirect participants must rely on the procedures of DTC, Euroclear, Clearstream and the participants through which they own Book-Entry Interests to transfer their interests or to exercise any rights of holders under the indenture.

        Neither the issuer, the Guarantors nor the trustee will have any responsibility or be liable for any aspect of the records relating to the Book-Entry Interests.

        Redemption of the New Global Notes

        In the event any New Global Note (or any portion thereof) is redeemed, DTC, Euroclear and/or Clearstream, as applicable, will redeem an equal amount of the Book-Entry Interests in such New Global Note from the amount received by it in respect of the redemption of such New Global Note. The redemption price payable in connection with the redemption of such Book-Entry Interests will be equal to the amount received by DTC, Euroclear and/or Clearstream, as applicable, in connection with the redemption of such New Global Note (or any portion thereof). The issuer understands that, under existing practices of DTC, Euroclear and Clearstream, if fewer than all of the new notes are to be redeemed at any time, DTC, Euroclear and Clearstream will credit their respective participants' accounts on a proportionate basis (with adjustments to prevent fractions) or by lot or on such other basis as they deem fair and appropriate; provided, however, that no Book-Entry Interest of [EURO]1,000 principal amount or less may be redeemed in part.

        Payments on New Global Notes

        Payments of any amounts owing in respect of the New Global Notes (including principal, premium, if any, and interest) will be made by the issuer to DTC or its nominee (in the case of the U.S. Global Note) and to the common depositary or its nominee on behalf of Euroclear and Clearstream (in the case of the International Global Note), as the registered holders of such New Global Notes under the indenture, which will distribute such payments to their respective participants in accordance with their procedures. Payments of all such amounts will be made without deduction or withholding for or on account of any present or future taxes, duties, assessments or governmental charges of whatever nature except as may be required by law, and if any such deduction or withholding is required to be made by any law or regulation of the Netherlands, then, to the extent described under "Payment of Additional Amounts" above, additional amounts will be paid as may be necessary in order that the net amounts received by any holder of the New Global Notes or owner of Book-Entry Interests after such deduction or withholding will equal the net amounts that such holder or owner would have otherwise received in respect of such New Global Note or Book-Entry Interest, as the case may be, absent such withholding or deduction. The issuer expects that payments by participants to owners of Book-Entry Interests held through such participants will be governed by standing customer instructions and customary practices.

        Under the terms of the indenture, the issuer and the trustee will treat the registered holder of the New Global Notes (e.g., DTC, Euroclear or Clearstream (or their respective nominees)) as the owner thereof for the purpose of receiving payments and for all other purposes. Consequently, none of the issuer, the trustee or any agent of the issuer or the trustee has or will have any responsibility or liability for:

        (1) any aspect of the records of DTC, Euroclear, Clearstream or any participant or indirect participant relating to or payments made on account of a Book-Entry Interest or for maintaining, supervising or reviewing the records of DTC, Euroclear, Clearstream or any participant or indirect participant relating to or payments made on account of a Book-Entry Interest, or

        (2) DTC, Euroclear, Clearstream or any participant or indirect participant.

        Currency of Payment for the New Global Notes

        The principal of, premium, if any, and interest on, and all other amounts payable in respect of, the International Global Note will be paid in euros to the holders of interests in such notes (the "Euroclear/Clearstream Holders"). The principal of, premium, if any, and interest on, and all other amounts payable in respect of, the U.S. Global Note will be paid in dollars to the holders of interests in such notes (the "DTC Holders").

        At present, DTC can only accept payment in dollars. As a result, DTC Holders will receive payments in dollars as described above, unless they elect to receive payments in euros as described below.

        Notwithstanding the payment provisions described above, Euroclear/Clearstream Holders may elect to receive payments in respect of the International Global Note in dollars and DTC Holders may elect to receive payments in respect of the U.S. Global Note in euros.

        A Euroclear/Clearstream Holder may receive payments of amounts payable in respect of its interest in the International Global Note in dollars in accordance with Euroclear's and Clearstream's customary procedures, which include, among other things, giving to Euroclear or Clearstream, as appropriate, a notice of such holder's election to receive such payments in dollars. All costs of conversion resulting from any such election will be borne by such holder.

        A DTC Holder may receive payments of amounts payable in respect of its interest in the U.S. Global Note in euros in accordance with DTC's customary procedures, which include, among other things, giving to DTC a notice of such holder's election to receive such payments in euros. All costs of conversion resulting from any such election will be borne by such holder.

        Action by Owners of Book-Entry Interests

        DTC, Euroclear and Clearstream have advised the issuer that they will take any action permitted to be taken by a holder of notes (including the presentation of notes for exchange as described above) only at the direction of one or more participants to whose account the Book-Entry Interests in the New Global Notes are credited and only in respect of such portion of the aggregate principal amount of notes as to which such participant or participants has or have given such direction. DTC, Euroclear and Clearstream will not exercise any discretion in the granting of consents, waivers or the taking of any other action in respect of the New Global Notes. However, if there is an Event of Default under the notes, each of DTC, Euroclear and Clearstream reserve the right to exchange the New Global Notes for definitive registered notes in certificated form, and to distribute such definitive registered notes to its participants.

        Definitive Registered Notes

        Under the terms of the indenture, owners of the Book-Entry Interests will receive definitive registered notes:

(1) if DTC, Euroclear or Clearstream notifies the issuer that it is unwilling or unable to continue to act as depositary and a successor depositary is not appointed by the issuer within 120 days;

(2) if DTC, Euroclear or Clearstream so requests following an Event of Default under the indenture; or

(3) if the owner of a Book-Entry Interest requests such exchange in writing delivered through either DTC, Euroclear, Clearstream or the issuer following an Event of Default under the indenture.

        In the case of the issuance of definitive registered notes, the holder of a definitive registered note may transfer such note by surrendering it to the registrar or a transfer agent. In the event of a partial transfer or a partial redemption of a holding of definitive registered notes represented by one definitive registered note, a definitive registered note shall be issued to the transferee in respect of the part transferred and a new definitive registered note in respect of the balance of the holding not transferred or redeemed shall be issued to the transferor or the holder, as applicable; provided, that no definitive registered note in a denomination less than [EURO]1,000 shall be issued. The cost of preparing, printing, packaging and delivery the definitive registered notes shall be borne by the issuer.

        The issuer shall not be required to register the transfer or exchange of definitive registered notes for a period of 15 calendar days preceding (a) the record date for any payment of interest on the notes, (b) any date fixed for redemption of the notes or (c) the date fixed for selection of the notes to be redeemed in part. Also, the issuer is not required to register the transfer or exchange of any notes selected for redemption. In the event of the transfer of any definitive registered note, the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents as described in the indenture. The issuer may require a holder to pay any taxes and fees required by law and permitted by the indenture and the notes.

        If definitive registered notes are issued and a holder thereof claims that such definitive registered notes have been lost, destroyed or wrongfully taken or if such definitive registered notes are mutilated and is surrendered to the Registrar or at the office of a transfer agent, the issuer shall issue and the trustee shall authenticate a replacement definitive registered note if the trustee's and the issuer's requirements are met. The trustee or the issuer may require a holder requesting replacement of a definitive registered note to furnish an indemnity bond sufficient in the judgment of both to protect the issuer, the trustee or the paying agent appointed pursuant to the indenture from any loss which any of them may suffer if a definitive registered note is replaced. The issuer may charge for its expenses in replacing a definitive registered note.

        In case any such mutilated, destroyed, lost or stolen definitive registered note has become or is about to become due and payable, or is about to be redeemed or purchased by the issuer pursuant to the provisions of the indenture, the issuer in its discretion may, instead of issuing a new definitive registered note, pay, redeem or purchase such definitive registered note, as the case may be.

        Definitive registered notes may be transferred and exchanged for Book-Entry Interests in a New Global Note only in accordance with the indenture and, if required in the case of old notes, only after the transferor first delivers to the trustee a written certification (in the form provided in the indenture) to the effect that such transfer will comply with the transfer restrictions applicable to such old notes.

        Information Concerning DTC, Euroclear and Clearstream

        The issuer understands as follows with respect to DTC, Euroclear and Clearstream:

        DTC. DTC is a limited purpose trust company organized under the laws of the State of New York, a "banking organization" within the meaning of New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "Clearing Agency" registered pursuant to the provisions of Section 17A of the Exchange Act.

        DTC was created to hold securities for its participants and to facilitate the clearance and settlement of transactions among its participants. It does this through electronic book-entry changes in the accounts of securities participants, eliminating the need for physical movement of securities certificates. DTC participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organisations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a direct participant also have access to the DTC system and are known as indirect participants.

        Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and certain banks, the ability of an owner of a beneficial interest to pledge such interest to persons or entities that do not participate in the DTC system or otherwise take actions in respect of such interest, may be limited by the lack of a definitive certificate for that interest. The laws of some states require that certain persons take physical delivery of securities in definitive form. Consequently, the ability to transfer beneficial interests to such persons may be limited. In addition, owners of beneficial interests through the DTC system will receive distributions attributable to the U.S. Global Note only through DTC participants.

        Euroclear and Clearstream. Like DTC, Euroclear and Clearstream hold securities for participating organisations. They also facilitate the clearance and settlement of securities transactions between their respective participants through electronic book-entry changes in accounts of such participants. Euroclear and Clearstream provide various services to their participants, including the safekeeping, administration, clearance, settlement, lending and borrowing of internationally traded securities. Euroclear and Clearstream interface with domestic securities markets. Euroclear and Clearstream participants are financial institutions such as underwriters, securities brokers and dealers, banks, trust companies and certain other organisations. Indirect access to Euroclear or Clearstream is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodian relationship with a Euroclear or Clearstream participant, either directly or indirectly. A participant's overall contractual relations with either Euroclear or Clearstream are governed by the respective rules and operating procedures of Euroclear or Clearstream and any applicable laws. Both Euroclear and Clearstream act under such rules and operating procedures only on behalf of their respective participants, and have no record of or relationship with any persons who are not direct participants.

        Transfers of New Notes; Global Clearance and Settlement Under the Book-Entry System

        Unless definitive new notes are issued, the U.S. Global Note may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee, and the International Global Note may be transferred, in whole and not in part, only by Euroclear and Clearstream to the common depositary, as the case may be, or by the common depositary to Euroclear and Clearstream, respectively, or to another nominee or successor of such parties or a nominee of such successor.

        Transfers of interests in the U.S. Global Note will be subject to the applicable rules and procedures of DTC and its direct and indirect participants including, if applicable, those of Euroclear and Clearstream, which are subject to change from time to time. Transfers of interests in the International Global Note will be subject to the applicable rules and procedures of Euroclear and Clearstream, as the case may be, and their respective participants (account holders and intermediaries). Any secondary market trading in interests in the New Global Notes is expected to occur through the participants of DTC, Euroclear and Clearstream, and the securities custody accounts of investors will be credited with their holdings against payment in same-day funds on the settlement date.

        No service charge will be made for any registration or transfer or exchange of new notes, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

        The new notes represented by the New Global Notes are expected to be listed on the Luxembourg Stock Exchange. The new notes represented by the U.S. Global Note are expected to trade (except for trades involving only Euroclear and Clearstream participants) in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such new notes will, therefore, be required by DTC to be settled in immediately available funds. Transfers of interests in the International Global Note will be effected in the ordinary way in accordance with the rules of Euroclear or Clearstream, as the case may be. The issuer expects that secondary trading in any certificated new notes will be settled in immediately available funds.

        Cross-market transfers of interests in the U.S. Global Note between participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of each of Euroclear or Clearstream by its common depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream will, if the transaction meets its settlement requirements, deliver instructions to the common depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the U.S. Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the common depositary.

        Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in the New Global Notes from a participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. Cash received in Euroclear and Clearstream as a result of sales of an interest in the U.S. Global Note by or through a Euroclear or Clearstream participant to a participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

        Although DTC, Euroclear and Clearstream are expected to follow the foregoing procedures in order to facilitate transfers of interests in a New Global Note among participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the issuer, the Guarantors, the trustee or any agent of the foregoing will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.


                           CERTAIN UNITED STATES
                      FEDERAL INCOME TAX CONSEQUENCES

        The following discussion is a summary of certain U.S. federal income tax consequences relevant to (i) the exchange of the old notes for the new notes pursuant to the exchange offer and (ii) the ownership and disposition of the new notes as of the date hereof. This summary is based upon the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations, court decisions, published positions of the Internal Revenue Service (the "IRS") and other applicable authorities, all as in effect on the date hereof and all of which are subject to change or differing interpretation (possibly on a retroactive basis). This summary does not address all of the tax consequences that may be relevant to a particular investor or to investors subject to special treatment under U.S. federal income tax law (such as financial institutions, tax-exempt organizations, real estate investment companies, regulated investment companies, insurance companies, dealers in securities or currencies or non-U.S. persons). This summary is limited to persons who will hold the new notes as capital assets within the meaning of Section 1221 of the Code. No ruling has been or will be sought from the IRS regarding any matter discussed herein. Counsel to the issuer and the guarantors has not rendered any legal opinion regarding any U.S. federal income tax consequences relating to the issuer, the guarantors or an investment in the new notes. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax aspects set forth below. PROSPECTIVE INVESTORS MUST CONSULT THEIR OWN TAX ADVISORS AS TO THE U.S. FEDERAL INCOME TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF THE NEW NOTES, AS WELL AS THE EFFECTS OF STATE, LOCAL, AND NON-U.S. TAX LAWS.

        As used herein, the term "U.S. Holder" means a beneficial owner of an old note and new note that is for U.S. federal income tax purposes (i) a citizen or individual resident of the U.S., (ii) a corporation created or organized in the U.S. or under the laws of the U.S. or of any state or the District of Columbia, (iii) an estate all of the income of which is includable in gross income for U.S. federal income tax purposes regardless of its source, or (iv) a trust if (1) a court within the U.S. is able to exercise primary supervision over the administration of the trust, and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) the trust was in existence on August 10, 1996 and properly elected to continue to be treated as a U.S. person. As used herein, the term "Non-U.S. Holder" means a holder of a new note or old note that is not a U.S. Holder.

U.S. HOLDERS

        EXCHANGE OFFER

        A U.S. holder will not recognize any taxable gain or loss on the exchange of the old notes for the new notes pursuant to the exchange offer, and a U.S. Holder will have the same tax basis and holding period in, and federal income tax consequences with respect to, the new notes as the old notes surrendered in exchange therefor.

        INTEREST

        Payments of interest on the new notes generally will be taxable to a U.S. Holder as ordinary income at the time accrued or received in accordance with the U.S. Holder's method of accounting for U.S. federal income tax purposes. It is expected that interest income on the new notes will constitute foreign source income and generally will be considered "passive" income or "financial services" income for U.S. foreign tax credit purposes. It is possible, however, that the IRS might seek to characterize interest income on the new notes as income from sources within the U.S.

        The amount of interest required to be included in income by a U.S. Holder will include the amount of foreign taxes, if any, withheld in respect thereof. A U.S. Holder will be eligible, subject to certain limitations, to claim such withholding taxes as a credit or deduction for purposes of computing the amount of its U.S. federal income tax liability. The rules relating to foreign tax credits and the timing thereof are complex. Thus, U.S. Holders should consult with their own tax advisors with regard to the availability of a foreign tax credit and the application of the foreign tax credit limitations to their particular situations.

        A cash basis U.S. Holder receiving an interest payment in euros on a new note will be required to include in income the U.S. dollar value of such payment (determined using the spot rate in effect on the date such payment is received) regardless of whether such payment is subsequently converted into U.S. dollars. No ordinary gain or loss will be recognized by such holder if the euros are converted to U.S. dollars on the date received. The U.S. federal income tax consequences of the conversion of euros into U.S. dollars is described below. See "- Transactions in Euros."

        An accrual basis U.S. Holder will be required to include in income the U.S. dollar value of the amount of U.S. interest income that has accrued on a new note in a taxable year, determined by translating such income at the average rate of exchange for the relevant interest accrual period or, with respect to an interest accrual period that spans two taxable years, at the average rate for the portion of such interest accrual period within the taxable year. The average rate of exchange for an interest accrual period (or portion thereof) is the simple average of the exchange rates for each business day of such period (or such other average that is reasonably derived and consistently applied). An accrual basis holder may elect to translate interest income on a new note using the spot rate in effect on the last day of an interest accrual period (or the last day of the taxable year for the portion of such period within the taxable year). In addition, a U.S. Holder may elect to use the spot rate in effect on the date of receipt (or payment) for such purpose if such date is within five business days of the last date of an interest accrual period. The election must be made in a statement filed with the taxpayer's return and is applicable to all debt instruments for such year and thereafter unless changed with the consent of the IRS.

        Upon receipt of an interest payment on a new note, an accrual basis U.S. Holder will recognize ordinary gain or loss with respect to accrued interest income in an amount equal to the difference between the U.S. dollar value of the payment received (determined using the spot rate in effect on the date such payment is received) in respect of such interest accrual period and the U.S. dollar value of the interest income that has accrued during such interest accrual period (as determined in the preceding paragraph). Any such ordinary gain or loss will generally not be treated as interest income or expense, except to the extent provided by future regulations or administrative pronouncements of the IRS. The U.S. federal income tax consequences of the conversion of euros into U.S. dollars is described below. See "- Transactions in Euros."

        DISPOSITIONS

        Upon the sale or other disposition of a new note, a U.S. Holder generally will recognize gain or loss equal to the difference between the amount realized on the sale or other disposition (or, if it is realized in other than U.S. dollars, the U.S. dollar value of the amount using the spot rate in effect on the date of such sale or other disposition) and the holder's adjusted tax basis in such new note. A U.S. Holder's tax basis in such new note generally will be the tax basis of the old note surrendered in exchange therefor. For these purposes, the amount realized on the sale or other disposition of a new note does not include any amount attributable to accrued but unpaid interest, which will be taxable as ordinary income unless previously taken into account. Except with respect to gains or losses attributable to changes in currency exchange rates, as described below, such gain or loss will be capital gain or loss. Such gain will generally be treated as U.S. source gain and, under recently issued Treasury Regulations, a loss on such a disposition also would be allocated to reduce U.S. source income, subject to applicable limitations.

        Gain or loss recognized by a U.S. Holder on the sale or other disposition of a new note that is attributable to changes in the rate of exchange between the U.S. dollar and the euro will be treated as ordinary income or loss and generally will not be treated as interest income or expense except to the extent provided by future regulations or administrative pronouncements of the IRS. Such foreign currency gain or loss is recognized on the sale or other disposition of a new note only to the extent of total gain or loss recognized on such sale or other disposition.

        TRANSACTIONS IN EUROS

        Euros received as interest on, or on the sale or other disposition of, a new note will have a tax basis equal to their U.S. dollar value at the spot rate at the time such interest is received or at the time payment is received in consideration of such sale or other disposition. The amount of gain or loss recognized on a sale or other disposition of such euros will be equal to the difference between (i) the amount of U.S. dollars, or the fair market value in U.S. dollars of the other currency or property received in such sale or other disposition and (ii) the tax basis of such euros.

NON-U.S. HOLDERS

        Subject to the discussion below concerning information reporting and backup withholding, generally a Non-U.S. Holder will not be subject to U.S. federal income tax on payments of interest on, or on any gain on the sale of, a new note, unless such Non-U.S. Holder held the new note in connection with a U.S. trade or business carried on by such Non-U.S. Holder, or in the case of the sale of the new notes by a non-U.S. Holder who is an individual, such individual was present in the U.S. for 183 days or more during the taxable year in which such gain is realized and certain other requirements are met.

INFORMATION REPORTING AND BACKUP WITHHOLDING

        Payments made with respect to the new notes and the proceeds upon the sale or other disposition of the new notes may be subject to information reporting and possible U.S. backup withholding at a 31% rate. Backup withholding will not apply to U.S. Holders who furnish a correct taxpayer identification number and provide other certification or who are otherwise exempt from backup withholding. Copies of those information returns may also be made available, under the provisions of a specific treaty or agreement, to the tax authorities of the country in which the Non-U.S. Holder resides. The regulations provide that backup withholding and information reporting will not apply to payments made in respect of the new notes by the issuer to a Non-U.S. Holder, if the Non-U.S. Holder certifies as to its non-U.S. status under penalties of perjury or otherwise establishes an exemption (provided that neither the issuer nor its paying agent has actual knowledge that the Non-U.S. Holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied). Generally, U.S. Holders will provide such certification on IRS Form W-9 (Request for Taxpayer Identification Number and Certification) and Non-U.S. Holders will provide such certification on IRS Form W-8 (Certificate of Foreign Status) or successor forms.

        The payment of the proceeds from the disposition of new notes to or through the U.S. office of any broker, U.S. or foreign, will be subject to information reporting and possible backup withholding unless the owner certifies as to its non-U.S. status under penalty of perjury or otherwise establishes an exemption, provided that the broker does not have actual knowledge that the Non-U.S. Holder is a U.S. person or that the conditions of any other exemption are not, in fact, satisfied. The payment of the proceeds from the disposition of a new note to or through a non-U.S. office of a non-U.S. broker that is not a U.S. related person will not be subject to information reporting or backup withholding. For this purpose, a "U.S. related person" is (i) a "controlled foreign corporation" for U.S. federal income tax purposes or (ii) a foreign person 50% or more of whose gross income from all sources for the three-year period ending with the close of its taxable year preceding the payment (or for such part of the period that the broker has been in existence) is derived from activities that are effectively connected with the conduct of a U.S. trade or business.

        In the case of the payment of proceeds from the disposition of new notes to or through a non-U.S. office of a broker that is a U.S. related person, the regulations require information reporting on the payment unless the broker has documentary evidence in its files that the owner is a Non-U.S. Holder and the broker has no knowledge to the contrary. Backup withholding will not apply to payments made through foreign offices of a broker that is a U.S. person or a U.S. related person (absent actual knowledge that the payee is a U.S. person).

        Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder will be allowed as a refund or a credit against such Non-U.S. Holders' federal income tax liability, provided that the requisite procedures are followed.

        The U.S. Treasury Department has promulgated new final regulations regarding the withholding and information reporting rules discussed above applicable to Non-U.S. Holders. In general, the final regulations do not significantly alter the substantive withholding and information reporting requirements but rather unify current certification procedures and forms and clarify reliance standards. However, the Treasury regulations may require Non-U.S. Holders to furnish new certification of their foreign status. The final regulations are generally effective for payments made after December 31, 2000, subject to certain transition rules. Non-U.S. Holders should consult their own tax advisors with respect to the impact, if any, of the final regulations.


                               DUTCH TAXATION

INTRODUCTION

        This summary describes the principal tax consequences that will generally apply in case of an investment in the notes under Dutch tax laws in force and in effect as of the date hereof, and is subject to changes in Dutch law, including changes that could have retroactive effect. Not every potential tax consequence of such investment under the laws of the Netherlands will be addressed. Prospective investors should consult their professional tax advisors regarding their particular personal tax consequences of acquiring, owning and disposing of the notes.

PROPOSED EUROPEAN UNION TAX DIRECTIVE ON INTEREST FROM SAVINGS

        In May 1998, the European Commission presented to the Council of Ministers of the European Union a proposal to oblige Member States to adopt either a "withholding tax system" or an "information reporting system" in relation to interest, discounts and premiums. It is unclear whether this proposal will be adopted, and if it is adopted, whether it will be adopted in its current form. The "withholding tax system" would require a paying agent established in a Member State to withhold tax at a minimum rate of 20 percent from any interest, discount or premium paid to an individual resident in another Member State unless such an individual presents a certificate obtained from the tax authorities of the Member State in which he is resident confirming that those authorities are aware of the payment due to that individual. The "information reporting system" would require a Member State to supply, to other Member States, details of any payment of interest, discount or premium made by paying agents within its jurisdiction to an individual resident in another Member State. For these purposes, the term "paying agent" is widely defined and includes an agent who collects interest, discounts or premium on behalf of an individual beneficially entitled thereto. If this proposal is adopted, it will not apply to payments of interest, discounts or premiums made before January 1, 2001. In the description of the taxation below, the withholding tax consequences of the adoption of the proposal have not been reflected.

TAX REFORM 2001

        Recently, the Individual Income Tax Act 2001 (Wet inkomstenbelasting 2001) was enacted (Act of May 11, 2000, Staatsblad 215), to replace the Individual Income Tax Act 1964 (Wet op de inkomstenbelasting
1964). In a separate Act, certain transitional provisions were enacted and a number of changes were made to other tax acts (Invoeringswet Wet inkomstenbelasting 2001, Act of May 11, 2000, Staatsblad 216). The new legislation will become effective as of January 1, 2001. Amendments may still be made before that date, through supplemental Acts. The new legislation will substantially change the Dutch taxation. The effect of the new legislation becoming effective is not taken into account in the summary of Dutch taxation below, with the exception of the abolition of the net wealth tax.

THE NETHERLANDS

        WITHHOLDING TAX

        All payments under the notes may be made free of withholding or deduction of, for or on account of any taxes of whatever nature imposed, levied, withheld or assessed by the Netherlands or any political subdivision or taxing authority thereof or therein.

        TAXES ON INCOME AND CAPITAL GAINS

        A holder of notes will not be subject to any Dutch taxes on income or capital gains in respect of any payment under the notes or in respect of any gain realized on the disposal of the notes, including any gain realized on the disposal of old notes for new notes pursuant to the exchange offer, provided that:

        o such holder is neither resident nor deemed to be resident in the Netherlands;

        o such holder does not have an enterprise or an interest in an enterprise that is, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise, as the case may be, the notes are attributable; and

        o such holder does not have a substantial interest or a deemed substantial interest in the issuer or, if such holder does have such an interest, it forms part of the assets of an enterprise.

        Generally, a holder of notes will not have a substantial interest if he, his spouse, certain other relatives (including foster children) or certain persons sharing his household, do not hold, alone or together, whether directly or indirectly, the ownership of, or certain other rights over, shares representing five percent or more of the total issued and outstanding capital (or the issued and outstanding capital of any class of shares) of the issuer, or rights to acquire shares, whether or not already issued, that represent at any time (and from time to time) five percent or more of the total issued and outstanding capital (or the issued and outstanding capital of any class of shares) of the issuer or the ownership of certain profit participating certificates that relate to five percent or more of the annual profit of the issuer and/or to five percent or more of the liquidation proceeds of the issuer. A deemed substantial interest is present if (part of) a substantial interest has been disposed of, or is deemed to have been disposed of, on a non-recognition basis.

        A holder of notes will not be subject to income taxation in the Netherlands by reason only of the issue of the notes or the performance by the issuer of its obligations or under the notes.

        GIFT AND INHERITANCE TAXES

        No gift or inheritance taxes will arise in the Netherlands with respect to an acquisition of notes by way of a gift by, or on the death of, a holder of notes who is neither resident nor deemed to be resident in the Netherlands, unless:

        o such holder at the time of the gift has or at the time of his death had an enterprise or an interest in an enterprise that is or was, in whole or in part, carried on through a permanent establishment or a permanent representative in the Netherlands and to which enterprise or part of an enterprise, as the case may be, the notes are or were attributable; or

        o in the case of a gift of notes by an individual who at the date of the gift was neither resident nor deemed to be resident in the Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident in the Netherlands.

        TURNOVER TAX

        No Dutch turnover tax will arise in respect of any payment in consideration for the issue of the notes or with respect to any payment by the issuer of principal or interest on the notes.

        CAPITAL TAX

        No Dutch capital tax will be payable in respect of or in connection with the performance of the issuer of its obligations under the notes, with the exception of capital tax that may be due by the issuer on capital contributions made or deemed to be made to the issuer under the indenture and/or under the capitalization and keepwell agreement.

        OTHER TAXES AND DUTIES

        No Dutch registration tax, custom duty, transfer tax, stamp duty or any other similar documentary tax or duty, other than court fees, will be payable in the Netherlands in respect of or in connection with the performance by the issuer of its obligations under the notes.


               PLAN OF DISTRIBUTION AND SELLING RESTRICTIONS

        The exchange offer is not being made to, nor will the issuer accept surrenders of old notes for exchange from, holders of old notes in any jurisdiction in which the exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction.

        The offer of the old notes was made in reliance upon Section 6 of the Dutch Exemption Regulation under the Supervision of Securities Trade Act of 1995 (as amended) (the "Euro Securities Exemption"). Accordingly, neither the issuer nor any holder of new notes may engage in a general advertising or sales campaign (algemene reclamecampagne of colportagecampagne), within the meaning of the Dutch Exemption Regulation under the Supervision of Securities Trade Act of 1995 (as amended), worldwide with respect to the new notes.

        New notes will only be available for exchange for the old notes in the United Kingdom pursuant to the exchange offer by persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments, as principal or agent, for the purposes of their businesses or otherwise in circumstances that do not constitute an offer to the public in the United Kingdom for purposes of the Public Offers of Securities Regulations 1995.

        No document issued in connection with the exchange offer, including this prospectus, may be passed on to any person in the United Kingdom unless that person is as described in Article 11(3) of the Financial Services Act of 1986 (Investment Advertisements) (Exemptions) Order 1996 (as amended), or is a person to whom the document may otherwise lawfully be issued or passed on. Accordingly, by accepting delivery of this prospectus, the recipient warrants and acknowledges that it is such a person.

        In reliance on interpretations of the staff of the SEC set forth in no-action letters issued to third parties in similar transactions, we believe that the new notes issued in the exchange offer in exchange for the old notes may be offered for resale, resold and otherwise transferred by holders without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that the new notes are acquired in the ordinary course of such holders' business and the holders are not engaged in and do not intend to engage in and have no arrangement or understanding with any person to participate in a distribution of new notes. This position does not apply to any holder that is

        o      an "affiliate" of the issuer, Jones Lang LaSalle
               Incorporated or any subsidiary guarantor (within the meaning of Rule 405 under the Securities Act);

        o      a broker-dealer who acquired notes directly from the issuer;
               or

        o a broker-dealer who acquired notes as a result of market-making or other trading activities.

        All participating broker-dealers receiving new notes in the exchange offer are subject to a prospectus delivery requirement with respect to resales of the new notes. To date, the SEC has taken the position that participating broker-dealers may fulfill their prospectus delivery requirements with respect to transactions involving an exchange of securities such as the exchange pursuant to the exchange offer, other than a resale of an unsold allotment from the sale of the old notes to the placement agents, with this prospectus.

        Each broker-dealer receiving new notes for its own account in the exchange offer must acknowledge that it will deliver a prospectus in any resale of the new notes. Participating broker-dealers may use this prospectus in reselling new notes if the old notes were acquired for their own accounts as a result of market-making activities or other trading activities. The issuer, Jones Lang LaSalle Incorporated and the subsidiary guarantors have agreed that a participating broker-dealer may use this prospectus in reselling new notes for a period ending 180 days after the expiration date of the exchange offer (subject to extension under limited circumstances). A participating broker-dealer intending to use this prospectus in the resale of new notes must notify the issuer, on or before the expiration date, that it is a participating broker-dealer. This notice may be given in the space provided for in the letter of transmittal or may be delivered to the exchange agent. The issuer, Jones Lang LaSalle Incorporated and the subsidiary guarantors have agreed that, for a period of 180 days after the expiration date (subject to extension under limited circumstances), they will make this prospectus, and any amendment or supplement to this prospectus, available to any participating broker-dealer that requests these documents in the letter of transmittal.

        In addition, until [ . ], 2000 all dealers that effect transactions in the new notes, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

        We will not receive any proceeds from any sale of the new notes by broker-dealers. Broker-dealers acquiring new notes for their own accounts may sell the notes in one or more transactions in the over-the-counter market, in negotiated transactions, through writing options on the new notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of such new notes.

        Any broker-dealer reselling new notes that it received in the exchange offer and any broker or dealer that participates in a distribution of new notes may be deemed to be an "underwriter" within the meaning of the Securities Act. Any profit on any resale of new notes and any commissions or concessions received by any persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not admit that it is an "underwriter" within the meaning of the Securities Act.

                               LEGAL MATTERS

        The validity of the new notes registered pursuant to the registration statement of which this prospectus forms a part will be passed upon for us by Skadden, Arps, Slate, Meagher & Flom (Illinois) and affiliates. Certain matters of Maryland law will be passed upon for us by Piper Marbury Rudnick & Wolfe LLP, Baltimore, Maryland, and certain matters of Dutch law will be passed upon for us by Loyens & Loeff, Amsterdam, the Netherlands.

                                  EXPERTS

        The consolidated financial statements and schedule of Jones Lang LaSalle Incorporated and subsidiaries and their predecessors, appearing in Jones Lang LaSalle Incorporated's Annual Report on Form 10-K for the fiscal year ended December 31, 1999 and in Jones Lang LaSalle Incorporated's Current Report on Form 8-K, dated August 11, 2000, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent certified accountants, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.


                    WHERE YOU CAN FIND MORE INFORMATION

        In connection with the exchange offer, the issuer and the guarantors have filed with the SEC a registration statement relating to the new notes on forms F-4 and S-4 under the Securities Act. This prospectus constitutes a part of the registration statement. As permitted under SEC rules, the prospectus does not include all of the information contained in the registration statement. We refer you to the registration statement, including all amendments, supplements, schedules and exhibits thereto, for further information about the issuer, the guarantors and the new notes. Statements in this prospectus concerning the provisions of documents are not necessarily summaries of all provisions of those documents. If we have filed any document as an exhibit to the registration statement, you should read the exhibit for a more complete understanding of that document.

        Jones Lang LaSalle Incorporated files annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect and copy such material at the public reference facilities maintained by the SEC at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as at the SEC's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, Suite 1300, New York, New York 10048. You may also obtain copies of such material from the SEC at prescribed rates by writing to the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms. You can also find our SEC filings at the SEC web site http://www.sec.gov. The indenture governing the notes requires us to file with the SEC, and to provide to you upon request, reports and other information called for under Exchange Act rules, regardless of whether we are subject to the reporting requirements of the Exchange Act.

        Reports, proxy statements and other information concerning Jones Lang LaSalle can also be inspected at the New York Stock Exchange, 20 Broad Street, New York, New York 10005, where Jones Lang LaSalle Incorporated's common stock is listed. In addition, so long as the notes are listed on the Luxembourg Stock Exchange and the rules of the exchange so require, copies of the most recent consolidated financial statements for the preceding financial year and any interim quarterly financial statements published by us, as well as copies of the reports, proxy statements and other publicly-available information filed by Jones Lang LaSalle Incorporated with the SEC, will be available at the specified office of the paying and transfer agent in Luxembourg.

                   INFORMATION INCORPORATED BY REFERENCE

        Rather than include certain information in this prospectus that we have already included in reports filed with the SEC, we are incorporating this information by reference, which means that we can disclose important information to you by referring to those publicly filed documents that contain the information. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information in this prospectus. Accordingly, we incorporate by reference the following documents filed by Jones Lang LaSalle Incorporated:

        o      Annual Report on Form 10-K for the fiscal year ended
               December 31, 1999;

        o      Proxy Statement for the 2000 Annual Meeting of Stockholders;

        o Quarterly Reports on Form 10-Q for the quarterly periods ended March 31 and June 30, 2000; and

        o Current Reports on Form 8-K dated June 30, 2000 and August 11, 2000 (filed July 24 and August 11, 2000, respectively).

        In addition, all reports and other documents we subsequently file pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus will be deemed to be incorporated by reference in this prospectus and to be part of this prospectus from the date of the filing of such reports and documents. Any statement contained herein or in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in any subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        We will provide without charge to each person to whom this prospectus is delivered, upon request of such person, a copy of any or all documents that are incorporated into this prospectus by reference, other than exhibits to any such document unless such exhibits are specifically incorporated by reference into the document to which this prospectus refers. You should direct such requests to Jones Lang LaSalle Incorporated, 200 East Randolph Drive, Chicago, Illinois 60601, Attention: Investor Relations (312) 782-5800. In addition, copies of all documents that are incorporated into this prospectus by reference may be obtained at the office of the Luxembourg paying and transfer agent.

        You should rely only on the information incorporated by reference or provided in this prospectus or any supplement to this prospectus. We have not authorized anyone to provide you with different or additional information. The issuer and the guarantors are not making an offer to sell any notes in any jurisdiction where the exchange offer is not permitted. You should not assume that the information in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front of this document.








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No dealer, sales representative or other person has been authorized to give any information or to make any representations other than those contained in this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by Jones Lang LaSalle Incorporated, Jones Lang LaSalle Finance B.V. or any other subsidiary of Jones Lang LaSalle Incorporated. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities to which it relates, nor does it constitute an offer to sell or the solicitation of an offer to buy such securities, in any jurisdiction in which such offer or solicitation is not authorized, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such an offer or solicitation. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of Jones Lang LaSalle Incorporated and its subsidiaries since the date hereof or that information contained in this prospectus is correct as of any time subsequent to its date.

Until [ . ], 2000, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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                                  PART II
                   INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 20.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

(a) Netherlands law does not prohibit indemnification of directors, employees and agents of private limited liability companies incorporated under the laws of the Netherlands. Under Netherlands law, the legal reasonableness and fairness test means that such indemnity cannot be relied on where the individual has been grossly negligent, fraudulent or dishonest.

               There is no provision of the articles of association of Jones Lang LaSalle Finance B.V. under which any managing director of Jones Lang LaSalle Finance B.V. is insured or indemnified in any manner against any liability that he or she may incur in his or her capacity as such.

(b) The charters of each of Jones Lang LaSalle Incorporated, Jones Lang LaSalle Americas, Inc., LaSalle Investment Management, Inc., Jones Lang LaSalle Co-Investment, Inc. and LaSalle Hotel Advisors, Inc. contain provisions which eliminate the personal liability of a director or officer of such corporation to the corporation and its stockholders for breaches of fiduciary duty to the fullest extent provided by law. Under the Maryland General Corporation Law (the "MGCL"), however, these provisions do not eliminate or limit the personal liability of a director or officer (i) to the extent that it is proved that the director or officer actually received an improper benefit or profit or (ii) if a judgment or other final adjudication is entered in a proceeding based on a finding that the director's or officer's action, or failure to act, was the result of active and deliberate dishonesty and was material to the cause of action adjudicated in such proceeding.

               The charters of Jones Lang LaSalle Incorporated, Jones Lang LaSalle Americas, Inc., LaSalle Investment Management, Inc., Jones Lang LaSalle Co-Investment, Inc. and LaSalle Hotel Advisors, Inc. provide that each such corporation shall indemnify its directors and officers to the fullest extent permitted by MGCL and, subject to limitations currently required by statute, to pay their expenses in advance. The MGCL provides that a corporation may indemnify any director made a party to any proceeding by reason of service in that capacity unless it is established that (i) the act or omission of the director was material to the matter giving rise to the proceeding and (a) was committed in bad faith or (b) was the result of active and deliberate dishonesty, or (ii) the director actually received an improper personal benefit in money, property or services, or (iii) in the case of any criminal proceeding, the director had reasonable cause to believe that the act or omission was unlawful. The statute permits a Maryland corporation to indemnify its officers, employees or agents to the same extent as its directors and to such further extent as is consistent with law.

               Jones Lang LaSalle Incorporated has obtained directors' and officers' liability insurance ("D&O Insurance"). In addition, Jones Lang LaSalle Incorporated has entered into an indemnification agreement with each of its directors and certain of its officers. The D&O Insurance and the indemnification agreements insure Jones Lang LaSalle Incorporated's officers and directors against certain liabilities, including liabilities under the securities laws. The indemnification agreements indemnify and advance expenses to Jones Lang LaSalle Incorporated's directors and officers to the fullest extent permitted by the MGCL.

               The foregoing statements are subject to the detailed provisions of Section 2-418 and Section 2-405.2 of the MGCL; articles Sixth and Seventh of Jones Lang LaSalle Incorporated.'s articles of incorporation; paragraphs three and four of Article Seventh of the articles of incorporation of each of Jones Lang LaSalle Americas, Inc., LaSalle Investment Management, Inc., Jones Lang LaSalle Co-Investment, Inc. and LaSalle Hotel Advisors, Inc.; and Article VIII of the bylaws of each of Jones Lang LaSalle Incorporated, Jones Lang LaSalle Americas, Inc., LaSalle Investment Management, Inc., Jones Lang LaSalle Co-Investment, Inc. and LaSalle Hotel Advisors, Inc., as applicable.

               The foregoing discussion is qualified in its entirety by reference to the charters and bylaws of each of Jones Lang LaSalle Incorporated, Jones Lang LaSalle Americas, Inc., LaSalle Investment Management, Inc., Jones Lang LaSalle Co-Investment, Inc. and LaSalle Hotel Advisors, Inc., included as exhibits to this registration statement, and to the MGCL.

(c) As permitted by Section 102 of the Delaware General Corporation Law, as amended (the "DGCL"), the certificate of incorporation of Jones Lang LaSalle International, Inc. provides that a director of the corporation shall not be personally liable to Jones Lang
        LaSalle International, Inc. or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for authorizing the payment of a dividend or approving a stock repurchase or redemption in violation of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit. The certificate of incorporation provides further that, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of the directors of Jones Lang LaSalle International, Inc. shall be eliminated or limited to the full extent authorized by the DGCL as so amended.

               Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, agent or employee of the corporation or is or was serving at the corporation's request as a director, officer, agent, or employee of another corporation, partnership, joint venture, trust or other enterprise (including an employee benefit plan) against expenses, including attorneys' fees, judgment, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding. The power to indemnify applies (a) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding, or (b) if such person acted in good faith and in a manner he reasonably believed to be in the best interest, or not opposed to the best interest, of the corporation, and with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful. The power to indemnify such person also applies to actions brought by or in the right of the corporation, but only to the extent of defense expenses (including attorneys' fees but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of such person's duties to the corporation, unless the court believes that in light of all the circumstances indemnification should apply.

               Jones Lang LaSalle International Inc.'s bylaws provide that the corporation shall provide indemnification to its directors and officers to the extent and under those circumstances described in the preceding paragraph. Jones Lang LaSalle International Inc.'s bylaws also provide that the corporation shall indemnify any director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding against expenses (including attorneys' fees), judgments, fines, penalties, taxes and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding (i) by reason of such person's service with respect to an employee benefit plan covering employees of the corporation or a subsidiary or (ii) in connection with any matter arising under revenue or taxation laws, by reason of the fact that such person is or was a director or officer of the corporation or related enterprise and had responsibility for or participated in activities relating to compliance with such revenue or taxation laws and regulations; provided, in the case of each of the foregoing clauses (i) and (ii), that such person did not act dishonestly or in willful or reckless violation of the law or regulation under which the suit or proceeding arises.

               As permitted under Section 145 of the DGCL, the indemnification provisions of Jones Lang LaSalle International, Inc.'s bylaws permit payment of expenses incurred in defending an action, suit or proceeding in advance of the final disposition of such action, suit or proceeding if certain conditions are satisfied.

               The indemnification provisions contained in Jones Lang LaSalle International, Inc.'s bylaws are not exclusive of any other rights to which a person may be entitled.

               The foregoing statements are subject to the detailed provisions of sections 102(b)(7) and 145 of the DGCL, Article Eighth of Jones Lang LaSalle International, Inc.'s certificate of incorporation and Article VI of Jones Lang LaSalle International, Inc.'s bylaws, as applicable.

               The foregoing discussion is qualified in its entirety by reference to Jones Lang LaSalle International, Inc.'s certificate of incorporation and bylaws, included as exhibits to this registration statement, and to the DGCL.

(d) Jones Lang LaSalle Limited's memorandum and articles of association do not contain any provision under which any director or officer of Jones Lang LaSalle Limited is insured or indemnified in any manner against any liability that he or she may incur in his or her capacity as such.

               Section 310 of the Companies Act 1985 (as amended by the Companies Act 1989) (the "Companies Act") provides as follows:

               310. Provisions Exempting Officers and Auditors from Liability

                      This section applies to any provision, whether
               contained in a company's articles or in any contract with the Company or otherwise, for exempting any officer of the Company or any person (whether an officer or not) employed by the Company as auditor from, or indemnifying him against any liability which by virtue of any rule of law would otherwise attach to him in respect of any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the Company.

                      I. Except as provided by the following subsection, any such provision is void.

                      II. This section does not prevent a company--

                             A. from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

                             B. from indemnifying any such officer or auditor against any liability incurred by him--

                                    1. in defending any proceedings
                                    (whether civil or criminal) in which
                                    judgment is given in his favor or he is
                                    acquitted, or

                                    2. in connection with any application
                                    under Section 144(3) or (4)
                                    (acquisition of shares by innocent
                                    nominee) or Section 727 (general power
                                    to grant relief in case of honest and
                                    reasonable conduct) in which relief is
                                    granted to him by the court.

               Section 727 of the Companies Act provides:

                      (1) If in any proceedings for negligence, default,
               breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is or is not an officer of the company) it appears to the court hearing the case that that officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as it thinks fit.

                      (2) If any such officer or person as above-mentioned
               has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

                      (3) Where a case to which subsection (1) applies is
               being tried by a judge with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought in pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper.


ITEM 21.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

        (a)  Exhibits.

Exhibit
   No.                              Description
-------                             -----------

2.1     Subscription Agreement (incorporated by reference to Exhibit 2.01 to Jones Lang LaSalle Incorporated's Registration Statement on Form
        S-1 (File No. 333-25741)).
2.2     Purchase and Sale Agreement, dated as of October 21, 1998, as amended, with respect to the acquisition by Jones Lang LaSalle Incorporated of the JLW Parent Companies operating in Europe and the U.S.A. (the "Europe/USA Agreement") (incorporated by reference to Exhibit 10.1 to Jones Lang LaSalle Incorporated's Current Report
        on Form 8-K dated October 22, 1998 (filed December 9, 1998)).
2.3     Purchase and Sale Agreement, dated as of October 21, 1998, as amended, with respect to the acquisition by Jones Lang LaSalle Incorporated of the JLW Parent Companies operating in Australia and
        New Zealand (the "Australasia Agreement") (incorporated by reference to Exhibit 10.2 to Jones Lang LaSalle Incorporated's
        Current Report on Form 8-K dated October 22, 1998 (filed December
        9, 1998)).
2.4     Purchase and Sale Agreement, dated as of October 21, 1998, as amended, with respect to the acquisition by Jones Lang LaSalle Incorporated of the JLW Parent Companies operating in Asia (the
        "Asia Agreement") (incorporated by reference to Exhibit 10.3 to
        Jones Lang LaSalle Incorporated's Current Report on Form 8-K dated October 22, 1998 (filed December 9, 1998)).
2.5     Form of Purchase and Sale Joinder Agreement, dated as of October
        21, 1998, by and among Jones Lang LaSalle Incorporated and each of the shareholders selling equity interests in the JLW Parent
        Companies under the Europe/USA Agreement (incorporated by reference to Exhibit 10.4 to Jones Lang LaSalle Incorporated's Current Report
        on Form 8-K dated October 22, 1998 (filed December 9, 1998)).
2.6     Form of Purchase and Sale Joinder Agreement, dated as of October
        21, 1998, by and among Jones Lang LaSalle Incorporated and each of the shareholders selling equity interests in the JLW Parent
        Companies under the Australasia Agreement (incorporated by reference to Exhibit 10.5 to Jones Lang LaSalle Incorporated's
        Current Report on Form 8-K dated October 22, 1998 (filed December
        9, 1998)).
2.7     Form of Purchase and Sale Joinder Agreement, dated as of October
        21, 1998, by and among Jones Lang LaSalle Incorporated and each of the shareholders selling equity interests in the JLW Parent
        Companies under the Asia Agreement (incorporated by reference to
        Exhibit 10.6 to Jones Lang LaSalle Incorporated's Current Report on Form 8-K dated October 22, 1998 (filed December 9, 1998)).
2.8     Form of Indemnity and Escrow Agreement, dated as of October 21,
        1998, by and among Jones Lang LaSalle Incorporated, certain subsidiaries of Jones Lang LaSalle Incorporated and each of the shareholders selling equity interests in the JLW Parent Companies under the Europe/USA Agreement, the Australasia Agreement and the
        Asia Agreement (incorporated by reference to Exhibit 10.7 to Jones
        Lang LaSalle Incorporated's Current Report on Form 8-K dated
        October 22, 1998 (filed December 9, 1998)).
2.9 Form of Stockholder Agreement, dated as of October 21, 1998, by and among Jones Lang LaSalle Incorporated and each of the persons receiving shares of common stock under the Europe/USA Agreement, the Australasia Agreement and the Asia Agreement (incorporated by reference to Exhibit 10.8 to Jones Lang LaSalle Incorporated's
        Current Report on Form 8-K dated October 22, 1998 (filed December
        9, 1998)).
2.10 Form of Stockholder Agreement, dated as of October 21, 1998, by and among Jones Lang LaSalle Incorporated and each of the partners of DEL-LPL Limited Partnership and DEL-LPAML Limited Partnership who
        was an employee of Jones Lang LaSalle Incorporated in October 1998 and who received shares of Common Stock in connection with the dissolution of DEL-LPL Limited Partnership and DEL-LPAML Limited Partnership (incorporated by reference to Exhibit 10.9 to Jones
        Lang LaSalle Incorporated's Current Report on From 8-K dated
        October 22, 1998 (filed December 9, 1998)).
3.1     Charter of Jones Lang LaSalle Incorporated.*
3.2     Second Amended and Restated Bylaws of Jones Lang LaSalle
        Incorporated (incorporated by reference to Exhibit 4.2 to Jones
        Lang LaSalle Incorporated's Current Report on Form 8-K dated March
        11, 1999 (filed March 24, 1999)).
3.3 Articles of Association of Jones Lang LaSalle Finance B.V. (English Translation of Dutch Original).*
3.4     Charter of Jones Lang LaSalle Americas, Inc.*
3.5     Bylaws of Jones Lang LaSalle Americas, Inc.*
3.6     Charter of LaSalle Investment Management, Inc.*
3.7     Bylaws of LaSalle Investment Management, Inc.*
3.8     Certificate of Incorporation of Jones Lang LaSalle International, Inc.*
3.9     Bylaws of Jones Lang LaSalle International, Inc.*
3.10    Charter of Jones Lang LaSalle Co-Investment, Inc.*
3.11    Bylaws of Jones Lang LaSalle Co-Investment, Inc.*
3.12    Articles of Incorporation of LaSalle Hotel Advisors, Inc.*
3.13    Bylaws of LaSalle Hotel Advisors, Inc.*
3.14    Memorandum of Association of Jones Lang LaSalle Limited.*
3.15    Articles of Association of Jones Lang LaSalle Limited.*
4.1 Form of certificate representing shares of Jones Lang LaSalle Incorporated common stock (incorporated by reference to Exhibit 4.3 to Jones Lang LaSalle Incorporated's Current Report on Form 8-K
        dated March 11, 1999 (filed March 24, 1999)).
4.2     Indenture, dated July 26, 2000, among Jones Lang LaSalle Finance
        B.V., Jones Lang LaSalle Incorporated, as parent Guarantor, Jones
        Lang LaSalle Americas, Inc., LaSalle Investment Management, Inc.,
        Jones Lang LaSalle International, Inc., Jones Lang LaSalle Co-Investment, Inc., LaSalle Hotel Advisors, Inc. and Jones Lang LaSalle Limited, as Guarantors, and The Bank of New York, as
        trustee (incorporated by reference to Exhibit 4.1 to Jones Lang
        LaSalle Incorporated's Quarterly Report on Form 10-Q for the
        quarterly period ended June 30, 2000).
4.3     Form of Note (included in Exhibit 4.2).
4.4     Registration Rights Agreement, dated July 19, 2000, among Jones
        Lang LaSalle Finance B.V., Jones Lang LaSalle Incorporated, Jones
        Lang LaSalle Americas, Inc., LaSalle Investment Management, Inc.,
        Jones Lang LaSalle International, Inc., Jones Lang LaSalle Co-Investment, Inc., LaSalle Hotel Advisors, Inc., Jones Lang
        LaSalle Limited, Morgan Stanley & Co. International Limited, Bank
        of America International Limited, BMO Nesbitt Burns Corp., and
        Chase Manhattan International Limited (incorporated by reference to
        Exhibit 4.1 to Jones Lang LaSalle Incorporated's Quarterly Report
        on Form 10-Q for the quarterly period ended June 30, 2000).
5.1     Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois).**
5.2     Opinion of Piper Marbury Rudnick & Wolfe LLP.**
5.3     Opinion of Loyens & Loeff.**
5.4     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.**
10.1    Second Amended and Restated Multicurrency Credit Agreement, dated as of July 26, 2000 (incorporated by reference to Exhibit 10.1 to
        Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for
        the quarterly period ended June 30, 2000).
10.2    Contribution and Exchange Agreement, dated as of April 21, 1997, by and among DEL-LPL Limited Partnership, DEL-LPAML Limited
        Partnership, LaSalle Partners Limited Partnership, LaSalle Partners Management Limited Partnership, The Galbreath Company, The
        Galbreath Company of California, Inc., Galbreath Holdings, LLC and
        the Stockholders of The Galbreath Company (incorporated by reference to Exhibit 10.08 to Jones Lang LaSalle Incorporated's Registration Statement on Form S-1 (File No. 333-25741)).
10.3    Asset Purchase Agreement, dated as of December 31, 1996, by and among LaSalle Construction Limited Partnership, LaSalle Partners Limited Partnership, Clune Construction Company, L.P. and Michael
        T. Clune (incorporated by reference to Exhibit 10.10 to Jones Lang LaSalle Incorporated's Registration Statement on Form S-1 (File No. 333-25741)).
10.4    1997 Stock Award and Incentive Plan (incorporated by reference to
        Exhibit 99.2 to Jones Lang LaSalle Incorporated's Registration Statement on Form S-8 (File No. 333-42193)).
10.5 Amendment to Jones Lang LaSalle Incorporated's 1997 Stock Award and Incentive Plan (incorporated by reference to Exhibit 10.1 to Jones
        Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998).
10.6 Second Amendment to the 1997 Stock Award and Incentive Plan (incorporated by reference to Exhibit 10.1 to Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999).
10.7 Third Amendment to the 1997 Stock Award and Incentive Plan (incorporated by reference to Exhibit 10.2 to Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999).
10.8    Employee Stock Purchase Plan (incorporated by reference to Exhibit
        99.1 to Jones Lang LaSalle Incorporated's Registration Statement on Form S-8 (File No. 333-42193)).
10.9    First Amendment to the Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended June
        30, 1998).
10.10   Second Amendment to the Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended
        September 30, 1998).
10.11   Third Amendment to the Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended June
        30, 2000).
10.12 Amended and Restated Stock Compensation Program (incorporated by reference to Exhibit 10.11 to Jones Lang LaSalle Incorporated's
        Annual Report on Form 10-K for the fiscal year ended December 31,
        1999).
10.13   Description of Management Incentive Plan (incorporated by reference to Exhibit 10.8 to Jones Lang LaSalle Incorporated's Annual Report
        on Form 10-K for the fiscal year ended December 31, 1997).
10.14   Registration Rights Agreement, dated as of April 22, 1997, by and among Jones Lang LaSalle Incorporated, DEL-LPL Limited Partnership, DEL-LPAML Limited Partnership, DSA-LSPL, Inc., DSA-LSAM, Inc. and Galbreath Holdings, LLC (incorporated by reference to Exhibit 10.14 to Jones Lang LaSalle Incorporated's Registration Statement on Form
        S-1 (File No. 333-25741)).
10.15   Form of Indemnification Agreement with Executive Officers and
        Directors (incorporated by Reference to Exhibit 10.14 to the Annual Report on Form 10-K for the year ended December 31, 1998).
10.16   Severance Pay Plan (incorporated by reference to Exhibit 10.15 to
        Jones Lang LaSalle Incorporated's Annual Report on Form 10-K for
        the fiscal year ended December 31, 1999).
10.17 Senior Executive Service Agreement with Christopher A. Peacock (incorporated by reference to Exhibit 10.16 to Jones Lang LaSalle Incorporated's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).
10.18 Senior Executive Service Agreement with Robert Orr (incorporated by reference to Exhibit 10.17 to Jones Lang LaSalle Incorporated's
        Annual Report on Form 10-K for the fiscal year ended December 31,
        1999).
10.19   Consent Agreement, dated as of April 15, 1997, by and among
        DSA-LSPL, Inc., DSA-LSAM, Inc., DEL-LPL Limited Partnership,
        DEL-LPAML Limited Partnership, DEL/LaSalle Finance Company, L.L.C., LaSalle Partners Limited Partnership and LaSalle Partners
        Management Limited Partnership (incorporated by reference to
        Exhibit 10.16 to Jones Lang LaSalle Incorporated's Registration Statement on Form S-1 (File No. 333-25741)).
10.20 Consent Agreement, dated as of April 22, 1997, by and among the Stockholders of The Galbreath Company and The Galbreath Company of California, Inc., Galbreath Holdings, LLC, DEL-LPL Limited
        Partnership, DEL-LPAML Limited Partnership, DEL/LaSalle Finance Company, L.L.C., LaSalle Partners Limited Partnership and LaSalle Partners Management Limited Partnership (incorporated by reference to Exhibit 10.17 to Jones Lang LaSalle Incorporated's Registration Statement on Form S-1 (File No. 333-25741)).
10.21 Purchase Agreement by and among Jones Lang LaSalle Incorporated and Lend Lease Corporation Limited, and the subsidiaries of Lend Lease Corporation Limited named herein dated August 31, 1998
        (incorporated by reference to Exhibit 2(a) to Jones Lang LaSalle Incorporated's Current Report on Form 8-K dated October 1, 1998
        (filed October 15, 1998)).
12      Computation of Ratio of Earnings to Fixed Charges.*
21      List of Subsidiaries.*
23.1    Consent of KPMG LLP.*
23.2 Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois) (included in Exhibit 5.1).
23.3    Consent of Piper Marbury Rudnick & Wolfe LLP (included in Exhibit 5.2).
23.4    Consent of Loyens & Loeff (included in Exhibit 5.3).
23.5    Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
        Exhibit 5.4).
24 Powers of Attorney (included on signature pages to the registration statement).
25 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the indenture.*
99.1    Form of Letter of Transmittal.*
99.2    Form of Notice of Guaranteed Delivery.*
99.3 Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.*
99.4    Form of Letter to Clients.*

-----------------
* Filed herewith.
** To be filed by amendment.

        (b)  Financial Statement Schedules:

        Financial statement schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto incorporated herein by reference.

ITEM 22.   UNDERTAKINGS

        The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrants' annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Each of Jones Lang LaSalle Incorporated, Jones Lang LaSalle Americas, Inc., LaSalle Investment Management, Inc., Jones Lang LaSalle International, Inc., Jones Lang LaSalle Co-Investment, Inc. and LaSalle Hotel Advisors, Inc. hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        Each of Jones Lang LaSalle Finance B.V. and Jones Lang LaSalle Limited hereby undertakes:

               (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and

               (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

        The undersigned registrants hereby undertake to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions described in Item 20 above, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by them is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




                                 SIGNATURES

        Pursuant to the requirements of the Securities Act, Jones Lang LaSalle Finance B.V. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on October 17, 2000.

                                         JONES LANG LASALLE FINANCE B.V.


                                          By: /s/ Brian P. Hake
                                              --------------------------------
                                              Name: Brian P. Hake
                                              Title: Managing Director

                             POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart L. Scott, Christopher A. Peacock, William E. Sullivan, Peter C. Roberts, Nicholas J. Willmott, Robert K. Hagan and Fritz E. Freidinger and each of them his, her or its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 17th day of October, 2000.

SIGNATURE                                   TITLE


/s/ Brian P. Hake                           Managing Director
----------------------------------------
Brian P. Hake


/s/ Henricus T.M. Teeuwisse                 Managing Director
----------------------------------------
 Henricus T.M. Teeuwisse

JONES LANG LASALLE                          Authorized Representative
  INCORPORATED                                in the United States


  By: /s/ William E. Sullivan
      -----------------------------------
  Name:  William E. Sullivan
  Title: Executive Vice President,
         Chief Financial Officer and
         Secretary




                                 SIGNATURES

        Pursuant to the requirements of the Securities Act, Jones Lang LaSalle Incorporated has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on October 17, 2000.

                                      JONES LANG LASALLE INCORPORATED


                                       By: /s/ Stuart L. Scott
                                          ------------------------------
                                           Name: Stuart L. Scott
                                           Title: Chairman of the Board
                                                  and Chief Executive Officer

                                       POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart L. Scott, Christopher A. Peacock, William E. Sullivan, Peter C. Roberts, Nicholas J. Willmott, Robert K. Hagan and Fritz E. Freidinger and each of them his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 17th day of October, 2000.

SIGNATURE                                   TITLE


/s/ Stuart L. Scott                       Chairman of the Board and
------------------------------------      Chief Executive Officer and Director
Stuart L. Scott                           (Principal Executive Officer)

/s/ Christopher A. Peacock                President, Deputy Chief
------------------------------------      Executive Officer, Chief
Christopher A. Peacock                    Operating Officer and Director

/s/ William E. Sullivan                   Executive Vice President, Chief
------------------------------------      Financial Officer and Secretary
William E. Sullivan                       (Principal Financial Officer)

/s/ Nicholas J. Willmott                  Senior Vice President and
-----------------------------------       Global Controller
Nicholas J. Willmott

/s/ Christopher M.G. Brown                Director
Christopher M.G. Brown

/s/ Henri-Claude de Bettignies            Director
-----------------------------------
Henri-Claude de Bettignies


/s/ Darryl Hartley-Leonard                Director
-----------------------------------
Darryl Hartley-Leonard


/s/ Derek A. Higgs                        Director
-----------------------------------
Derek A. Higgs


/s/ David K.P. Li                         Director
-----------------------------------
David K.P. Li


/s/ Clive J. Pickford                     Director
-----------------------------------
Clive J. Pickford


/s/ M.G. Rose                             Vice Chairman and Director
-----------------------------------
M.G. Rose


/s/ Michael J. Smith                      Vice Chairman and Director
-----------------------------------
Michael J. Smith


/s/ Thomas C. Theobald                    Director
-----------------------------------
 Thomas C. Theobald


/s/ Lynn C. Thurber                       Director
-----------------------------------
 Lynn C. Thurber


/s/ John R. Walter                        Director
-----------------------------------
John R Walter


/s/ Earl E. Webb                          Director
-----------------------------------
Earl E. Webb




                                 SIGNATURES

        Pursuant to the requirements of the Securities Act, Jones Lang LaSalle Americas, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on October 17, 2000.

                            JONES LANG LASALLE AMERICAS, INC.


                             By: /s/ William E. Sullivan
                                ----------------------------------
                                 Name:  William E. Sullivan
                                 Title: Executive Vice President and Secretary


                             POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart L. Scott, Christopher A. Peacock, William E. Sullivan, Peter C. Roberts, Nicholas J. Willmott, Robert K. Hagan and Fritz E. Freidinger and each of them his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 17th day of October, 2000.

        SIGNATURE                   TITLE

/s/ Earl E. Webb                    President, Chief Executive Officer
------------------------------      and Director
Earl E. Webb                        (Principal Executive Officer)

/s/ Vivian I. Mumaw                 Senior Vice President, Chief
------------------------------      Financial Officer and Director
Vivian I. Mumaw                     (Principal Financial and Accounting Officer)


/s/ Peyton H. Owen                  Executive Vice President and Director
-----------------------------
Peyton H. Owen




                                 SIGNATURES

        Pursuant to the requirements of the Securities Act, LaSalle Investment Management, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on October 17, 2000.

                                LASALLE INVESTMENT MANAGEMENT,
                                INC.


                                 By: /s/ William E. Sullivan
                                    ----------------------------------
                                     Name:  William E. Sullivan
                                     Title: Executive Vice President, Chief
                                            Financial Officer and Secretary


                             POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart L. Scott, Christopher A. Peacock, William E. Sullivan, Peter C. Roberts, Nicholas J. Willmott, Robert K. Hagan and Fritz E. Freidinger and each of them his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 17th day of October, 2000.

        SIGNATURE                   TITLE

/s/ Lynn C. Thurber                 Chief Executive Officer and Director
-----------------------------       (Principal Executive Officer)
Lynn C. Thurber

/s/ William E. Sullivan             Executive Vice President, Chief
-----------------------------       Financial Officer and Secretary
William E. Sullivan                 (Principal Financial and Accounting Officer)

/s/ Stephen A. Smith                Managing Director and Director
-----------------------------
Stephen A. Smith


/s/ Kimball C. Woodrow              Managing Director and Director
-----------------------------
Kimball C. Woodrow




                                 SIGNATURES

        Pursuant to the requirements of the Securities Act, Jones Lang LaSalle International, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on October 17, 2000.

                            JONES LANG LASALLE INTERNATIONAL,
                            INC.


                             By: /s/ William E. Sullivan
                                ----------------------------------
                                 Name:  William E. Sullivan
                                 Title: Executive Vice President and Secretary


                             POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart L. Scott, Christopher A. Peacock, William E. Sullivan, Peter C. Roberts, Nicholas J. Willmott, Robert K. Hagan and Fritz E. Freidinger and each of them his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 17th day of October, 2000.

SIGNATURE                           TITLE

/s/ Stuart L. Scott                 Chairman and Director
-----------------------------       (Principal Executive Officer)
Stuart L. Scott


/s/ William E. Sullivan             Executive Vice President, Secretary
-----------------------------       and Director
William E. Sullivan                 (Principal Financial and
                                    Accounting Officer)





                                 SIGNATURES

        Pursuant to the requirements of the Securities Act, Jones Lang LaSalle Co-Investment, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on October 17, 2000.

                               JONES LANG LASALLE CO-INVESTMENT,
                               INC.


                                By: /s/ William E. Sullivan
                                   ----------------------------------
                                   Name:  William E. Sullivan
                                   Title: Executive Vice President,
                                          Chief Financial Officer and Secretary


                             POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart L. Scott, Christopher A. Peacock, William E. Sullivan, Peter C. Roberts, Nicholas J. Willmott, Robert K. Hagan and Fritz E. Freidinger and each of them his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 17th day of October, 2000.

SIGNATURE                           TITLE


/s/ Stuart L. Scott                 Chairman and Director
-----------------------------       (Principal Executive Officer)
Stuart L. Scott


/s/ William E. Sullivan             Executive Vice President, Chief Financial
-----------------------------       Officer, Secretary and Director
William E. Sullivan                 (Principal Financial and
                                    Accounting Officer)

/s/ Lynn C. Thurber                 Director
----------------------------
 Lynn C. Thurber




                                 SIGNATURES

        Pursuant to the requirements of the Securities Act, LaSalle Hotel Advisors, Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Chicago, state of Illinois, on October 17, 2000.

                                       LASALLE HOTEL ADVISORS, INC.


                                        By: /s/ William E. Sullivan
                                           ----------------------------------
                                            Name:  William E. Sullivan
                                            Title: Executive Vice President


                             POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart L. Scott, Christopher A. Peacock, William E. Sullivan, Peter C. Roberts, Nicholas J. Willmott, Robert K. Hagan and Fritz E. Freidinger and each of them his or her true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 17th day of October, 2000.

SIGNATURE                           TITLE


/s/ Jonathan E. Bortz               Chairman and Chief Executive
-----------------------------       Officer and Director
Jonathan E. Bortz                   (Principal Executive Officer)

/s/ William E. Sullivan             Executive Vice President
-----------------------------       and Director (Principal Financial
William E. Sullivan                 and Accounting Officer)

/s/ Stuart L. Scott                 Director
-----------------------------
Stuart L. Scott

/s/ Michael D. Barnello             Director
-----------------------------
Michael D. Barnello




                                 SIGNATURES

        Pursuant to the requirements of the Securities Act, Jones Lang LaSalle Limited has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of London, England, on October 17, 2000.

                                        JONES LANG LASALLE LIMITED


                                         By: /s/ Antony H. Jones
                                            ---------------------------------
                                             Name:  Antony H. Jones
                                             Title: Company Secretary

                             POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stuart L. Scott, Christopher A. Peacock, William E. Sullivan, Peter C. Roberts, Nicholas J. Willmott, Robert K. Hagan and Fritz E. Freidinger and each of them his, her or its true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him, her or it and in his, her or its name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he, she or it might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on this 17th day of October, 2000.


SIGNATURE                                   TITLE


/s/ J. Andrew Jenkins                       Director
-----------------------------
J. Andrew Jenkins


/s/ Robert S. Orr                           Director
-----------------------------
Robert S. Orr


/s/ Thomas R. Whittaker                     Director
-----------------------------
Thomas R. Whittaker


/s/ Alastair Hughes                         Director
-----------------------------
Alastair Hughes




JONES LANG LASALLE                          Authorized Representative
INCORPORATED                                in the United States


By: /s/ William E. Sullivan
    -----------------------------------
    Name:  William E. Sullivan
    TitleExecutive Vice President,
         Chief Financial Officer and
         Secretary




                               EXHIBIT INDEX


Exhibit
   No.                              Description
-------                             -----------

2.1     Subscription Agreement (incorporated by reference to Exhibit 2.01 to Jones Lang LaSalle Incorporated's Registration Statement on Form
        S-1 (File No. 333-25741)).
2.2     Purchase and Sale Agreement, dated as of October 21, 1998, as amended, with respect to the acquisition by Jones Lang LaSalle Incorporated of the JLW Parent Companies operating in Europe and the U.S.A. (the "Europe/USA Agreement") (incorporated by reference to Exhibit 10.1 to Jones Lang LaSalle Incorporated's Current Report
        on Form 8-K dated October 22, 1998 (filed December 9, 1998)).
2.3     Purchase and Sale Agreement, dated as of October 21, 1998, as amended, with respect to the acquisition by Jones Lang LaSalle Incorporated of the JLW Parent Companies operating in Australia and
        New Zealand (the "Australasia Agreement") (incorporated by reference to Exhibit 10.2 to Jones Lang LaSalle Incorporated's
        Current Report on Form 8-K dated October 22, 1998 (filed December
        9, 1998)).
2.4     Purchase and Sale Agreement, dated as of October 21, 1998, as amended, with respect to the acquisition by Jones Lang LaSalle Incorporated of the JLW Parent Companies operating in Asia (the
        "Asia Agreement") (incorporated by reference to Exhibit 10.3 to
        Jones Lang LaSalle Incorporated's Current Report on Form 8-K dated October 22, 1998 (filed December 9, 1998)).
2.5     Form of Purchase and Sale Joinder Agreement, dated as of October
        21, 1998, by and among Jones Lang LaSalle Incorporated and each of the shareholders selling equity interests in the JLW Parent
        Companies under the Europe/USA Agreement (incorporated by reference to Exhibit 10.4 to Jones Lang LaSalle Incorporated's Current Report
        on Form 8-K dated October 22, 1998 (filed December 9, 1998)).
2.6     Form of Purchase and Sale Joinder Agreement, dated as of October
        21, 1998, by and among Jones Lang LaSalle Incorporated and each of the shareholders selling equity interests in the JLW Parent
        Companies under the Australasia Agreement (incorporated by reference to Exhibit 10.5 to Jones Lang LaSalle Incorporated's
        Current Report on Form 8-K dated October 22, 1998 (filed December
        9, 1998)).
2.7     Form of Purchase and Sale Joinder Agreement, dated as of October
        21, 1998, by and among Jones Lang LaSalle Incorporated and each of the shareholders selling equity interests in the JLW Parent
        Companies under the Asia Agreement (incorporated by reference to
        Exhibit 10.6 to Jones Lang LaSalle Incorporated's Current Report on Form 8-K dated October 22, 1998 (filed December 9, 1998)).
2.8     Form of Indemnity and Escrow Agreement, dated as of October 21,
        1998, by and among Jones Lang LaSalle Incorporated, certain subsidiaries of Jones Lang LaSalle Incorporated and each of the shareholders selling equity interests in the JLW Parent Companies under the Europe/USA Agreement, the Australasia Agreement and the
        Asia Agreement (incorporated by reference to Exhibit 10.7 to Jones
        Lang LaSalle Incorporated's Current Report on Form 8-K dated
        October 22, 1998 (filed December 9, 1998)).
2.9 Form of Stockholder Agreement, dated as of October 21, 1998, by and among Jones Lang LaSalle Incorporated and each of the persons receiving shares of common stock under the Europe/USA Agreement, the Australasia Agreement and the Asia Agreement (incorporated by reference to Exhibit 10.8 to Jones Lang LaSalle Incorporated's
        Current Report on Form 8-K dated October 22, 1998 (filed December
        9, 1998)).
2.10 Form of Stockholder Agreement, dated as of October 21, 1998, by and among Jones Lang LaSalle Incorporated and each of the partners of DEL-LPL Limited Partnership and DEL-LPAML Limited Partnership who
        was an employee of Jones Lang LaSalle Incorporated in October 1998 and who received shares of Common Stock in connection with the dissolution of DEL-LPL Limited Partnership and DEL-LPAML Limited Partnership (incorporated by reference to Exhibit 10.9 to Jones
        Lang LaSalle Incorporated's Current Report on From 8-K dated
        October 22, 1998 (filed December 9, 1998)).
3.1     Charter of Jones Lang LaSalle Incorporated.*
3.2     Second Amended and Restated Bylaws of Jones Lang LaSalle
        Incorporated (incorporated by reference to Exhibit 4.2 to Jones
        Lang LaSalle Incorporated's Current Report on Form 8-K dated March
        11, 1999 (filed March 24, 1999)).
3.3 Articles of Association of Jones Lang LaSalle Finance B.V. (English Translation of Dutch Original).*
3.4     Charter of Jones Lang LaSalle Americas, Inc.*
3.5     Bylaws of Jones Lang LaSalle Americas, Inc.*
3.6     Charter of LaSalle Investment Management, Inc.*
3.7     Bylaws of LaSalle Investment Management, Inc.*
3.8     Certificate of Incorporation of Jones Lang LaSalle International, Inc.*
3.9     Bylaws of Jones Lang LaSalle International, Inc.*
3.10    Charter of Jones Lang LaSalle Co-Investment, Inc.*
3.11    Bylaws of Jones Lang LaSalle Co-Investment, Inc.*
3.12    Articles of Incorporation of LaSalle Hotel Advisors, Inc.*
3.13    Bylaws of LaSalle Hotel Advisors, Inc.*
3.14    Memorandum of Association of Jones Lang LaSalle Limited.*
3.15    Articles of Association of Jones Lang LaSalle Limited.*
4.1 Form of certificate representing shares of Jones Lang LaSalle Incorporated common stock (incorporated by reference to Exhibit 4.3 to Jones Lang LaSalle Incorporated's Current Report on Form 8-K
        dated March 11, 1999 (filed March 24, 1999)).
4.2     Indenture, dated July 26, 2000, among Jones Lang LaSalle Finance
        B.V., Jones Lang LaSalle Incorporated, as parent Guarantor, Jones
        Lang LaSalle Americas, Inc., LaSalle Investment Management, Inc.,
        Jones Lang LaSalle International, Inc., Jones Lang LaSalle Co-Investment, Inc., LaSalle Hotel Advisors, Inc. and Jones Lang LaSalle Limited, as Guarantors, and The Bank of New York, as
        trustee (incorporated by reference to Exhibit 4.1 to Jones Lang
        LaSalle Incorporated's Quarterly Report on Form 10-Q for the
        quarterly period ended June 30, 2000).
4.3     Form of Note (included in Exhibit 4.2).
4.4     Registration Rights Agreement, dated July 19, 2000, among Jones
        Lang LaSalle Finance B.V., Jones Lang LaSalle Incorporated, Jones
        Lang LaSalle Americas, Inc., LaSalle Investment Management, Inc.,
        Jones Lang LaSalle International, Inc., Jones Lang LaSalle Co-Investment, Inc., LaSalle Hotel Advisors, Inc., Jones Lang
        LaSalle Limited, Morgan Stanley & Co. International Limited, Bank
        of America International Limited, BMO Nesbitt Burns Corp., and
        Chase Manhattan International Limited (incorporated by reference to
        Exhibit 4.1 to Jones Lang LaSalle Incorporated's Quarterly Report
        on Form 10-Q for the quarterly period ended June 30, 2000).
5.1     Opinion of Skadden, Arps, Slate, Meagher & Flom (Illinois).**
5.2     Opinion of Piper Marbury Rudnick & Wolfe LLP.**
5.3     Opinion of Loyens & Loeff.**
5.4     Opinion of Skadden, Arps, Slate, Meagher & Flom LLP.**
10.1    Second Amended and Restated Multicurrency Credit Agreement, dated as of July 26, 2000 (incorporated by reference to Exhibit 10.1 to
        Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for
        the quarterly period ended June 30, 2000).
10.2    Contribution and Exchange Agreement, dated as of April 21, 1997, by and among DEL-LPL Limited Partnership, DEL-LPAML Limited
        Partnership, LaSalle Partners Limited Partnership, LaSalle Partners Management Limited Partnership, The Galbreath Company, The
        Galbreath Company of California, Inc., Galbreath Holdings, LLC and
        the Stockholders of The Galbreath Company (incorporated by reference to Exhibit 10.08 to Jones Lang LaSalle Incorporated's Registration Statement on Form S-1 (File No. 333-25741)).
10.3    Asset Purchase Agreement, dated as of December 31, 1996, by and among LaSalle Construction Limited Partnership, LaSalle Partners Limited Partnership, Clune Construction Company, L.P. and Michael
        T. Clune (incorporated by reference to Exhibit 10.10 to Jones Lang LaSalle Incorporated's Registration Statement on Form S-1 (File No. 333-25741)).
10.4    1997 Stock Award and Incentive Plan (incorporated by reference to
        Exhibit 99.2 to Jones Lang LaSalle Incorporated's Registration Statement on Form S-8 (File No. 333-42193)).
10.5 Amendment to Jones Lang LaSalle Incorporated's 1997 Stock Award and Incentive Plan (incorporated by reference to Exhibit 10.1 to Jones
        Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1998).
10.6 Second Amendment to the 1997 Stock Award and Incentive Plan (incorporated by reference to Exhibit 10.1 to Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999).
10.7 Third Amendment to the 1997 Stock Award and Incentive Plan (incorporated by reference to Exhibit 10.2 to Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1999).
10.8    Employee Stock Purchase Plan (incorporated by reference to Exhibit
        99.1 to Jones Lang LaSalle Incorporated's Registration Statement on Form S-8 (File No. 333-42193)).
10.9    First Amendment to the Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended June
        30, 1998).
10.10   Second Amendment to the Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.3 to Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended
        September 30, 1998).
10.11   Third Amendment to the Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.2 to Jones Lang LaSalle Incorporated's Quarterly Report on Form 10-Q for the quarterly period ended June
        30, 2000).
10.12 Amended and Restated Stock Compensation Program (incorporated by reference to Exhibit 10.11 to Jones Lang LaSalle Incorporated's
        Annual Report on Form 10-K for the fiscal year ended December 31,
        1999).
10.13   Description of Management Incentive Plan (incorporated by reference to Exhibit 10.8 to Jones Lang LaSalle Incorporated's Annual Report
        on Form 10-K for the fiscal year ended December 31, 1997).
10.14   Registration Rights Agreement, dated as of April 22, 1997, by and among Jones Lang LaSalle Incorporated, DEL-LPL Limited Partnership, DEL-LPAML Limited Partnership, DSA-LSPL, Inc., DSA-LSAM, Inc. and Galbreath Holdings, LLC (incorporated by reference to Exhibit 10.14 to Jones Lang LaSalle Incorporated's Registration Statement on Form
        S-1 (File No. 333-25741)).
10.15   Form of Indemnification Agreement with Executive Officers and
        Directors (incorporated by Reference to Exhibit 10.14 to the Annual Report on Form 10-K for the year ended December 31, 1998).
10.16   Severance Pay Plan (incorporated by reference to Exhibit 10.15 to
        Jones Lang LaSalle Incorporated's Annual Report on Form 10-K for
        the fiscal year ended December 31, 1999).
10.17 Senior Executive Service Agreement with Christopher A. Peacock (incorporated by reference to Exhibit 10.16 to Jones Lang LaSalle Incorporated's Annual Report on Form 10-K for the fiscal year ended December 31, 1999).
10.18 Senior Executive Service Agreement with Robert Orr (incorporated by reference to Exhibit 10.17 to Jones Lang LaSalle Incorporated's
        Annual Report on Form 10-K for the fiscal year ended December 31,
        1999).
10.19   Consent Agreement, dated as of April 15, 1997, by and among
        DSA-LSPL, Inc., DSA-LSAM, Inc., DEL-LPL Limited Partnership,
        DEL-LPAML Limited Partnership, DEL/LaSalle Finance Company, L.L.C., LaSalle Partners Limited Partnership and LaSalle Partners
        Management Limited Partnership (incorporated by reference to
        Exhibit 10.16 to Jones Lang LaSalle Incorporated's Registration Statement on Form S-1 (File No. 333-25741)).
10.20 Consent Agreement, dated as of April 22, 1997, by and among the Stockholders of The Galbreath Company and The Galbreath Company of California, Inc., Galbreath Holdings, LLC, DEL-LPL Limited
        Partnership, DEL-LPAML Limited Partnership, DEL/LaSalle Finance Company, L.L.C., LaSalle Partners Limited Partnership and LaSalle Partners Management Limited Partnership (incorporated by reference to Exhibit 10.17 to Jones Lang LaSalle Incorporated's Registration Statement on Form S-1 (File No. 333-25741)).
10.21 Purchase Agreement by and among Jones Lang LaSalle Incorporated and Lend Lease Corporation Limited, and the subsidiaries of Lend Lease Corporation Limited named herein dated August 31, 1998
        (incorporated by reference to Exhibit 2(a) to Jones Lang LaSalle Incorporated's Current Report on Form 8-K dated October 1, 1998
        (filed October 15, 1998)).
12      Computation of Ratio of Earnings to Fixed Charges.*
21      List of Subsidiaries.*
23.1    Consent of KPMG LLP.*
23.2    Consent of Skadden, Arps, Slate, Meagher & Flom (Illinois)
        (included in Exhibit 5.1).
23.3    Consent of Piper Marbury Rudnick & Wolfe LLP (included in Exhibit
        5.2).
23.4    Consent of Loyens & Loeff (included in Exhibit 5.3).
23.5    Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in
        Exhibit 5.4).
24 Powers of Attorney (included on signature pages to the registration statement).
25 Form T-1 Statement of Eligibility of The Bank of New York to act as trustee under the indenture.*
99.1    Form of Letter of Transmittal.*
99.2    Form of Notice of Guaranteed Delivery.*
99.3    Form of Letter to Brokers, Dealers, Commercial Banks, Trust
        Companies and Other Nominees.*
99.4    Form of Letter to Clients.*

------------------------------
* Filed herewith.
** To be filed by amendment.